As filed with the Securities and Exchange Commission on December 7, 2005

                                                      Registration No. 333-_____
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                       GE COMMERCIAL MORTGAGE CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   02-0666931
                     (I.R.S. Employer Identification Number)

                               292 Long Ridge Road
                           Stamford, Connecticut 06927
                                 (203) 357-4000

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              CT Corporation System
                          101 Federal Street, Suite 300
                           Boston, Massachusetts 02110
                                 (617) 757-6400

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 --------------

                                   Copies to:

            Pat Deluca                                  Anna H. Glick, Esq.
GE Commercial Mortgage Corporation                 Cadwalader, Wickersham & Taft
        292 Long Ridge Road                          One World Financial Center
    Stamford, Connecticut 06927                       New York, New York 10281

            Approximate date of commencement of proposed sale to the public:
From time to time on or after the effective date of this Registration Statement.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                       Amount to be      Proposed maximum            Proposed maximum        Amount of registration
Title of securities to be registered  registered(1)   offering price per unit  aggregate offering price(2)           fee (3)
 Mortgage Pass-Through Certificates   $5,514,231,000           100%                   $5,514,231,000                 $107.00
====================================================================================================================================

            (1) Includes $5,513,231,000 of unsold Mortgage Pass-Through Certificates registered on Registration Statement No. 333-125248.

            (2) Estimated solely for the purpose of calculating the registration fee.

            (3) In accordance with Rule 457(o) of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended.

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

            Pursuant to Rule 429 of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, the Prospectus and Prospectus Supplement contained in this Registration Statement also relate to the Registrant's Registration Statement on Form S-3 (Registration No. 333-125248), which was initially filed with the Securities and Exchange Commission on May 25, 2005, as amended by that certain Pre-Effective Amendment No. 1, which was filed on June 6, 2005 (collectively, the "Prior Registration Statement") and the $5,513,231,000 of unsold Mortgage Pass-Through Certificates registered on the Prior Registration Statement.

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated _____________, 200_

PROSPECTUS SUPPLEMENT(1)
(To prospectus dated _______ __, 200_)

                          $______________ (Approximate)

                       GE Commercial Mortgage Corporation
                                    Depositor
                               GECMC Trust 200_-_
                                 Issuing Entity
                      General Electric Capital Corporation
                                      [and]
                                 [____________]
                                   Sponsor[s]
                                 [____________]
                             Mortgage Loan Seller[s]

          Commercial Mortgage Pass-Through Certificates, Series 200_-_

                                   ----------

      GE Commercial Mortgage Corporation is offering certain classes of the Series 200_-_ Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will primarily be ___ mortgage loans secured by first liens on ___ commercial and multifamily properties and are generally the sole source of payments on the certificates. Distributions on the Certificates will be made monthly on each distribution date in accordance with the priorities described herein, commencing on ____, 200_. The Series 200_-_ Certificates will be issued by the issuing entity and are not obligations of GE Commercial Mortgage Corporation, The General Electric Company, General Electric Capital Corporation, the Underwriter[s] or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity. [Name of Swap Counterparty] [Name of Credit Enhancement Provider, Liquidity Provider or Derivatives Provider] will be providing an [interest rate swap contract] [identify credit enhancement, liquidity support or derivatives instrument] with respect to the Class [A-3FL] [__]_ Certificates, as described herein under "The [Swap Contract] [identify credit enhancement, liquidity support or derivatives instrument]." Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described in this prospectus supplement under "Description of the Certificates--Subordination; Allocation of Collateral Support Deficit."

                                   ----------

Certain characteristics of the offered certificates include:

                Initial Class Certificate                                     Assumed Final                      Rated Final
                   Balance or Notional      Pass-Through     Pass-Through     Distribution    Expected Ratings   Distribution
                       Amount (1)               Rate       Rate Description     Date (2)         (___/___)        Date [(6)]
                -------------------------   ------------   ----------------   -------------   ----------------   ------------
Class A-1
Class A-1A
Class A-2
[Class A-3FL]                                                 [Floating]
[Class X]                                      [(4)]
[Class PO]                                     [(5)]
Class B
Class C
Class D
Class E

(Footnotes to table on page S-[1])

                                   ----------

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

      GE Commercial Mortgage Corporation will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association such as NASDAQ.

                                   ----------

      Investing in the offered certificates involves risks. See "Risk Factors" beginning on page __ in this prospectus supplement and page __ of the prospectus.

                                   ----------

      The underwriter, __________, will purchase the offered certificates from GE Commercial Mortgage Corporation and will offer them to the public at negotiated prices, plus accrued interest, determined at the time of sale. [__________] also expects to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on __________, 200_. We expect to receive from this offering approximately _____% of the initial principal amount of the offered certificates, plus accrued interest from __________, 200_, [(except, with respect to the Class A-3FL Certificates, [______], 2005)] before deducting expenses payable by us.

                                   ----------

                                _______ __, 200_

----------

(1) This form of Prospectus Supplement is representative of the form of prospectus supplement that may typically be used in a particular transaction. The provisions in this form may change from transaction to transaction, whether or not the provisions are bracketed in the form to reflect the specific parties, the structure of the certificates, servicing provisions, asset pool, provisions of the pooling and servicing agreement and other matters. In all cases, the provisions in the prospectus supplement will be consistent in material respects with the provisions in the prospectus.

                       GE Commercial Mortgage Corporation
                       ----------------------------------
          Commercial Mortgage Pass-Through Certificates, Series 200_--

                     [Geographic Overview of Mortgage Pool]

              Important Notice About Information Presented In This Prospectus Supplement And The Accompanying Prospectus

      Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

      You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

      This prospectus supplement begins with several introductory sections describing the Series 200_- certificates and the trust in abbreviated form:

      Summary of Certificates, commencing on page S-__ of this prospectus supplement, which sets forth important statistical information relating to the certificates;

      Summary of Terms, commencing on page S-__ of this prospectus supplement, which gives a brief introduction of the key features of the Series 200_-__ certificates and a description of the mortgage loans; and

      Risk Factors, commencing on page S-__ of this prospectus supplement, which describe risks that apply to the Series 200_-__ certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

      This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

      Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page S-__ in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page __ in the prospectus.

      In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to GE Commercial Mortgage Corporation.

                                   ----------

Until ________ __, 200_ all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                   ----------

                  [Insert Chart Depicting Subordination Levels]

                                TABLE OF CONTENTS

SUMMARY OF TERMS............................................................S-10

RISK FACTORS................................................................S-36

      Geographic Concentration Entails Risks................................S-36
      Risks Relating to Loan Concentrations.................................S-36
      Borrower Organization Considerations..................................S-39
      [Risks Relating to Enforceability of Cross-Collateralization].........S-39
      Ability to Incur Other Borrowings Entails Risk........................S-40
      Borrower May Be Unable to Repay Remaining Principal Balance on
            Maturity Date [or Anticipated Prepayment Date]..................S-41
      Commercial and Multifamily Lending Is Dependent Upon Net
            Operating Income................................................S-41
      The Prospective Performance of the Mortgage Loans in the Trust
            Fund Should be Evaluated Separately from the Performance
            of Mortgage Loans in Other Trusts Formed by the Depositor.......S-42
      Tenant Concentration Entails Risk.....................................S-43
      [Ground Leases].......................................................S-43
      Mortgaged Properties Leased to Multiple Tenants Also Have Risks.......S-44
      Tenant Bankruptcy Entails Risks.......................................S-44
      Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed......S-44
      Risks to the Mortgaged Properties Relating to Terrorist Attacks.......S-44
      Recent Developments May Increase the Risk of Loss on the
            Mortgage Loans..................................................S-44
      Recent Hurricanes.....................................................S-45
      [Retail Properties Have Special Risks]................................S-45
      [Office Properties Have Special Risks]................................S-46
      [Hotel Properties Have Special Risks].................................S-46
      [Multifamily Properties Have Special Risks]...........................S-47
      Manufactured Housing Community Properties Have Special Risks..........S-47
      [Warehouse/Industrial Properties Have Special Risks]..................S-48
      [Credit Lease Properties Have Special Risks]..........................S-48
      [Risks Relating to Section 8 Multifamily Properties]..................S-49
      Certain Additional Risks Relating to Tenants..........................S-50
      Some Mortgaged Properties May Not Be Readily Convertible to
            Alternative Uses................................................S-50
      Lack of Skillful Property Management Entails Risks....................S-50
      Limitations of Appraisals.............................................S-51
      Your Lack of Control Over Trust Fund Can Create Risks.................S-51
      Potential Conflicts of Interest.......................................S-51
      Directing Certificateholder May Direct Special Servicer Actions.......S-52
      [Floating Rate Mortgage Loans/Risks Relating to Interest Rate
            Cap Agreements].................................................S-52
      Risks Relating to Prepayments and Repurchases.........................S-53
      [Sensitivity to LIBOR and Yield Considerations........................S-55
      [Risks Relating to the Swap Contract..................................S-55
      Risks Relating to Enforceability of Prepayment Premiums or
            Defeasance Provisions...........................................S-56
      Risks Relating to Borrower Default....................................S-56
      Risks Relating to Certain Payments....................................S-57
      Risks of Limited Liquidity and Market Value...........................S-57
      Different Timing of Mortgage Loan Amortization Poses Certain Risks....S-57
      Subordination of Subordinate Offered Certificates.....................S-57
      Environmental Risks Relating to the Mortgaged Properties..............S-57
      Tax Considerations Relating to Foreclosure............................S-58
      Risks Associated with the Absence of or Inadequacy of Insurance
            Coverage........................................................S-58
      Zoning Compliance.....................................................S-60
      Litigation............................................................S-61
      Book-Entry Registration...............................................S-61
      No Reunderwriting of the Mortgage Loans...............................S-61
      Risks of Inspections Relating to Properties...........................S-61
      Mortgage Electronic Registration Systems (MERS).......................S-61
      The Sellers Of The Mortgage Loans Are Subject To Bankruptcy Or
            Insolvency Laws That May Affect The Trust's Ownership Of The
            Mortgage Loans..................................................S-62
      Other Risks...........................................................S-62

THE SPONSOR[S], MORTGAGE LOAN SELLER[S] AND ORIGINATOR[S]...................S-62

      General...............................................................S-62
      Underwriting Standards................................................S-62

THE DEPOSITOR...............................................................S-62

THE ISSUING ENTITY..........................................................S-63

THE MASTER SERVICER.........................................................S-64

      The Servicer..........................................................S-64
      Primary Servicing.....................................................S-65

THE SPECIAL SERVICER........................................................S-65

THE TRUSTEE.................................................................S-66

      General...............................................................S-66
      Duties of the Trustee.................................................S-66
      Certain Matters Regarding the Trustee.................................S-67
      Resignation and Removal of the Trustee................................S-67

PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT................S-68

[CERTAIN LEGAL PROCEEDINGS].................................................S-68

DESCRIPTION OF THE MORTGAGE POOL............................................S-68

      General...............................................................S-68
      [Credit Lease Loans]..................................................S-71
      [Section 8 Housing Assistance Payments Programs]......................S-73
      Significant Mortgage Loans............................................S-73
      APD Loans.............................................................S-74
      Certain Terms and Conditions of the Mortgage Loans....................S-74
 Defeasance; Collateral Substitution........................................S-76
 Due-on-Sale" and "Due-on-Encumbrance" Provisions...........................S-77
      Additional Mortgage Loan Information..................................S-78
      Net Operating Income..................................................S-95
      Underwritten Net Cash Flow............................................S-95
      Assessments of Property Condition.....................................S-97
      Representations and Warranties; Repurchases and Substitutions.........S-97
      Mortgaged Property Accounts..........................................S-100
 Lock Box Accounts.........................................................S-100
 Cash Collateral Accounts..................................................S-100

DESCRIPTION OF THE CERTIFICATES............................................S-101

      General..............................................................S-101
      Book-Entry Registration and Definitive Certificates..................S-102
 General...................................................................S-102
 Definitive Certificates...................................................S-104
      Distributions........................................................S-104
 Method, Timing and Amount.................................................S-104
 Priority..................................................................S-107
 Pass-Through Rates........................................................S-110
 Interest Distribution Amount..............................................S-112
 Principal Distribution Amount.............................................S-113
 Certain Calculations with Respect to Individual Mortgage Loans............S-113
      [Class __ Planned Principal Balance..................................S-114
      Allocation of Prepayment Premiums and Yield Maintenance Charges......S-114
      Assumed Final Distribution Date; Rated Final Distribution Date.......S-116
      Subordination; Allocation of Collateral Support Deficit..............S-116
      Advances.............................................................S-118
      Appraisal Reductions.................................................S-119
      Reports to Certificateholders; Certain Available Information.........S-121
      Voting Rights........................................................S-126
      Termination; Retirement of Certificates..............................S-126
      Retention of Certain Certificates by [an Affiliate of] the
            [Sponsor] [Depositor] [Issuing Entity] [Entity Described in
            Item 1119(a) of Regulation AB].................................S-127

[DESCRIPTION OF THE SWAP CONTRACT..........................................S-127

      General..............................................................S-127
      The Swap Contract....................................................S-128
      The Swap Counterparty................................................S-129
      The [identify credit enhancement, liquidity support or derivatives
            instrument]....................................................S-129
      The Counterparty.....................................................S-129

SERVICING OF THE MORTGAGE LOANS............................................S-129

      General..............................................................S-129
      Replacement of the Special Servicer..................................S-132
      Servicing and Other Compensation and Payment of Expenses.............S-132
      Maintenance of Insurance.............................................S-133
      Modifications, Waiver and Amendments.................................S-134
      Realization Upon Defaulted Mortgage Loans............................S-135
      Sale of Defaulted Mortgage Loans.....................................S-137
      Inspections; Collection of Operating Information.....................S-138

      Certain Matters Regarding the Servicer, the Special Servicer and
            the Depositor..................................................S-139
      Events of Default....................................................S-140
      Rights Upon Event of Default.........................................S-140
      Amendment............................................................S-141
      Evidence of Compliance...............................................S-142

YIELD AND MATURITY CONSIDERATIONS..........................................S-142

      Yield Considerations.................................................S-142
 General...................................................................S-142
 Pass-Through Rate.........................................................S-142
 Rate and Timing of Principal Payments.....................................S-143
 Losses and Shortfalls.....................................................S-144
 Certain Relevant Factors..................................................S-144
 Delay in Payment of Distributions.........................................S-144
 Unpaid Distributable Certificate Interest.................................S-144
      Weighted Average Life................................................S-145
      [Yield Sensitivity of the Class X Certificates.......................S-151

CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................S-152

      [Taxation of the Swap Contract]......................................S-153

METHOD OF DISTRIBUTION.....................................................S-154

LEGAL MATTERS..............................................................S-155

RATING.....................................................................S-155

LEGAL INVESTMENT...........................................................S-156

ERISA CONSIDERATIONS.......................................................S-156

LEGAL ASPECTS OF MORTGAGE LOANS IN [SPECIFY STATE].........................S-159

INDEX OF PRINCIPAL DEFINITIONS.............................................S-160

ANNEX A-I:  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
      PROPERTIES.............................................................A-I
ANNEX A-II:  SIGNIFICANT MORTGAGE LOANS.....................................A-II

                             SUMMARY OF CERTIFICATES

                                                                                              Initial
            Initial Aggregate                                      Assumed        Rated        Pass-      Weighted    Expected
               Certificate                Pass-Through              Final         Final       Through     Average     Ratings
                Balance Or                    Rate               Distribution  Distribution    Rate         Life        ___/
Class      Notional Amount (1)            Description              Date (2)      Date (6)    (Approx.)  (Approx.)(3)    ___
---------  --------------------  ------------------------------  ------------  ------------  ---------  ------------  --------
A-1                 $                         [Fixed]                                             %          yrs.       --/--
A-1A                $                                                                             %          yrs.       --/--
A-2                 $                         [Fixed]                                             %          yrs.       --/--
[A-3FL]                                    [Floating(8)]
[X]                 $            [Variable (Interest Only)(4)]                                    %          yrs.       --/--
[PO]                $            [Variable (Principal Only)(5)]                                   %          yrs.       --/--
B                   $                         [Fixed]                                             %          yrs.       --/--
C                   $                         [Fixed]                                             %          yrs.       --/--
D                   $                         [Fixed]                                             %          yrs.       --/--
E                   $                         [Fixed]                                             %          yrs.       --/--
F                   $                         [Fixed]                 N/A           N/A           %          N/A         N/A
G                   $                         [Fixed]                 N/A           N/A           %          N/A         N/A
H                   $                       [Fixed (7)]               N/A           N/A           %          N/A         N/A

                                                                                              Initial
           Principal Or
             Notional
            Principal
Class       Window (3)
---------  ------------
A-1
A-1A
A-2
[A-3FL]
[X]
[PO]
B
C
D
E
F               N/A
G               N/A
H               N/A

----------

(1)   Approximate, subject to a permitted variance of plus or minus __%.

(2) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

(3) The weighted average life and period during which distributions of principal would be received set forth in the foregoing table with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments [(other than on each anticipated prepayment date, if any), or losses on the mortgage loans and no extensions of maturity dates of mortgage loans that do not have anticipated prepayment dates].

[(4) The pass-through rate on the Class X certificates will be equal to the excess, if any, of (1) the weighted average of the net mortgage rates of the mortgage loans, based on their respective stated principal balances, over (2) the weighted average of the pass-through rates of the other certificates, other than the residual certificates as described in this prospectus supplement.]

[(5) The Class PO certificates will be principal-only certificates, will not have a pass-through rate and will not be entitled to distributions in respect of interest.]

(6) The rated final distribution date for each class of certificates is _________. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

(7) For any distribution date, if the weighted average net mortgage rate as of the first day of the related due period is less than the rate specified for the [Class F, Class G or Class H] certificates with respect to that distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average net mortgage rate.

(8) [The certificate balance of the Class A-3FL certificates will be equal to the certificate balance of the Class A-3FL regular interest. See "Description of the Swap Contract" in this prospectus supplement.

      The pass-through rate applicable to the Class A-3FL certificates on each distribution date will be a per annum rate equal to LIBOR plus [___]%. In addition, under certain circumstances described in this prospectus supplement, the pass-through rate applicable to the Class A-3FL certificates may convert to a fixed rate equal to [___]% per annum. The initial LIBOR rate will be determined on [__], 2005, and subsequent LIBOR rates will be determined two LIBOR business days before the start of the related interest accrual period.]

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

                           RELEVANT PARTIES and DATES

Issuing Entity ..................   The issuing entity is GECMC Trust 200_-_, a
                                    common law trust fund to be formed on the closing date under the laws of the State of New York pursuant to a pooling and servicing agreement by and among the depositor, the trustee, the servicer, the special servicer and the paying agent. See "The Issuing
                                    Entity" in this prospectus supplement.

Depositor .......................   The Depositor is GE Commercial Mortgage
                                    Corporation, a Delaware corporation. The principal executive offices of the Depositor are located at 292 Long Ridge Road,
                                    Stamford, Connecticut 06927. The Depositor is a wholly-owned subsidiary of General
                                    Electric Capital Corporation. All
                                    outstanding common stock of General Electric
                                    Capital Corporation is owned by General
                                    Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by General Electric
                                    Company. See "The Depositor" in the
                                    prospectus.

Servicer ........................   [GEMSA Loan Services, L.P., a Delaware
                                    limited partnership and an affiliate of the Depositor and the Sponsor.].
                                    [_______________.] See "Servicing of the
                                    Mortgage Loans--The Servicer" in this
                                    prospectus supplement. The servicer's
                                    address is _______ and its telephone number is _______. See "Servicing of the Mortgage
                                    Loans-General" in this prospectus
                                    supplement.]

                                    The fee of the servicer will be payable
                                    monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will accrue at a rate, calculated on a basis of a 360-day year consisting of twelve 30-day months equal to ______% per annum and will be computed on the basis of the stated principal balance of the related mortgage loan.

Special Servicer ................   _____________________________________, a
                                    ________ _________. The special servicer's address is _______ and its telephone number is _______. See "Servicing of the Mortgage
                                    Loans--The Special Servicer" in this
                                    prospectus supplement. The principal
                                    compensation to be paid to the special
                                    servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

                                    The special servicing fee will accrue with respect to each specially serviced mortgage loan at a rate equal to ____% per annum calculated on the basis of the stated principal balance of the related specially serviced mortgage loans and on the basis of a 360-day year consisting of twelve 30-day months, and will be payable monthly from the trust fund.

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                                      S-10
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                                    The workout fee will generally be payable
                                    with respect to each mortgage loan which has become a "corrected mortgage loan" (which will occur if a specially serviced mortgage loan becomes a performing mortgage loan for at least 90 days and no additional event of default is foreseeable in the reasonable judgment of the special servicer). The workout fee will be calculated by application of a workout fee rate of ____% to each collection of interest and principal (including scheduled payments, prepayments, balloon Payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a corrected mortgage loan.

                                    A liquidation fee will be payable with
                                    respect to each specially serviced mortgage loan as to which the special servicer obtains a full or discounted payoff with respect thereto from the related borrower and, except as otherwise described herein, with respect to any specially serviced mortgage loan or REO property as to which the Special Servicer receives any liquidation proceeds. The liquidation fee for each specially serviced mortgage loan will be payable from, and will be calculated by application of a liquidation fee of ____% to the related payment or proceeds.

                                    The foregoing compensation to the special servicer will be paid from the applicable distributions on the mortgage loans prior to application of such distributions to make payments on the certificates, and may result in shortfalls in payments to certificateholders.

[Primary Servicer[s]] ...........   [_____________________________________, a
                                    ________ _________, will act as primary
                                    servicer with respect to [__ of] the
                                    underlying mortgage loans[, representing __
                                    % of the initial mortgage pool balance] [, which were originated by __]. See "The
                                    Servicer--Primary Servicing" in this
                                    prospectus supplement.]

Trustee .........................   _____________________________________, a
                                    _______ __________. The trustee's address is
                                    _______ and its telephone number is _______.
                                    See "Description of the Certificates--The
                                    Trustee" in this prospectus supplement. The fee of the trustee will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan, and will accrue at a rate, calculated on a basis of a 360-day year consisting of twelve 30-day months equal to ______% per annum and will be computed on the basis of the stated principal balance of the related mortgage loan.

Paying Agent ....................   _____________________________________, a
                                    _______ __________ will also act as the
                                    certificate registrar and authenticating agent. See "Description of the
                                    Certificates--Paying Agent, Certificate
                                    Registrar and Authenticating Agent" in this prospectus supplement.

Sponsor .........................   [General Electric Capital Corporation] [and
                                    ______,] each has acted as the sponsor with respect to the issuance of the certificates.
                                    The sponsor is the entity that will organize and initiate the issuance of the certificates by transferring or causing the transfer of the mortgage loans to the depositor, which in turn will transfer the mortgage loans to the trust fund which will issue the certificates. See "The Sponsor[s], Mortgage Loan Seller[s] and Originator[s]" in this prospectus supplement.

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                                      S-11

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Mortgage Loan Seller[s] .........   [General Electric Capital Corporation [or an
                                    affiliate]] [and ______________]. See "The
                                    Sponsor[s], Mortgage Loan Seller[s] and
                                    Originator[s]" in this prospectus
                                    supplement.

Originator[s] ...................   Each mortgage loan seller or its affiliate
                                    originated the loans as to which it is
                                    acting as mortgage loan seller[; except that ___% of the loans as to which ___ is acting as mortgage loan seller were originated by ___ and acquired from __ by such mortgage loan seller.] General Electric Capital
                                    Corporation and ____ each originated more than 10% of the mortgage loans in the trust fund. See "The Sponsor[s], Mortgage Loan
                                    Seller[s] and Originator[s]" in this
                                    prospectus supplement.

[The Swap Counterparty and the
   Swap Contract ................   [_________]. For a description of the Swap
                                    Counterparty, see "Description of the Swap
                                    Contract" in this prospectus supplement. For a description of the Swap Contract see
                                    "Description of the Swap Contract" in this prospectus supplement.]

The [Credit Enhancement
   Facility] [Liquidity
   Facility] ....................   [Name of Credit Enhancement Provider,
                                    Liquidity Provider or Derivatives Provider] will be providing a [identify credit enhancement, liquidity support or derivatives instrument] with respect to the Class _ Certificates, as described herein under "The [identify credit enhancement, liquidity support or derivatives instrument]."

[Other Significant Parties] .....   The mortgage loan borrowers related to the
                                    underlying mortgage loans identified on
                                    Exhibit A-1 to this prospectus supplement as ____________, _____________ and
                                    ____________, [are affiliated and] represent
                                    [__]% of the initial mortgage pool balance.
                                    See "Description of the Mortgage
                                    Pool--Significant Mortgage Loans" in this prospectus supplement.

                                    The mortgaged real properties related to the underlying mortgage loans identified on Annex A-I to this prospectus supplement as ____________, _____________ and
                                    ____________, [are related and] represent
                                    [__]% of the initial mortgage pool balance.
                                    See "Description of the Underlying Mortgage
                                    Loans--[Significant Mortgage Loans]" in this prospectus supplement.

                                    Certain of the lessees occupying all or a portion of the mortgaged real properties related to the underlying mortgage loans identified on Annex A-I to this prospectus supplement as ____________, _____________
                                    and ____________, [are affiliated and] and represent [__]% of the [cash flow of the] initial mortgage pool. See "Description of the Mortgage Pool--[Significant Mortgage Loans]" in this prospectus supplement.

Cut-off Date ....................   ________ __, 200[_] [, or, with respect to
                                    ___ mortgage loans representing
                                    approximately ___% of the aggregate
                                    principal balance of the mortgage loans, ________ __, 200_. References in this prospectus supplement and in the prospectus to the cut-off date with respect to the mortgage loans refer to the applicable cut-off date for those mortgage loans].

Closing Date ....................   On or about _________ __, 200[_].

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                                      S-12
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Distribution Date ...............   The ____ day of the month, or, if that day
                                    is not a business day, the next business day, beginning in __________ 200[_].

Interest Accrual Period .........   [Interest will accrue on the offered
                                    certificates [(other than with respect to the Class A-3FL certificates and the Class
                                    A-3FL regular interest)] during the calendar month prior to the related distribution date] and [will be calculated assuming that each month has 30 days and each year has 360 days]. [With respect to the Class A-3FL certificates, the interest accrual period will be the period from and including the distribution date of the month preceding the month in which the related distribution date occurs (or, in the case of the first distribution date, the closing date) to, but excluding the related distribution date.
                                    With respect to the Class A-3FL
                                    certificates, interest will be calculated based upon the actual number of days in the related interest accrual period and a year consisting of 360 days.]]

                                    OFFERED SECURITIES

General .........................   We are offering the following _____ classes
                                    of commercial mortgage pass-through
                                    certificates as part of Series 200_-:

                                    o     Class A-1

                                    o     Class A-1A

                                    o     Class A-2

                                    o     [Class A-3FL]

                                    o     [Class X]

                                    o     [Class PO]

                                    o     Class B

                                    o     Class C

                                    o     Class D

                                    o     Class E

                                    Series 200_-__ will consist of a total of __ classes, the following ______ of which, or the private certificates, are not being offered through this prospectus supplement and the accompanying prospectus: Class __, Class __, Class __, Class __, Class __, Class __ and Class ___.

                                    The offered certificates and the private certificates will represent beneficial ownership interests in a trust created by GE Commercial Mortgage Corporation. The trust's assets will primarily be ___ mortgage loans secured by first liens on ___ commercial and multifamily properties.

Certificate Principal Amounts
   and Notional Amount ..........   Your certificates will have the approximate
                                    aggregate initial principal amount or
                                    notional amount set forth below, subject to a variance of plus or minus __%:

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                                      S-13
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                                    Class A-1      principal amount
                                    Class A-1A     principal amount
                                    Class A-2      principal amount
                                    [Class A-3FL   principal amount]
                                    [Class X       notional amount]
                                    [Class PO      principal amount]
                                    Class B        principal amount
                                    Class C        principal amount
                                    Class D        principal amount
                                    Class E        principal amount

                                    [The notional amount of the Class X
                                    certificates will generally be equal to the aggregate stated principal balance of the mortgage loans as of the preceding distribution date, after giving effect to the distribution of principal on that distribution date, or, in the case of the first distribution date, the cut-off date.]

                                    See "Description of the
                                    Certificates--General" in this prospectus supplement.

                                    [The Class A-3FL regular interest will, at all times, have a certificate balance equal to the certificate balance of the Class A-3FL certificates.]

Pass-Through Rates

   A. Offered Certificates
      [(Other Than Class X)] ....   Your certificates will accrue interest at an
                                    annual rate called a pass-through rate which is set forth below[, for each class other than the Class X certificates,] [, for each class other than the Class PO certificates,] for each class.

                                    Class A-1
                                    Class A-1A
                                    Class A-2
                                    [Class A-3FL](1)
                                    Class B
                                    Class C
                                    Class D
                                    Class E

                                    ----------

                                    [(1)  The pass-through rate applicable to
                                          the Class A-3FL certificates on each
                                          distribution date will be a per annum
                                          rate equal to LIBOR plus [____]% per
                                          annum. In addition, under certain
                                          circumstances described in this
                                          prospectus supplement, the
                                          pass-through rate applicable to the
                                          Class A-3FL certificates may convert
                                          to a fixed rate equal to [____]% per
                                          annum. The initial LIBOR rate will be
                                          determined on ______ [__], 200__, and
                                          subsequent LIBOR rates will be
                                          determined 2 LIBOR business days
                                          before the start of the related
                                          interest accrual period.]

                                    [Interest on those classes of certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis.]

                                    [The Class PO certificates will not have a pass-through rate or entitle their holders to distributions of interest.]

   [B. Class X Certificates .....   If you invest in the Class X certificates,
                                    your pass-through rate will be equal to the excess, if any, of (1) the weighted average interest rate of the mortgage loans, after the payment of all servicing and trustee fees

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                                      S-14
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                                    over (2) the weighted average of the
                                    pass-through rates of the other
                                    certificates, other than the Class R and Class LR certificates, as described in this prospectus supplement. The weighting will be based upon the respective principal amounts of those classes.

                                    For purposes of calculating the Class X
                                    pass-through rate, the mortgage loan
                                    interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated prepayment date, any loan term modifications agreed to by the Special Servicer or any modifications resulting from a borrower's bankruptcy or insolvency. In addition, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of interest that actually accrues on that loan in that month.

                                    See "Description of the
                                    Certificates--Distributions--Pass-Through
                                    Rates" and "Description of the
                                    Certificates--Distributions--Certain
                                    Calculations with Respect to Individual
                                    Mortgage Loans" in this prospectus
                                    supplement.]

Distributions

   A. Amount and Order of
      Distributions .............   For purposes of making distributions to the
                                    Class A-1, Class A-1A [, Class PO] and Class
                                    A-2 certificates [and Class A-3FL regular interest], the pool of mortgage loans will be deemed to consist of two distinct groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of [____] mortgage loans, representing approximately [____]% of the outstanding pool balance, and Loan Group 2 will consist of [____] mortgage loans, representing approximately [____]% of the outstanding pool balance. Loan Group 2 will include approximately [____]% of all the mortgage loans secured by multifamily properties and approximately [____]% of all the mortgage loans secured by manufactured housing community properties. Annex A-1 to this prospectus supplement will set forth the Loan Group designation with respect to each of these mortgage loans.

                                    The Class A-1, Class A-2 [and Class PO]
                                    certificates [and Class A-3FL regular
                                    interest] will have priority to payments received in respect of mortgage loans included in Loan Group 1. The Class A-1A certificates will have priority to payments received in respect of mortgage loans included in Loan Group 2.

                                    On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                                    First/Class A [and Class X]: To pay
                                    interest, concurrently,

                                    o     to Class A-1 and Class A-2 [and the
                                          Class A-3FL regular interest], pro
                                          rata, from the portion of the
                                          available distribution amount for such
                                          distribution date that is attributable
                                          to the mortgage loans in Loan Group 1,
                                          in each case in accordance with their
                                          interest entitlements,

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                                      S-15
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                                    o     to Class A-1A from the portion of the
                                          available distribution amount for such
                                          distribution date that is attributable
                                          to the mortgage loans in Loan Group 2,
                                          in accordance with its interest
                                          entitlement, and

                                    o     [to Class X, from the available
                                          distribution amount, in accordance
                                          with its interest entitlement.]

                                    However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the available distribution amount will be allocated among all these classes.

                                    Second/Class A [and Class PO]: (1) to the
                                    Class A-1 certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the certificate balance of the Class A-1A certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A certificates have been made on such Distribution Date, until the certificate balance of the Class A-1 certificates is reduced to zero. Then, to the Class A-2 certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1 certificates) for such Distribution and, after the certificate balance of the Class A-1A certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A certificates and Class A-1 certificates have been made on such Distribution Date, until the certificate balance of the Class A-2 certificates is reduced to zero. [Then, to the Class A-3FL Regular Interest, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1 and Class A-2 certificates for such Distribution Date) and, after the certificate balance of the Class A-1A certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A certificates and the above distributions to the Class A-1 and Class A-2 certificates have been made on such Distribution Date, until the certificate balance of the Class A-3FL Regular Interest is reduced to zero.] [Then to the Class PO certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1 and Class A-2 certificates [and Class A-3FL Regular Interest]) for such Distribution Date and, after the certificate balance of the Class A-1A certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A certificates and the above distributions to the Class A-1 and Class A-2 certificates [and Class A-3FL Regular Interest] have been made on such Distribution Date, until the certificate balance of the Class PO certificates is reduced to zero] and (2) to the Class A-1A certificates, in an amount up to the Group 2 Principal Distribution Amount for such Distribution Date and, after the certificate balance of the [Class PO certificates] has been reduced to zero, the Group 1 Principal Distribution Amount remaining after the above distributions to the Class A-1 and Class A-2 certificates [and Class A-3FL Regular Interest] [and Class PO certificates] have been made on such Distribution Date, until the certificate balance of the Class A-1A certificates is reduced to zero;

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                                      S-16
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                                    If the principal amount of each class of
                                    principal balance certificates other than the Class A-1, Class A-2, [Class PO] and Class A-1A certificates [and the Class A-3FL regular interest] has been reduced to zero as a result of losses on the mortgage loans or has been deemed reduced to zero as a result of an appraisal reduction, principal received from loan group 1 and loan group 2 will be distributed to such classes of certificates [and the Class A-3FL regular interest], pro rata.

                                    Third/ Class A: To reimburse Classes A-1,
                                    Class A-1A, Class A-2[, Class A-3FL regular interest] [and Class PO], pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

                                    Fourth/Class B: To Class B as follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, Class A [and Class PO]), to principal on Class B until reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

                                    [Fifth/Class C: To Class C in a manner
                                    analogous to the Class B allocations of
                                    priority Fourth above.

                                    Sixth/Class D: To Class D in a manner
                                    analogous to the Class B allocations of
                                    priority Fourth above.

                                    Seventh/Class E: To Class E in a manner
                                    analogous to the Class B allocations of
                                    priority Fourth above.

                                    Eight/Private Certificates: In the amounts and order of priority described in "Description of the
                                    Certificates--Distributions--Priority" in
                                    this prospectus supplement.]

   B. Interest and Principal
      Entitlements ..............   A description of each class's [and the Class
                                    A-3FL regular interest's] interest
                                    entitlement can be found in "Description of the Certificates--Distributions--Interest
                                    Distribution Amount" in this prospectus
                                    supplement. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount or notional amount.

                                    A description of the amount of principal required to be distributed to the classes [and the Class A-3FL regular interest] entitled to principal on a particular distribution date also can be found in "Description of the
                                    Certificates--Distributions--Principal
                                    Distribution Amount" in this prospectus
                                    supplement.

   C. Prepayment Premiums;
      Yield Maintenance
      Charges ...................   Prepayment premiums and yield maintenance
                                    charges with respect to the mortgage loans will be distributed to the offered certificates (other than the Class A-3FL certificates) and the Class A-3FL regular interest as described in "Description of the Certificates--Allocation of

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                                      S-17
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                                    Prepayment Premiums and Yield Maintenance
                                    Charges" in this prospectus supplement.

                                    [For so long as the swap contract is in
                                    effect and there is no continuing payment default under the swap contract, any yield maintenance charge distributable in respect of the Class A-3FL regular interest, will be payable to the swap counterparty pursuant to the terms of the swap contract. If the swap contract is not in effect or if there is a continuing payment default related to the swap contract, any yield maintenance charges allocable to the Class A-3FL regular interest, will be paid to the holders of the Class A-3FL certificates.]

                                    [The following table contains general
                                    information regarding the prepayment
                                    provisions of the mortgage loans:

                                                  Overview of Prepayment Protection(1)

                                                    Prepayment Provision                   Percentage
                                    ----------------------------------------------------   ----------
                                    Lock-out period followed by defeasance                     %
                                    Lock-out period followed by yield maintenance              %
                                    Lock-out period followed by fixed premium percentage       %

                                    ----------

                                    [(1)  Certain of the mortgage loans may
                                          permit prepayment without penalty for
                                          a specified period preceding the
                                          maturity date or anticipated
                                          prepayment date.]]

                                    See "Description of the Mortgage
                                    Pool--Additional Mortgage Loan Information,"
                                    "Description of the Mortgage Pool--Certain
                                    Terms and Conditions of the Mortgage Loans" and "--Defeasance; Collateral Substitution" in this prospectus supplement.

Subordination

   A. General ...................   [The chart below describes the manner in
                                    which the payment rights of certain classes
                                    [and the Class A-3FL regular interest] will be senior or subordinate, as the case may be, to the payment rights of other classes
                                    [and the Class A-3FL regular interest]. The chart shows the entitlement to receive principal and interest (other than excess interest) on any distribution date in descending order (beginning with the Class
                                    A-1, Class A-1A, Class A-2 certificates [and the Class A-3FL regular interest]). It also shows the manner in which mortgage loan losses are allocated in ascending order
                                    (beginning with the other certificates that are not being offered by this prospectus supplement). [However, no principal payments or loan losses allocable to principal will be allocated to the Class X certificates, although loan losses will reduce the notional amount of the Class X certificates and, therefore, the amount of interest they accrue.]

                                    [No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.]

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                                      S-18
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                                    --------------------------------------------
                                     Class A-1, Class A-1A, Class A-2, [Class
                                    A-3FL regular interest] [and Class X] [and
                                    --------------------------------------------
                                                         |
                                                         |
                                             ------------------------
                                                     Class PO]
                                             ------------------------
                                                         |
                                                         |
                                             ------------------------
                                                      Class B
                                             ------------------------
                                                         |
                                                         |
                                             ------------------------
                                                      Class C
                                             ------------------------
                                                         |
                                                         |
                                             ------------------------
                                                      Class D
                                             ------------------------
                                                         |
                                                         |
                                             ------------------------
                                                      Class E
                                             ------------------------
                                                         |
                                                         |
                                             ------------------------
                                             non-offered certificates
                                             ------------------------

                                    ----------

                                    *     The Class A-1A certificates have a
                                          priority entitlement to principal
                                          payments received in respect of
                                          mortgage loans included in Loan Group
                                          2. The Class A-1, Class A-2 [and Class
                                          PO] certificates [and Class A-3FL
                                          regular interest] have a priority
                                          entitlement to principal payments
                                          received in respect of mortgage loans
                                          included in Loan Group 1.

                                    See "Description of the Certificates" in this prospectus supplement.

   B. Shortfalls in Available
      Funds .....................   The following types of shortfalls in
                                    available funds will reduce distributions to the certificates [(or the Class A-3FL regular interest)]:

                                    o     shortfalls resulting from additional
                                          compensation, other than the servicing
                                          fee, which the servicer or special
                                          servicer is entitled to receive;

                                    o     shortfalls resulting from interest on
                                          advances made by the servicer or the
                                          trustee, to the extent not covered by
                                          default interest paid by the borrower;

                                    o     shortfalls resulting from
                                          extraordinary expenses of the trust;
                                          and

                                    o     shortfalls resulting from a reduction
                                          of a mortgage loan's interest rate by
                                          a bankruptcy court or from other
                                          unanticipated or default-related
                                          expenses of the trust.

                                    See "Description of the
                                    Certificates--Distributions--Priority" in
                                    this prospectus supplement.

                               THE MORTGAGE LOANS

The Mortgage Pool ...............   The trust's primary assets will be ___
                                    [fixed rate] mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on ___ commercial properties and ___ multifamily properties, or in the case of ___ mortgaged properties, the leasehold estate in those properties.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    The following tables set forth certain
                                    anticipated characteristics of the mortgage loans as of the cut-off date, unless otherwise indicated. The sum in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this summary section are calculated as described under "Description of the Mortgage
                                    Pool--Additional Mortgage Loan Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

                                    The mortgage loans will have the following approximate characteristics as of the cut-off date:

                                                                                                     All
                                                                                                   Mortgage    Loan      Loan
                                                                                                    Loans     Group 1   Group 2
                                                                                                   --------   -------   -------
                                    Number of Mortgage Loans ...................................
                                    Number of Mortgaged Properties .............................
                                    Number of Balloon Mortgage Loans ...........................
                                    Number of Hyper-Amortizing Loans ...........................
                                    Number of Fully Amortizing Mortgage Loans ..................
                                    Number of Interest-Only Mortgage Loans .....................
                                    Number of Partial Interest-Only Balloon Mortgage Loans .....
                                    Aggregate initial Principal Balance (plus or minus 5%) .....
                                    Range of Mortgage Loan Principal Balances ..................
                                    Average Mortgage Loan Principal Balance ....................
                                    Range of Mortgage Rates ....................................
                                    Weighted Average Mortgage Rate .............................
                                    Range of Original Terms to Maturity ........................
                                    Weighted Average Original Term to Maturity .................
                                    Range of Remaining Terms to Maturity .......................
                                    Weighted Average Remaining Terms to Maturity ...............
                                    Range of Remaining Amortization Term .......................
                                    Weighted Average Remaining Amortization Term ...............
                                    Range of Loan-to-Value Ratios ..............................
                                    Weighted Average Loan-to-Value Ratio .......................
                                    Range of Debt Service Coverage Ratios ......................
                                    Weighted Average Debt Service Coverage Ratio ...............

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                        Current Uses of the
                                                                     Mortgaged Properties [(1)]

                                                                                                                        Percentage
                                                                          Aggregate                       Percentage    of Initial
                                                           Number of      Principal      Percentage of    of Initial       Loan
                                                           Mortgaged    Balance of the   Initial Pool    Loan Group 1    Group 2
                                    Current Use            Properties   Mortgage Loans      Balance        Balance       Balance
                                    --------------------   ----------   --------------   -------------   ------------   ----------
                                    Anchored Retail ....       $                                                            %
                                    Office .............
                                    Multifamily ........
                                    Hotel ..............
                                    Full Service .......
                                    Limited Service ....
                                    Industrial .........
                                    Credit Lease .......
                                    Other ..............
                                    Total ..............       $                                                            %

                                    ----------

                                    [(1)  Because this table presents
                                          information relating to the mortgaged
                                          properties and not the mortgage loans,
                                          the information for mortgage loans
                                          secured by more than one mortgaged
                                          property is based on allocated loan
                                          amounts (allocating the mortgage loan
                                          principal amount to each of those
                                          properties either as set forth in the
                                          related mortgage note or by the
                                          appraised values of the mortgaged
                                          properties).]

                                                         [Insert Pie Chart of Property Types]

                                                             Geographic Distribution [(1)]

                                                   Number of           Aggregate
                                                   Mortgaged    Principal Balance of the   Percentage of Initial Pool
                                    State          Properties        Mortgage Loans                 Balance
                                    ------------   ----------   ------------------------   --------------------------
                                                                $                                      %





                                    Total ......                           $                           %

                                    ----------

                                    [(1)  Because this table presents
                                          information relating to the mortgaged
                                          properties and not the mortgage loans,
                                          the information for mortgage loans
                                          secured by more than one mortgaged
                                          property is based on allocated loan
                                          amounts (allocating the mortgage loan
                                          principal amount to each of those
                                          properties either as set forth in the
                                          related mortgage note or by the
                                          appraised values of the mortgaged
                                          properties).]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                              Geographic Distribution Loan Group 1[(1)]

                                                                 Number of             Aggregate
                                                                 Mortgaged     Principal Balance of the   Percentage of Initial Loan
                                    State                       Properties          Mortgage Loans             Group 1 Balance
                                    ------------------------  ---------------  -------------------------  --------------------------
                                                                                           $                          %





                                    Total ..................                               $                          %

                                    ----------

                                    [(1)  Because this table presents
                                          information relating to the mortgaged
                                          properties and not the mortgage loans,
                                          the information for mortgage loans
                                          secured by more than one mortgaged
                                          property is based on allocated loan
                                          amounts (allocating the mortgage loan
                                          principal amount to each of those
                                          properties either as set forth in the
                                          related mortgage note or by the
                                          appraised values of the mortgaged
                                          properties).]

                                                              Geographic Distribution Loan Group 2[(1)]

                                                                 Number of             Aggregate
                                                                 Mortgaged     Principal Balance of the   Percentage of Initial Loan
                                    State                       Properties          Mortgage Loans             Group 2 Balance
                                    ------------------------  ---------------  -------------------------  --------------------------
                                                                                           $                          %





                                    Total ..................                               $                          %

                                    ----------

                                    [(1)  Because this table presents
                                          information relating to the mortgaged
                                          properties and not the mortgage loans,
                                          the information for mortgage loans
                                          secured by more than one mortgaged
                                          property is based on allocated loan
                                          amounts (allocating the mortgage loan
                                          principal amount to each of those
                                          properties either as set forth in the
                                          related mortgage note or by the
                                          appraised values of the mortgaged
                                          properties).]

                                                                          Range of Mortgage Rates

                                                                                          Aggregate              Percentage of
                                                                    Number of     Principal Balance of the        Initial Pool
                                    Range Of Mortgage Rates      Mortgage Loans        Mortgage Loans               Balance
                                    ---------------------------  ---------------  -------------------------  ---------------------
                                    ___% to ___%                                              $                        %
                                    ___% to ___%
                                    ___% to ___%
                                    ___% to ___%
                                    ___% to ___%
                                    ___% to ___%
                                    ___% to ___%
                                    Total Weighted Average ....                               $                        %

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                   Range of Mortgage Rates - Loan Group 1

                                                                                          Aggregate              Percentage of
                                                                    Number of     Principal Balance of the        Initial Loan
                                    Range Of Mortgage Rates      Mortgage Loans        Mortgage Loans           Group 1 Balance
                                    ---------------------------  ---------------  -------------------------  ---------------------
                                    ___% to ___%                                              $                        %
                                    ___% to ___%
                                    ___% to ___%
                                    ___% to ___%
                                    ___% to ___%
                                    ___% to ___%
                                    ___% to ___%
                                    Total Weighted Average ....                               $                        %

                                                                   Range of Mortgage Rates - Loan Group 2

                                                                                          Aggregate              Percentage of
                                                                    Number of     Principal Balance of the        Initial Loan
                                    Range Of Mortgage Rates      Mortgage Loans        Mortgage Loans           Group 2 Balance
                                    ---------------------------  ---------------  -------------------------  ---------------------
                                    ___% to ___%                                              $                        %
                                    ___% to ___%
                                    ___% to ___%
                                    ___% to ___%
                                    ___% to ___%
                                    ___% to ___%
                                    ___% to ___%
                                    Total Weighted Average ....                               $                        %

                                                                        Range of Principal Balances

                                                                                          Aggregate              Percentage of
                                    Range of                        Number of       Principal Balance of          Initial Pool
                                    Cut-off Date Balances        Mortgage Loans      the Mortgage Loans             Balance
                                    ---------------------------  ---------------  -------------------------  ---------------------
                                    $___to $___                                               $                        %
                                    $___to $___
                                    $___to $___
                                    $___to $___
                                    $___to $___
                                    $___to $___
                                    Total/Weighted Average ....                               $                        %

                                                                 Range of Principal Balances - Loan Group 1

                                                                                          Aggregate              Percentage of
                                    Range of                        Number of       Principal Balance of          Initial Pool
                                    Cut-off Date Balances        Mortgage Loans      the Mortgage Loans             Balance
                                    ---------------------------  ---------------  -------------------------  ---------------------
                                    $___to $___                                               $                        %
                                    $___to $___
                                    $___to $___
                                    $___to $___
                                    $___to $___
                                    $___to $___
                                    Total/Weighted Average ....                               $                        %


--------------------------------------------------------------------------------

                                                                 Range of Principal Balances - Loan Group 2

                                                                                          Aggregate              Percentage of
                                    Range of                        Number of       Principal Balance of          Initial Loan
                                    Cut-off Date Balances        Mortgage Loans      the Mortgage Loans         Group 2 Balance
                                    ---------------------------  ---------------  -------------------------  ---------------------
                                    $___to $___                                               $                        %
                                    $___to $___
                                    $___to $___
                                    $___to $___
                                    $___to $___
                                    $___to $___
                                    Total/Weighted Average ....                               $                        %

                                                                               Range of DSCRs

                                                                                          Aggregate              Percentage of
                                                                    Number of       Principal Balance of          Initial Pool
                                    Range of DSCRs               Mortgage Loans      the Mortgage Loans             Balance
                                    ---------------------------  ---------------  -------------------------  ---------------------
                                    ___ to ___ (1)                                            $                        %
                                    ___ to ___
                                    ___ to ___
                                    ___ to ___
                                    ___ to ___
                                    ___ to ___
                                    Total/Weighted Average ....                               $                        %

                                    ----------

                                    (1)   __ of these mortgage loans,
                                          representing approximately ____% of
                                          the aggregate principal balance of all
                                          mortgage loans, are mortgage loans
                                          secured by credit leased properties
                                          meeting the guidelines described under
                                          "Description of the Mortgage
                                          Pool--Underwriting Standards" in this
                                          prospectus supplement. The DSCR for
                                          all credit lease loans is generally
                                          1.0x.

                                                                       Range of DSCRs - Loan Group 1

                                                                                          Aggregate              Percentage of
                                                                    Number of       Principal Balance of          Initial Loan
                                    Range of DSCRs               Mortgage Loans      the Mortgage Loans         Group 1 Balance
                                    ---------------------------  ---------------  -------------------------  ---------------------
                                    ___ to ___ (1)                                            $                        %
                                    ___ to ___
                                    ___ to ___
                                    ___ to ___
                                    ___ to ___
                                    ___ to ___
                                    Total/Weighted Average ....                               $                        %

                                    ----------

                                    (1)   __ of these mortgage loans,
                                          representing approximately ____% of
                                          the aggregate principal balance of all
                                          mortgage loans, are mortgage loans
                                          secured by credit leased properties
                                          meeting the guidelines described under
                                          "Description of the Mortgage
                                          Pool--Underwriting Standards" in this
                                          prospectus supplement. The DSCR for
                                          all credit lease loans is generally
                                          1.0x.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       Range of DSCRs - Loan Group 2

                                                                                          Aggregate              Percentage of
                                                                    Number of       Principal Balance of          Initial Loan
                                    Range of DSCRs               Mortgage Loans      the Mortgage Loans         Group 2 Balance
                                    ---------------------------  ---------------  -------------------------  ---------------------
                                    ___ to ___                                                $                          %
                                    ___ to ___
                                    ___ to ___
                                    ___ to ___
                                    ___ to ___
                                    ___ to ___
                                    Total/Weighted Average ....                               $                          %

                                                                            Range of LTV Ratios

                                                                                          Aggregate
                                                                    Number of     Principal Balance of the      Percentage of
                                    Range of LTV Ratios          Mortgage Loans        Mortgage Loans        Initial Pool Balance
                                    ---------------------------  ---------------  -------------------------  --------------------
                                    ___% to ___% (1)                                          $                          %
                                    ___% to ___%
                                    ___% to ___%
                                    ___% to ___%
                                    ___% to ___%
                                    ___% to ___%
                                    ___% to ___%
                                    Total/Weighted Average ....                               $                          %

                                    ----------

                                    (1)   __ of these mortgage loans,
                                          representing approximately ____% of
                                          the aggregate principal balance of all
                                          mortgage loans, are mortgage loans
                                          secured by credit leased properties
                                          meeting the guidelines described under
                                          "Description of the Mortgage
                                          Pool--Underwriting Standards" in this
                                          prospectus supplement. The LTV for all
                                          credit lease loans at origination is
                                          generally 100%.

                                                                     Range of LTV Ratios - Loan Group 1

                                                                                          Aggregate              Percentage of
                                                                    Number of     Principal Balance of the        Initial Loan
                                    Range of LTV Ratios          Mortgage Loans        Mortgage Loans           Group 1 Balance
                                    ---------------------------  ---------------  -------------------------  ---------------------
                                    ___% to ___% (1)                                          $                        %
                                    ___% to ___%
                                    ___% to ___%
                                    ___% to ___%
                                    ___% to ___%
                                    ___% to ___%
                                    ___% to ___%
                                    Total/Weighted Average ....                               $                        %

                                    ----------

                                    (1)   __ of these mortgage loans,
                                          representing approximately ____% of
                                          the aggregate principal balance of all
                                          mortgage loans, are mortgage loans
                                          secured by credit leased properties
                                          meeting the guidelines described under
                                          "Description of the Mortgage
                                          Pool--Underwriting Standards" in this
                                          prospectus supplement. The LTV for all
                                          credit lease loans at origination is
                                          generally 100%.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                     Range of LTV Ratios - Loan Group 2

                                                                                          Aggregate              Percentage of
                                                                    Number of     Principal Balance of the        Initial Loan
                                    Range of LTV Ratios          Mortgage Loans        Mortgage Loans           Group 2 Balance
                                    ---------------------------  ---------------  -------------------------  ---------------------
                                    ___% to ___%                                              $                        %
                                    ___% to ___%
                                    ___% to ___%
                                    ___% to ___%
                                    ___% to ___%
                                    ___% to ___%
                                    ___% to ___%
                                    Total/Weighted Average ....                               $                        %

                                                                  Range of Remaining Term To Maturity Date
                                                                       or Anticipated Repayment Date

                                                                                          Aggregate              Percentage of
                                    Range of                        Number of       Principal Balance of          Initial Pool
                                    Remaining Terms (Mos.)       Mortgage Loans      the Mortgage Loans             Balance
                                    ---------------------------  ---------------  -------------------------  ---------------------
                                    ___ to ___                                                $                        %
                                    ___ to ___
                                    ___ to ___
                                    ___ to ___
                                    ___ to ___
                                    ___ to ___
                                    ___ to ___
                                    Total/Weighted Average ....                               $                        %

                                                                  Range of Remaining Term To Maturity Date
                                                                or Anticipated Repayment Date - Loan Group 1

                                                                                          Aggregate              Percentage of
                                    Range of                        Number of       Principal Balance of          Initial Loan
                                    Remaining Terms (Mos.)       Mortgage Loans      the Mortgage Loans         Group 1 Balance
                                    ---------------------------  ---------------  -------------------------  ---------------------
                                    ___ to ___                                                $                        %
                                    ___ to ___
                                    ___ to ___
                                    ___ to ___
                                    ___ to ___
                                    ___ to ___
                                    ___ to ___
                                    Total/Weighted Average ....                               $                        %

                                                                  Range of Remaining Term To Maturity Date
                                                                or Anticipated Repayment Date - Loan Group 2

                                                                                          Aggregate              Percentage of
                                    Range of                        Number of       Principal Balance of          Initial Loan
                                    Remaining Terms (Mos.)       Mortgage Loans      the Mortgage Loans         Group 2 Balance
                                    ---------------------------  ---------------  -------------------------  ---------------------
                                    ___ to ___                                                $                        %
                                    ___ to ___
                                    ___ to ___
                                    ___ to ___
                                    ___ to ___
                                    ___ to ___
                                    ___ to ___
                                    Total/Weighted Average ....                               $                        %

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    All of the mortgage loans bear interest at fixed rates.

                                    The mortgage loans require the borrowers to make scheduled payments of principal and/or interest on the following days of each month (in some cases, subject to the indicated grace periods):

                                                                        Due Dates and Grace Periods

                                                                                          Aggregate              Percentage of
                                                                    Number of       Principal Balance of          Initial Pool
                                    Due Date and Grace Period    Mortgage Loans      the Mortgage Loans             Balance
                                    ---------------------------  ---------------  -------------------------  ---------------------
                                    Due on the first of the
                                    month with no grace period

                                    Due on the first day of the
                                    month with a __ to __ day
                                    grace period

                                    Due on the tenth of the
                                    month with no grace period

                                    Due on the tenth of the
                                    month with a grace period
                                    of __ to __ days

                                    Total .....................

                                                                 Due Dates and Grace Periods - Loan Group 1

                                                                                          Aggregate              Percentage of
                                                                    Number of       Principal Balance of          Initial Loan
                                    Due Date and Grace Period    Mortgage Loans      the Mortgage Loans         Group 1 Balance
                                    ---------------------------  ---------------  -------------------------  ---------------------
                                    Due on the first of the
                                    month with no grace period

                                    Due on the first day of the
                                    month with a __ to __ day
                                    grace period

                                    Due on the tenth of the
                                    month with no grace period

                                    Due on the tenth of the
                                    month with a grace period
                                    of __ to __ days

                                    Total .....................

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                 Due Dates and Grace Periods - Loan Group 2

                                                                                          Aggregate              Percentage of
                                                                    Number of       Principal Balance of          Initial Loan
                                    Due Date and Grace Period    Mortgage Loans      the Mortgage Loans         Group 2 Balance
                                    ---------------------------  ---------------  -------------------------  ---------------------
                                    Due on the first of the
                                    month with no grace period

                                    Due on the first day of the
                                    month with a __ to __ day
                                    grace period

                                    Due on the tenth of the
                                    month with no grace period

                                    Due on the tenth of the
                                    month with a grace period
                                    of __ to __ days

                                    Total .....................

                                                                           Amortization Schedules

                                                                                          Aggregate              Percentage of
                                                                    Number of     Principal Balance of the        Initial Pool
                                    Amortization Schedule        Mortgage Loans        Mortgage Loans               Balance
                                    ---------------------------  ---------------  -------------------------  ---------------------
                                    Significantly longer than
                                    the remaining term to
                                    maturity (balloon loan)

                                    Substantially the same as
                                    the remaining term to
                                    maturity

                                    Total .....................

                                                                   Amortization Schedules - Loan Group 1

                                                                                          Aggregate              Percentage of
                                                                    Number of     Principal Balance of the        Initial Loan
                                    Amortization Schedule        Mortgage Loans        Mortgage Loans           Group 1 Balance
                                    ---------------------------  ---------------  -------------------------  ---------------------
                                    Significantly longer than
                                    the remaining term to
                                    maturity (balloon loan)

                                    Substantially the same as
                                    the remaining term to
                                    maturity

                                    Total .....................

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                   Amortization Schedules - Loan Group 2

                                                                                          Aggregate              Percentage of
                                                                    Number of     Principal Balance of the        Initial Loan
                                    Amortization Schedule        Mortgage Loans        Mortgage Loans           Group 2 Balance
                                    ---------------------------  ---------------  -------------------------  ---------------------
                                    Significantly longer than
                                    the remaining term to
                                    maturity (balloon loan)

                                    Substantially the same as
                                    the remaining term to
                                    maturity

                                    Total .....................

                                    [Certain mortgage loans provide for an
                                    increase in the related interest rate after the anticipated prepayment date. On __ mortgage loans, representing approximately __% of the aggregate principal balance of all mortgage loans as of the cut-off date, the interest rate will increase by ___ to __%. [The interest accrued in excess of the original rate, together with any related interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid. On each distribution date, any amount received in respect of excess interest during the related due period will be payable to the holders of the Class [___] certificates.]

                                    After the anticipated prepayment date, cash flow in excess of that required for debt service and budgeted expenses with respect to the related mortgaged properties will be applied towards the payment of principal of those mortgage loans until their principal balance has been reduced to zero. A substantial principal payment would be required to pay off these mortgage loans on their anticipated prepayment date. The amortization term of the mortgage loans is generally the same as the remaining term to maturity if these mortgage loans are not prepaid on their anticipated prepayment date.]

                                    The mortgage loans accrue interest based on the following conventions:

                                                                                          Aggregate
                                                                    Number of     Principal Balance of the
                                    Accrual Basis                Mortgage Loans        Mortgage Loans              Percentage
                                    ---------------------------  ---------------  -------------------------  ---------------------
                                    30/360
                                    Actual/360
                                    Total .....................

                                    See "Description of the Mortgage
                                    Pool--Additional Mortgage Loan Information" and "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Significant Loans(1)

      Ten Largest Mortgage Loans or [Cross-Collateralized] [Related] Groups

                                                                                  Weighted Averages
                                                                        -------------------------------------
                                  Aggregate                              Stated
                                 Cut-off Date                Mortgage   Remaining   Original          LTV at
Property Name                      Balance      Percentage     Rate       Term        DSCR     LTV   Maturity
------------------------------   ------------   ----------   --------   ---------   --------   ---   --------











Total/Weighted Average .......

----------

(1) This listing must include any loans as to which the related obligor would constitute a "significant obligor" as defined in Item 1101(k) of Regulation AB.

Advances of Principal and
   Interest

   A. PI Advances ...............   The servicer is required to make an advance
                                    for delinquent monthly mortgage loan
                                    payments, if it is determines that the
                                    advance will be recoverable. If the servicer fails to make a required advance, the trustee is required to make the advance. The servicer will not be required to advance balloon payments due at maturity or interest in excess of a loan's regular interest rate.
                                    The servicer also is not required to advance amounts deemed non-recoverable or prepayment or yield maintenance charges. See
                                    "Description of the Certificates--Advances" in this prospectus supplement. If an advance is made, the servicer will not advance its servicing fee, but will advance the trustee's fee.

   B. Servicing Advances ........   The servicer may also be required to make
                                    advances to pay delinquent real estate
                                    taxes, assessments and hazard insurance
                                    premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents. If the servicer fails to make a required advance of this sort, the trustee is required to make the advance. The servicer is not required to advance amounts deemed non-recoverable. See "Description of the Certificates--Advances" in this prospectus supplement.

   C. Interest on Advances ......   The servicer and the trustee, as applicable,
                                    will be entitled to interest on these
                                    advances at the "Prime Rate" published in The Wall Street Journal as described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.

                                    See "Description of the
                                    Certificates--Advances" and
                                    "--Subordination; Allocation of Collateral
                                    Support Deficit" in this prospectus
                                    supplement and "Description of the
                                    Certificates--Advances in Respect of
                                    Delinquencies" and "Description of the
                                    Pooling Agreements--Certificate Account" in the prospectus.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                       ADDITIONAL ASPECTS OF CERTIFICATES

Denominations ...................   The offered certificates [(other than the
                                    Class X certificates)] will be offered in minimum denominations of $25,000 initial principal amount. [The Class X certificates will be offered in minimum denominations of $1,000,000 initial notional amount.
                                    Investments in excess of the minimum
                                    denominations may be made in multiples of $1,000.]

Registration, Clearance and
   Settlement ...................   Each class of offered certificates will be
                                    registered in the name of Cede & Co., as nominee of The Depository Trust Company.

                                    You may hold your offered certificates
                                    through:

                                    o     DTI in the United States; or

                                    o     Clearstream Banking, or

                                    o     The Euroclear System in Europe.

                                    Transfers within DTC, Clearstream Banking or
                                    Euroclear will be made in accordance with the usual rules and operating procedures of those systems.

                                    We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates.

                                    See "Description of the
                                    Certificates--Book-Entry Registration and
                                    Definitive Certificates" in this prospectus supplement and in the prospectus.

Information Available to
   Certificateholders ...........   On each distribution date, the paying agent
                                    will prepare and forward by mail to each certificateholder of record initially expected to be Cede & Co., a statement as to the distributions being made on that date.
                                    Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust.

                                    See "Description of the
                                    Certificates--Reports to Certificateholders;
                                    Certain Available Information" in this
                                    prospectus supplement.

Deal Information/Analytics ......   Certain information concerning the mortgage
                                    loans and the offered certificates will be available to you through the following services:

                                    o     Bloomberg, L.P.

                                    o     the paying agent's website at
                                          [[__________]].

Repurchase Obligation ...........   Each mortgage loan seller will make certain
                                    representations and warranties with respect to the mortgage loans sold by such mortgage loan seller, as described herein under "Description of the Mortgage
                                    Pool--Representations and Warranties;
                                    Repurchases and Substitutions." If a
                                    mortgage loan seller has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan, then that mortgage loan seller will be required to either cure such breach, repurchase the affected mortgage loan from the trust fund or substitute the affected

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    mortgage loan with another mortgage loan. If the related mortgage loan seller opts to repurchase the affected mortgage loan, such repurchase would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that such purchase will not be accompanied by any prepayment premium or yield maintenance charge.

Sale of Defaulted Mortgage
   Loans ........................   In the event a mortgage loan is delinquent
                                    at least 60 days in respect of its monthly payments or more than 30 days delinquent in respect of its balloon payment, the directing certificateholder and the special servicer (in each case only if not an affiliate of the related mortgage loan seller) (subject, to the rights of the holder of any subordinate note, to purchase such mortgage loan and, in the case of a mortgage loan subject to mezzanine debt, to any rights of the related mezzanine lender to purchase the mortgage loan pursuant to the related mezzanine intercreditor agreement) will each have an assignable option to purchase the mortgage loan from the trust fund at a price equal to (i) the outstanding principal balance of the mortgage loan as of the date of purchase, plus all accrued and unpaid interest on such balance, all related unreimbursed Servicing
                                    Advances and interest on all Advances, plus all related fees and expenses, if the special servicer has not yet determined the fair value of the mortgage loan, or (ii) the fair value of the mortgage loan as determined by the special servicer, if the special servicer has made such fair value determination. See "Servicing of the
                                    Mortgage Loans--Sale of Defaulted Mortgage
                                    Loans" in this prospectus supplement.

Optional Termination ............   On any distribution date on which the
                                    aggregate principal balance of the mortgage loans remaining in the trust is less than [__]% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement, and all property acquired through exercise of remedies in respect of any mortgage loan. Exercise of this option will terminate the trust and retire the then-outstanding certificates.

                                    See "Description of the
                                    Certificates--Termination; Retirement of
                                    Certificates" in this prospectus supplement and "Description of the
                                    Certificates--Termination" in the
                                    prospectus.

Assumed Final Distribution
   Date; Rated Final
   Distribution Date ............   The Assumed Final Distribution Dates of the
                                    offered certificates are set below. Such dates were calculated based on numerous assumptions as described herein under
                                    "Description of the Certificates--Assumed
                                    Final Distribution Date; Rated Final
                                    Distribution Date." Accordingly, in the
                                    event of defaults on the mortgage loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution
                                    Date(s).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                          Assumed Final
                                    Class Designation   Distribution Date
                                    -----------------   -----------------

                                    Class A-1 .......
                                    Class A-1A ......
                                    Class A-2 .......
                                    [Class A-3FL] ...
                                    [Class X] .......
                                    [Class PO] ......
                                    Class B .........
                                    Class C .........
                                    Class D .........
                                    Class E .........

                                    The "Rated Final Distribution Date" of the
                                    Offered Certificates will be _____________, the first Distribution Date after the [___]th month following the end of the amortization term for the mortgage loan that, as of the Cut-off Date, will have the longest remaining amortization term.

Tax Status ......................   An election will be made to treat a portion
                                    of the trust (exclusive of the [Class A-3FL regular interest, the Swap Contract, the Floating Rate Account,] excess interest and the related distribution account for it) as [two separate REMICs--a Lower-Tier REMIC and an Upper-Tier REMIC--]for federal income tax purposes. The portion of the trust representing the excess interest will be treated as a grantor trust for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes. [The grantor trust will also hold the Class A-3FL regular interest, the swap contract and the Floating Rate account, and the Class A-3FL certificates will represent an undivided beneficial interest in those assets.] In the opinion of counsel, the portion of the trust referred to above will qualify for this treatment.

                                    Pertinent federal income tax consequences of an investment in the offered certificates include:

                                    o     Each class of offered certificates
                                          [(other than the Class A-3FL
                                          certificates)], and the Class _, Class
                                          _, Class _, Class _ and Class _
                                          certificates, will constitute "regular
                                          interests" in the Upper-Tier REMIC.

                                    o     [The Class A-3FL certificates will
                                          represent an undivided interest in a
                                          portion of the trust fund which is
                                          treated as a grantor trust for federal
                                          income tax purposes, which portion
                                          includes the Class A-3FL regular
                                          interest, the floating rate account
                                          and the beneficial interest of such
                                          class in the swap contract.]

                                    o     The Class __ Certificates will
                                          constitute "residual interests" in the
                                          Lower-Tier REMIC and the Class
                                          __Certificates will constitute
                                          "residual interests" in the Upper-Tier
                                          REMIC.

                                    o     The regular interests will be treated
                                          as newly originated debt instruments
                                          for federal income tax purposes.

                                    o     You will be required to report income
                                          on your certificates using the accrual
                                          method of accounting.

                                    o     The Class __ certificates will, and
                                          one or more other classes of offered
                                          certificates may, be issued with
                                          original issue discount.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    See "Certain Federal Income Tax
                                    Consequences" in this prospectus supplement and "Certain Federal Income Tax Consequences--REMICs--Taxation of Regular
                                    Certificates" in the prospectus.

                                    [The grantor trust will also hold the Class
                                    A-3FL regular interest, the Swap contract and the Floating Rate account, and the Class A-3FL certificates will represent an undivided beneficial interest in those assets.]

ERISA Considerations ............   Subject to important considerations
                                    described under "ERISA Considerations" in this prospectus supplement and "Certain
                                    ERISA Considerations" in the accompanying prospectus, the Class __ , Class __ and
                                    Class __ certificates are [not] eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

                                    The Class __ , Class __ , Class __ , Class
                                    __ and Class __ certificates may not be
                                    purchased by, or transferred to, a plan or any person investing the assets of a plan. (This prohibition does not apply to an insurance company investing assets of its general account under circumstances which would qualify for an exemption under prohibited transaction class exemption 95-60.)

                                    [In particular, fiduciaries of plans
                                    contemplating the purchase of the Class
                                    A-3FL certificates should review the
                                    additional requirements for purchases of
                                    Class A-3FL certificates by plans, as
                                    discussed under "Certain ERISA
                                    Considerations" in this prospectus
                                    supplement.]

Legal Investment ................   [The Offered Certificates will not
                                    constitute "mortgage related securities" within the meaning of the Secondary Mortgage
                                    Market Enhancement Act of 1984].

                                    See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

Rating ..........................   The offered certificates will not be issued
                                    unless each of the offered classes receives the following ratings from [_______________] and [_____________________]:


                                                    ----   ----
                                    Class A-1       ____   ____
                                    Class A-1A      ____   ____
                                    Class A-2       ____   ____
                                    [Class A-3FL]   ____   ____
                                    [Class X]       ____   ____
                                    [Class PO]      ____   ____
                                    Class B         ____   ____
                                    Class C         ____   ____
                                    Class D         ____   ____
                                    Class E         ____   ____

                                    A rating agency may downgrade, qualify or withdraw a security rating at any time.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    See "Rating" in this prospectus supplement and the prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

                                    [With respect to the Class A-3FL
                                    certificates, ________ and ________ are only rating the receipt of interest up to the fixed per annum rate applicable to the Class A-3FL regular interest. The ratings of the Class A-3FL certificates do not represent any assessment as to whether the floating interest rate on such certificates will convert to a fixed rate. These ratings do not constitute a rating with respect to the likelihood of the receipt of payments to be made by the applicable swap counterparty or any interest rate reductions or increases contemplated in this prospectus supplement. The ratings of ________ and ________ do not address any shortfalls or delays in payment that investors in the Class A-3FL certificates may experience as a result of the conversion of the pass-through rate on the Class A-3FL certificates from a floating interest rate to a fixed rate.]

--------------------------------------------------------------------------------

                                  RISK FACTORS

      You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

      The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

      If any of the following risks actually occur, your investment could be materially and adversely affected.

      This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

Geographic Concentration Entails Risks

      Mortgaged properties located in ____________, ____________, ____________
and ____________ represent ___%, _____%, _____% and _____%, respectively, of the mortgaged properties. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disaster affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors - - e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies - - also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than properties in other parts of the country. [See "Recent Hurricanes" below]

      [If 10% or more of the mortgage loans are located in any one state or other geographical region, describe any economic or other factors applicable to that region.]

Risks Relating to Loan Concentrations

      The effect of mortgage pool loan losses will be more severe if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

      o The largest mortgage loan represents approximately _____% of the aggregate principal balance of the pool of mortgage loans, approximately _____% of the Loan Group 1 balance and approximately _____% of the Loan Group 2 balance as of the cut-off date.

      o The __ largest mortgage loans represent, in the aggregate, approximately _____% of the aggregate principal balance of the pool of mortgage loans, approximately _____% of the Loan Group 1 balance and approximately _____% of the Loan Group 2 balance as of the cut-off date.

      o The ten largest mortgage loans represent, in the aggregate, approximately _____% of the aggregate principal balance of the pool of mortgage loans, approximately _____% of the Loan Group 1 balance and approximately _____% of the Loan Group 2 balance as of the cut-off date.

      Each of the other mortgage loans represents less than __% of the cut-off date aggregate principal balance of the pool of mortgage loans, approximately _____% of the Loan Group 1 balance and approximately _____% of the Loan Group 2 balance as of the cut-off date.

      A concentration of mortgaged property types or of mortgage loans with the same borrower or related borrowers also can pose increased risks. In the former regard:

      o retail properties represent approximately _____% of the aggregate principal balance of the pool of mortgage loans and approximately _____% of the Loan Group 1 balance as of the cut-off date [(based on the primary property type for combined office/retail properties)];

      o office properties represent _____% of the outstanding pool balance and _____% of the Loan Group 1 balance as of the cut-off date [(based on the primary property type for combined office/retail properties or office/industrial properties)];

      o multifamily properties represent _____% of the outstanding pool balance, _____% of the Loan Group 1 balance and ______% of the Loan Group 2 balance as of the cut-off date;

      o hotel properties represent _____% of the outstanding pool balance and _____% of the Loan Group 1 balance as of the cut-off date;

      o industrial properties represent _____% of the outstanding pool balance and _____% of the Loan Group 1 balance as of the cut-off date [based on the primary use of the space for office/industrial properties];

      o credit lease properties represent _____% of the outstanding pool balance and _____% of the Loan Group 1 balance as of the cut-off date; and

      o other properties represent _____% of the outstanding pool balance and _____% of the Loan Group 1 balance as of the cut-off date.

      A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely effected, leading to increased losses on loans secured by hotel properties as compared to the mortgage loans secured by other property types.

      In particular, the mortgage loans in loan group 1 are secured primarily by properties other than multifamily and manufactured housing community properties and the mortgage loans in loan group 2 are secured primarily by multifamily and manufactured housing community properties. Because principal distributions on the Class A-1A certificates are generally received from collections on the mortgage loans in loan group 2, an adverse event with respect to multifamily or manufactured housing community properties would have a substantially greater impact on the Class A-1A certificates than if such class received principal distributions from other property types as well. However, on and after any distribution date on which the certificate principal balances of the Class B through E certificates have been reduced to zero, the Class A-1A certificates will receive principal distributions from the collections on the pool of mortgage loans, pro rata, with the Class A-1, Class A-2, [and Class PO] certificates [and the Class A-3FL regular interest].

      [With respect to concentration of borrowers:

                      Mortgage Loans with Related Borrowers



                         Number of     Aggregate      Percentage    Percentage   Percentage
                           Loans/     Cut-off Date    of Initial     of Loan      of Loan
Entity                   Properties     Balance      Pool Balance    Group 1      Group 2
----------------------   ----------   ------------   ------------   ----------   ----------

















Total/Weighted Average

                                          Weighted Averages
                         ---------------------------------------------------
                                      Stated             Cut-off      LTV
                         Mortgage   Remaining             Date      Ratio at
Entity                     Rate     Term (mo.)   DSCR   LTV Ratio   Maturity
----------------------   --------   ----------   ----   ---------   --------

















Total/Weighted Average

      o [__ mortgage loans (those whose borrower affiliation is designated "______" on Exhibit A hereto) have borrowers related to each other and those mortgage loans represent, in the aggregate, approximately ______% of the aggregate principal balance of the pool of mortgage loans, approximately _____% of the Loan Group 1 balance and approximately _____% of the Loan Group 2 balance as of the cut-off date. The property manager for each of the related mortgaged properties is ______, an affiliate of ______.]

      o [__ other mortgage loans (those whose borrower affiliation is [designated "______" on Exhibit A hereto]) have borrowers related to each other and those mortgage loans represent, in the aggregate, approximately ______% of the aggregate principal balance of the pool of mortgage loans, approximately _____% of the Loan Group 1 balance and approximately _____% of the Loan Group 2 balance as of the cut-off date. The property manager for each of the related mortgaged properties is ______, a wholly-owned subsidiary of ____________________.]

      o [__ other groups of mortgage loans have borrowers related to each other, none of these groups of mortgage loans represent more than _____% of the aggregate principal balance of the pool of mortgage loans, approximately _____% of the Loan Group 1 balance and approximately _____% of the Loan Group 2 balance as of the cut-off date.]

      o [[__ groups of ]__ mortgage loans, representing approximately __% of the aggregate principal balance of the pool of mortgage loans, approximately _____% of the Loan Group 1 balance and approximately _____% of the Loan Group 2 balance as of the cut-off date, are cross-collateralized and cross-defaulted with each other.]

      o [__ mortgage loans, representing approximately _____% of the aggregate principal balance of the pool of mortgage loans, approximately _____% of the Loan Group 1 balance and approximately _____% of the Loan Group 2 balance as of the cut-off date, are secured by more than one mortgaged property.]

      [See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and Exhibit A attached hereto].

      [Mortgaged properties owned by related borrowers are likely to:

      o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

      o have common general partners which would increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.]

Borrower Organization Considerations

      The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers have previously owned property other than the related mortgaged property or may not otherwise be required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, the borrowers' organizational documents or the terms of the mortgage loan documents limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements or that circumstances that would arise if the borrower were not to observe the required covenants will not impact the borrower or the related mortgaged property. In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate of the borrower and is not justified by the borrower's own economic circumstances. Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan. The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

[Risks Relating to Enforceability of Cross-Collateralization]

      [[As described above, __ groups of mortgage loans, representing approximately ____% of the aggregate principal balance of the pool of mortgage loans, approximately _____% of the Loan Group 1 balance and approximately _____% of the Loan Group 2 balance as of the cut-off date, are cross-collateralized with other mortgage loans. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.]

      A lien granted by the borrower entity could be avoided if a court were to determine that:

      o the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and

      o the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

      Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

      o subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

      o     recover payments made under that mortgage loan; or

      o take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.]

                      [Cross-Collateralized Mortgage Loans]

                         Number of Cross-Collateralized   Total Number
Mortgage Loan or Loans             Properties             of Properties
----------------------   ------------------------------   -------------











Ability to Incur Other Borrowings Entails Risk

      [The borrowers under __ mortgage loans, representing approximately __% of the aggregate principal balance of the mortgage pool, approximately _____% of the Loan Group 1 balance and approximately _____% of the Loan Group 2 balance as of the cut-off date, have unsecured affiliate debt payable to an affiliate of the borrower in addition to the debt owed under the mortgage loan. Additionally, the borrowers under __ of the mortgage loans, representing approximately __% of the aggregate principal balance of the mortgage pool, approximately _____% of the Loan Group 1 balance and approximately _____% of the Loan Group 2 balance as of the cut-off date, do not currently owe any affiliate debt, but the terms of the mortgage loans would allow the related borrowers to incur secured and/or unsecured affiliate debt under certain circumstances. __ of the mortgage loans, representing approximately __% of the aggregate principal balance of the mortgage pool, approximately _____% of the Loan Group 1 balance and approximately _____% of the Loan Group 2 balance as of the cut-off date, do not permit the related borrowers to incur affiliate debt.] Also, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business.

      When a mortgage loan borrower, or its constituent members also has one or more other outstanding loans, even if subordinated loans, the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

      Additionally, if the borrower, or its constituent members, defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure by another lender or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

      [Each affiliate debt creditor has entered into a subordination agreement with the lender acknowledging that the affiliate debt is non-foreclosable and non-defaultable and imposing limits on the borrower's ability to incur any further subordinate debt. Payments on the affiliate debt are required to be made solely out of excess cash flow after monthly payments of principal and interest have been made and any reserves required by the terms of the related mortgage loans have been funded as required under the mortgage loan documents.] See "Description of the Mortgage Pool--General" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

      [Except for the existing affiliate debt described above,] the mortgage loans generally prohibit borrowers from incurring any debt that is secured by the related mortgaged properties.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date [or
      Anticipated Prepayment Date]

      [___ of the mortgage loans, representing approximately __% of the aggregate principal balance of the mortgage pool, approximately _____% of the Loan Group 1 balance and approximately _____% of the Loan Group 2 balance as of the cut-off date, are expected to have substantial remaining principal balances as of their [anticipated prepayment dates or] stated maturity dates.] [_____ of the mortgage loans require balloon payments at stated maturity, [and __ of the loans would require a substantial payment at their anticipated prepayment date]. Mortgage loans with substantial remaining principal balances at their stated maturity (i.e., "balloon loans") involve greater risk than fully amortizing loans.

      A borrower's ability to repay a loan on its [anticipated prepayment date or] stated maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

      o the availability of, and competition for, credit for commercial real estate projects;

      o     the prevailing interest rates;

      o     the fair market value of the related properties;

      o     the borrower's equity in the related properties;

      o     the borrower's financial condition;

      o     the operating history and occupancy level of the property;

      o     the tax laws; and

      o     prevailing general and regional economic conditions.

      The availability of funds in the credit markets fluctuates over time.

      We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

      See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May Be Unable To Make Balloon Payments" in the prospectus.

Commercial and Multifamily Lending Is Dependent Upon Net Operating Income

      The mortgage loans are secured by various income-producing commercial and/or multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because it typically involves larger loans to a single borrower or groups of related borrowers.

      The repayment of a commercial or multifamily loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

      The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

      o     the age, design and construction quality of the properties;

      o perceptions regarding the safety, convenience and attractiveness of the properties;

      o     the proximity and attractiveness of competing properties;

      o     the adequacy of the property's management and maintenance;

      o     increases in operating expenses;

      o an increase in the capital expenditures needed to maintain the properties or make improvements;

      o     a decline in the financial condition of a major tenant;

      o     an increase in vacancy rates; and

      o a decline in rental rates as leases are renewed or entered into with new tenants.

      Other factors are more general in nature, such as:

      o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

      o local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

      o     demographic factors;

      o     consumer confidence;

      o     consumer tastes and preferences; and

      o     retroactive changes in building codes.

      The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

      o     the length of tenant leases;

      o     the creditworthiness of tenants;

      o in the case of rental properties, the rate at which new rentals occur; and

      o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

      A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month to month leases, and may lead to higher rates of delinquency or defaults.

The Prospective Performance of the Mortgage Loans in the Trust Fund Should be
      Evaluated Separately from the Performance of Mortgage Loans in Other Trusts Formed by the Depositor.

      While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

      As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as "static pool data"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving "the same asset type" (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Tenant Concentration Entails Risk

      A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or a small number of tenants. Mortgaged properties leased to a single tenant, or a small number of tenants, also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is so because:

      o     the financial effect of the absence of rental income may be severe;

      o     more time may be required to re-lease the space; and

      o substantial capital costs may be incurred to make the space appropriate for replacement tenants.

      Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

[Ground Leases]

      [[___] of the mortgaged properties, representing security for approximately [___]% of the aggregate principal balance of the pool of mortgage loans, approximately _____% of the Loan Group 1 balance and approximately _____% of the Loan Group 2 balance as of the cut-off date, are leasehold interests of the related borrower where a material portion of the mortgaged property contains a ground lease and the ground lessor is not a party to the mortgage. Any mortgaged property where the ground lessee and ground lessor are both parties to the mortgage has been categorized as a "fee simple estate." Each of the mortgage loans secured by mortgages on leasehold estates were underwritten taking into account payment of the ground lease rent, except in cases where the mortgage is a lien on both the ground lessor's and ground lessee's interest in the mortgaged property. See "The Pooling and Servicing Agreement--Representations and Warranties; Repurchase" herein. On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any/or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained herein or in the mortgage. A lender could lose its security unless the borrower holds a fee mortgage or the bankruptcy court, as a court of equity, allows the lender to assume the ground lessee's obligations under the ground lease and succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by a bankruptcy court. See "Certain Legal Aspects of Mortgage Loans" in the prospectus.]

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

      If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Tenant Bankruptcy Entails Risks

      The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail and office properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises, which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent, but not more than three years' rent).

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

      The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

      Each mortgage loan is a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the property.

      [However, with respect to __ of the mortgage loans which are secured by credit lease properties, which represent in the aggregate approximately __% of the aggregate principal balance of the pool of mortgage loans, approximately _____% of the Loan Group 1 balance as of the cut-off date, the related borrower has purchased a surety bond which guarantees the payment of all principal due at the stated maturity date of the related mortgage loan. The surety bond issuer in each case is _____________________, which has a claims paying ability rating of "__" by __.] See "Description of the Mortgage Pool--General" in this prospectus supplement.

Risks to the Mortgaged Properties Relating to Terrorist Attacks

      On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties, (ii) result in higher costs for insurance premiums or diminished availability of insurance coverage for losses related to terrorist attacks, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow. These disruptions and uncertainties could materially and adversely affect the value of, and an investor's ability to resell, the certificates. See "--Risks Associated with the Absence of or Inadequacy of Insurance Coverage" below.

Recent Developments May Increase the Risk of Loss on the Mortgage Loans

      The impact of international events involving the United States, such as the aftermath of the terrorist attacks of September 11, 2001 and the ongoing military action in Iraq, is uncertain. In addition, the government of the United States has stated that it is likely that future acts of terrorism may take place. It is impossible to predict the extent to which any such military operations or any future terrorist activities, either domestically or internationally, may affect the economy and investment trends within the United States and abroad. These disruptions and uncertainties could materially and adversely affect an investment in the certificates, including the ability of an investor to resell its certificates. These disruptions and uncertainties could materially and adversely affect the borrowers' abilities to make payments under the mortgage loans, the ability of each transaction party to perform their respective obligations under the transaction documents to which they are a party, the value of the certificates and the ability of an investor to resell the certificates.

Recent Hurricanes

      The damage caused by Hurricane Katrina, Hurricane Rita [and Hurricane Wilma] and related windstorms, floods and tornadoes in areas of Louisiana, Mississippi, Texas [and Florida] in August, September and October 2005 may adversely affect certain of the mortgaged properties. As of the cut-off date, [_] of the mortgaged properties, securing [_]% of the initial outstanding pool balance are secured by mortgaged properties located in Texas, Louisiana, Mississippi and [Florida]. Although it is too soon to assess the full impact of Hurricane Katrina, Hurricane Rita [and Hurricane Wilma] on the United States and local economies, in the short term the effects of the storm are expected to have a material adverse effect on the local economies and income producing real estate in the affected areas. Areas affected by Hurricane Katrina, Hurricane Rita [and Hurricane Wilma] have suffered severe flooding, wind and water damage, forced evacuations, lawlessness, contamination, gas leaks and fire and environmental damage. The devastation caused by Hurricane Katrina, Hurricane Rita and [and Hurricane Wilma] could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Additionally, the standard all-risk insurance policies that borrowers under the mortgage loans are required to maintain typically do not cover flood damage. Although certain mortgage loans may require borrowers to maintain additional flood insurance, there can be no assurance that such additional insurance will be sufficient to cover damage to a mortgaged property in a heavily flooded area.

      Because of the difficulty in obtaining information about the affected areas and mortgaged properties it is not possible at this time to make a complete assessment of the severity of loss, the availability of insurance coverage to cover these losses and the extent and expected duration of the effects of Hurricane Katrina, Hurricane Rita [and Hurricane Wilma] on the mortgaged properties, the Southeast states and the United States as a whole.

[Retail Properties Have Special Risks]

      [Retail properties secure __ of the underlying mortgage loans, representing approximately _____% of the aggregate principal balance of the pool of mortgage loans and approximately _____% of the Loan Group 1 balance as of the cut-off date.

      The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

      The presence or absence of an "anchor tenant" in a shopping center also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size and is vital in attracting customers to a retail property, whether or not it is located on the related mortgaged property. __ of the mortgage loans are secured by retail properties that are "anchored" and __ of the mortgage loans are secured by retail properties that are "unanchored."

      If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences.

      Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; Internet web sites; and telemarketing.

Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

      Moreover, additional competing retail properties may be built in the areas where the retail properties are located.]

[Office Properties Have Special Risks]

      [___ of the mortgage loans, representing approximately ___% of the aggregate principal balance of the pool of mortgage loans and approximately _____% of the Loan Group 1 balance as of the cut-off date, are secured primarily by office properties.

      A large number of factors may adversely affect the value of office properties, including:

      o     the quality of an office building's tenants;

      o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

      o     the desirability of the area as a business location; and

      o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

      Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property for new tenants. See "--Tenant Bankruptcy Entails Risk" above.]

[Hotel Properties Have Special Risks]

      [______ of the mortgage loans, representing approximately ___% of the aggregate principal balance of the mortgage pool and approximately _____% of the Loan Group 1 balance as of the cut-off date, are secured by hotel properties.

      Various factors may adversely affect the economic performance of a hotel, including:

      o adverse economic and social conditions, either local, regional or national, which may limit the amount that can be charged for a room and reduce occupancy levels;

      o     the construction of competing hotels or resorts;

      o continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

      o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

      o changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

      Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

      Moreover, the hotel and lodging industry is generally seasonal in nature, different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

      The performance of a hotel property that is affiliated with a franchise or hotel management company will depend in part on the continued existence and financial strength of the franchise or hotel management company, the public perception of the franchise or hotel chain service mark, and the duration of the franchise licensing or management agreement.

      The performance of a hotel property that is not affiliated with a franchise or hotel management company may be adversely affected by the lack of public recognition, national and international marketing and a central reservation system.]

[Multifamily Properties Have Special Risks]

      [Multifamily properties secure ___ of the mortgage loans, representing approximately ___% of the aggregate principal balance of the pool of mortgage loans, approximately _____% of the Loan Group 1 balance and approximately _____% of the Loan Group 2 balance as of the cut-off date. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

      o the physical attributes of the apartment building such as, its age, appearance and construction quality;

      o the location of the property, for example, a change in the neighborhood over time;

      o the ability of management to provide adequate maintenance and insurance;

      o     the types of services or amenities the property provides;

      o     the property's reputation;

      o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

      o     the presence of competing properties;

      o     adverse local or national economic conditions; and

      o     state and local regulations.]

Manufactured Housing Community Properties Have Special Risks

      There are [__] manufactured housing community properties, securing approximately [__]% of the aggregate principal balance of the pool of mortgage loans, approximately _____% of the Loan Group 1 balance and approximately _____% of the Loan Group 2 balance as of the cut-off date. Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income producing real estate.

      The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

      o     other manufactured housing communities;

      o     apartment buildings; and

      o     single family homes.

      Other factors may also include:

      o the physical attributes of the manufactured housing community, including its age and appearance;

      o     location of the manufactured housing community;

      o the ability of management to provide adequate maintenance and insurance;

      o     the type of services or amenities it provides;

      o the availability of public water and sewer facilities, or the adequacy of any such privately-owned facilities;

      o     the property's reputation; and

      o state and local regulations, including rent control and rent stabilization.

      The manufactured housing community properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

[Warehouse/Industrial Properties Have Special Risks]

      [Industrial properties secure ___ of the mortgage loans, representing approximately ___% of the aggregate principal balance of the mortgage pool and approximately _____% of the Loan Group 1 balance as of the cut-off date. Significant factors determining the value of industrial properties are:

      o     the quality of tenants;

      o     building design and adaptability; and

      o     the location of the property.

      Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single or few tenants.

      Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

      Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility.

      Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.]

[Credit Lease Properties Have Special Risks]

      [___ of the mortgage loans, representing approximately ___% of the aggregate principal balance of the mortgage pool and approximately _____% of the Loan Group 1 balance as of the cut-off date, are secured by properties backed by credit lease obligations of a tenant, or net lease obligations guaranteed by another entity.

    Number of           Tenant/Guarantor Rating      Percentage of pool balance
Credit Lease Loans   by at least one Rating Agency     as of the Cut-off Date
------------------   -----------------------------   --------------------------
                           Investment Grade
                         Non-investment Grade

      Any rating assigned to the tenant or guarantor, as applicable, by a rating agency will reflect only that rating agency's assessment of the long-term unsecured debt obligations of the tenant or its guarantor. That rating does not imply an assessment of the likelihood that:

      o the credit leases will not be terminated or the related mortgage loans prepaid, through the exercise of a purchase option by the lessee or otherwise;

      o that principal prepayments on the related mortgage loans will be made by the related borrowers; or

      o that any prepayment premium will be paid, or, if paid, will be sufficient to provide the anticipated yield on the loan.

      As a result, the rating will not address the possibility that a prepayment of a mortgage loan may cause you to experience a lower than anticipated yield. See "Yield And Maturity Considerations" in this prospectus supplement. See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement for certain statistical information on mortgage loans backed by credit leases.

      A downgrade in the credit rating of any of the tenants and/or the guarantors may have a related adverse effect on the rating of your certificates. If a tenant or guarantor defaults on its obligation to make monthly rental payments under a credit lease or the related guarantee, the borrower under a mortgage loan backed by credit leases may not have the ability to make required payments on the loan. If the default occurs before significant amortization of the loan has occurred and no recovery is available from the related borrower, the tenant or any guarantor, it is unlikely in most cases that the special servicer will be able to recover in full the amounts then due under the loan. See "Description of the Mortgage Pool--Credit Lease Loans" in this prospectus supplement.

      Certain mortgage loans backed by credit leases have insurance policies for the benefit of the lender to cover certain lease termination and abatement events arising out of a condemnation of a credit lease property. Certain of the credit leases have surety bonds or residual value insurance policy for the benefit of the lender to cover the principal payments on the related loans at maturity.

                               Ratings of Provider by   Number of Credit Lease   Percentage of pool balance
Credit Lease Loan Protection         [________]                 Loans              as of the Cut-off Date
----------------------------   ----------------------   ----------------------   --------------------------
Lease Enhancement Policies              AAA                     [___]                        %
Surety Bonds                             AA                     [___]                        %
Residual Value Insurance                 AA                     [___]                        %

      See "Description of the Mortgage Pool--General" in this prospectus supplement. Your investment would be adversely affected by any failure by the insurer to pay under the terms of those policies or surety bonds, and any downgrade of the credit rating of that insurer may adversely affect the ratings of your certificates. See "Description of the Mortgage Pool--Credit Lease Loans" in this prospectus supplement.]

[Risks Relating to Section 8 Multifamily Properties]

      [__ of the mortgage loans (those identified as loan numbers ___ on Annex A hereto), representing approximately ____% of the aggregate principal balance of the mortgage pool, approximately _____% of the Loan Group 1 balance and approximately _____% of the Loan Group 2 balance as of the cut-off date, are secured by mortgaged properties in which the rents charged to some of the tenants are subsidized by housing assistance payments under HUD's Section 8 Tenant-Based Assistance Rental Voucher Program or Section 8 Tenant-Based Assistance Rental Certificate Program (now combined into one voucher program). Those payments are made pursuant to housing assistance payments contracts between the borrower and a local housing authority which receives Section 8 funds from HUD. The term of each housing assistance payments contract is limited to the term of the related tenant lease, generally one year, renewable at the option of the tenant. Tenants may choose to move out of the mortgaged properties and utilize their vouchers elsewhere, and we cannot assure you that those units will be re-rented. The housing assistance payments contracts impose certain management and maintenance obligations on the borrowers, and housing assistance payments can be suspended, reduced, or terminated if HUD or the local housing authority determines that the borrowers have breached the housing assistance payments contracts. HUD may in the future elect, or be required by Congress, to take actions with the effect of limiting increases in rents subsidized under Section 8, or reducing rent levels currently in effect. The ability of the respective borrowers to pay the housing assistance payments loans, and the value of their mortgaged properties and consequent ability to refinance the mortgage loans which are subject to housing assistance payments contracts, could be adversely affected by some or all of the above mentioned risks. See "Description of the Mortgage Pool--Section 8 Housing Assistance Payments Programs" in this prospectus supplement.]

Certain Additional Risks Relating to Tenants

      The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

      o     space in the mortgaged properties could not be leased or re-leased;

      o     tenants were unable to meet their lease obligations;

      o     a significant tenant were to become a debtor in a bankruptcy case;
            or

      o     rental payments could not be collected for any other reason.

      Repayment of the mortgage loans secured by retail and office properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.

      Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

      Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of such a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

      Zoning or other restrictions also may prevent alternative use.

Lack of Skillful Property Management Entails Risks

      The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

      o     responding to changes in the local market;

      o     planning and implementing the rental structure;

      o     operating the property and providing building services;

      o     managing operating expenses; and

      o assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

      We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Limitations of Appraisals

      Appraisals were obtained with respect to each of the mortgaged properties prior to the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.

Your Lack of Control Over Trust Fund Can Create Risks

      You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Potential Conflicts of Interest

      Affiliates of the depositor, the mortgage loan sellers, the servicer, [the primary servicer] or the special servicer may purchase a portion of the certificates. This could cause a conflict between the master servicer's or the special servicer's respective duties to the trust under the pooling and servicing agreement and their respective interests as a holder of a certificate. In addition, the holder of certain of the non-offered certificates has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder. It is anticipated that the special servicer or an affiliate thereof may be the holder of such non-offered certificates. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by a servicer or any of their affiliates.

      Additionally, any of those parties may, especially if it or an affiliate holds non-offered certificates, or has financial interests in or other financial dealings with a borrower or sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates. For instance, if a special servicer or an affiliate holds non-offered certificates, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating earlier than necessary in order to avoid advance interest or additional trust fund expenses. Either action could result in less proceeds to the trust than would be realized if alternate action had been taken. In general, a servicer is not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to non-offered certificates.

      Additionally, each of the servicer, the special servicer [and each of the sub-servicers] currently services or will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the servicer and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the servicer or the special servicer.

      Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

      The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

      o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

      o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

      o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

      The [sponsor] [depositor] [issuing entity] is an affiliate of the [servicer] [special servicer] [specify other servicer contemplated by Item 1108(a)(3) of Regulation AB] [trustee] [specify originator contemplated by Item 1110 of Regulation AB] [specify significant obligor contemplated by Item 1112 of Regulation AB] [specify enhancement, derivatives or support provider contemplated by Item 1114 or Item 1115 of Regulation AB] [specify other material parties related to the asset-backed securities.] [If applicable, provide the information required by Item 1119(b) of Regulation AB with respect to business relationships, etc. outside the ordinary course of business or not on arm's length basis between the [sponsor] [depositor] [issuing entity] and any of the other parties listed in the preceding sentence or their affiliates that exist currently or existed within the past two years, if material to an understanding of the certificates.] [If applicable, provide the information specified in Item 1119(c) of Regulation AB regarding specific relationships relating to the transaction or the mortgage loans between the [sponsor] [depositor] [issuing entity] and any of the other parties listed above or their affiliates that exist currently or existed within the past two years, if material.]

Directing Certificateholder May Direct Special Servicer Actions

      In connection with the servicing of the mortgage loans, the special servicer may, at the direction of the directing certificateholder, take or refrain from taking actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders, which may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder may direct the special servicer to take or refrain from taking actions which conflict with the interests of certain classes of the offered certificates and the directing certificateholder will have no liability to any certificateholder outside the controlling class for any action it takes or fails to take. However, the special servicer is not permitted to take actions which are prohibited by law or violate the terms of the pooling and servicing agreement (including the servicing standard) or the mortgage loan documents.

[Floating Rate Mortgage Loans/Risks Relating to Interest Rate Cap Agreements]

      [___ mortgage loans, representing approximately ___% of the aggregate principal balance of the mortgage pool, approximately _____% of the Loan Group 1 balance and approximately _____% of the Loan Group 2 balance as of the cut-off date bear interest at a floating rate based on LIBOR. Accordingly, debt service for the related mortgage loans will generally increase as interest rates rise. In contrast, rental and other income from existing leases of the related mortgaged properties is not expected to rise significantly as interest rates rise. Accordingly, unless new leases are executed and/or occupancies at the related mortgaged properties increases, the debt service coverage ratio ("DSCR") of such mortgage loans will generally be adversely affected by rising interest rates, and the borrower's ability to make all payments due on the related mortgage loans may be adversely affected. Information provided herein concerning the debt service coverage ratios of such mortgage loans is based on an assumed level of LIBOR equal to [___] (which is consistent with the presentation in the preliminary version of this prospectus supplement). However, LIBOR on [____] (the date on which LIBOR was most recently set for [___] of the mortgage loans was approximately [___]%.

      There are no periodic or lifetime caps on the mortgage rate of any such mortgage loan. With respect to all of the related mortgage loans, each related borrower has been required to purchase an interest rate cap agreement to protect itself against significant movements in LIBOR during the initial term of such mortgage loan, each of which interest rate cap agreements have been pledged as additional security for the related mortgage loan. Pursuant to each such interest rate cap agreement, to the extent LIBOR increases above certain specified levels, which levels may increase over the term of the interest rate cap agreement depending on the performance of the related mortgage loan and mortgaged property or properties, the borrower will be entitled to receive payments calculated by applying an interest rate equal to the difference between LIBOR and such level to a notional amount at least equal to the principal balance of the related mortgage loan. At high interest rates, borrowers may be dependent on such interest rate cap agreements for income needed to pay a portion of the interest due on the related mortgage loans.

      The existence of the interest rate cap agreements does not protect investors from basis risk shortfalls.

      There can be no assurance that any counterparty will have sufficient assets or otherwise be able to fulfill its obligations under the related interest rate cap agreement. In addition, if any such mortgage loan is effectively extended in connection with a default, there is no requirement that the related interest rate cap agreement extend beyond the original maturity of such mortgage loan. Such circumstances could result in the downgrade, withdrawal or qualification of the ratings on the certificates. The failure of a counterparty to fulfill its obligations under an interest rate cap agreement during periods of higher levels of LIBOR could result in the inability of the related borrower to pay its required debt service on the related mortgage loan. Mortgage loans with interest rate cap agreements generally require that such mortgage loans may only be extended if the borrower is able to extend or replace such interest rate cap agreement on similar terms. However, there can be no assurance that a borrower will be able to extend an interest rate cap agreement or enter into a replacement interest rate cap agreement in the event there is an extension of the related mortgage loan.]

Risks Relating to Prepayments and Repurchases

      The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. We make no representations as to the actual rate of payments of principal on the mortgage loans.

      [In particular, because the notional amount of the Class X certificates is based upon all or a portion of certain of the outstanding certificate balance of the certificates, the yield to maturity on the Class X certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses. Also, a rapid rate of principal prepayments, liquidations and/or principal losses could result in the failure to recoup the initial investment in the Class X certificates. ]

      [The Class PO certificates, which will be offered at a discount will be sensitive to the rate and timing of prepayments of principal, liquidations and principal losses. A slower than anticipated rate of principal prepayments, liquidations and/or principal losses could have a material negative effect on the Class PO certificates.]

      [The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average net mortgage interest rate of the mortgage loans. The pass-through rates on such certificates may be limited by the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.]

      See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

      The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

      Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

      Although the mortgage loans generally have prepayment protection in the form of lockout periods followed by defeasance provisions or yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment provisions or that involuntary prepayments will not occur.

      In addition certain mortgage loans permit partial prepayment during the related lockout period. See, for example, "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

      The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

      o     the terms of the mortgage loans;

      o     the length of any prepayment lock-out period;

      o     the level of prevailing interest rates;

      o     the availability of mortgage credit;

      o     the applicable yield maintenance charges;

      o the master servicer's or special servicer's ability to enforce those charges or premiums;

      o     the failure to meet certain requirements for the release of escrows;

      o     the occurrence of casualties or natural disasters; and

      o     economic, demographic, tax, legal or other factors.

      A casualty or condemnation may cause a prepayment of all or a portion of the loan balance. The mortgage loans generally do not require a yield maintenance charge for prepayments in connection with a casualty or condemnation unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing. Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to a breach of one or more of the representations or warranties or as a result of a document defect in the related mortgage file, or if a mezzanine lender or holder of a subordinate loan exercises an option to purchase the related mortgage loan under the circumstances set forth in the related mezzanine loan documents or intercreditor agreement, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment penalty would be payable. Such repurchase or early prepayment may adversely affect the yield to maturity on your certificates. See "--Ability to Incur Other Borrowings Entails Risk" in this prospectus supplement.

      [[__] mortgage loans (identified as Loan Nos. [__], [__], [__], [__], [__] and [__] on Annex A-1 to this prospectus supplement), representing approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a multiple note loan structure, that includes subordinate debt secured by a single mortgage instrument on the related mortgaged property or properties. [With respect to all of such mortgage loans, the holders of the related subordinate debt not included in the trust will have the right, subject to the satisfaction of certain conditions (including a loan default), to purchase the related mortgage loan from the trust without payment of yield maintenance. In addition, with respect to [___] mortgage loans (identified as Loan Nos. [__], [__] and [__] on Annex A-I to this prospectus supplement), representing approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the holder of the related mezzanine debt has the right to purchase the related mortgage loan from the trust upon the occurrence and continuance of an event of default as set forth in the related intercreditor agreement. Either of these circumstances would have the same effect on the offered certificates as a prepayment in full of such mortgage loan. See "Description of the Mortgage Pool--General" in this prospectus supplement.]

[Sensitivity to LIBOR and Yield Considerations

      The yield to investors in the Class A-3FL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the Class A-3FL certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on the Class A-3FL certificates.

      In addition, because interest payments on the Class A-3FL certificates may be reduced or the pass-through rate may convert to a fixed rate, in connection with certain events discussed in this prospectus supplement, the yield to investors in the Class A-3FL certificates under such circumstances may not be as high as that offered by other LIBOR based investments that are not subject to such interest rate restrictions.

      In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity to an investor in the Class A-3FL certificates. As a result, the effect on such investor's yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class A-3FL certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of LIBOR. The failure by the related swap counterparty in its obligation to make payments under the related swap contract, the conversion to a fixed rate that is below the rate that would otherwise be payable at the floating rate and/or the reduction of interest payments resulting from payment of interest to the Class A-3FL regular interest based on a pass-through rate below [__]% per annum would have such a negative impact. There can be no assurance that a default by the related swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to a fixed rate would not adversely affect the amount and timing of distributions to the holders of the Class A-3FL certificates. See "Yield and Maturity Considerations" in this prospectus supplement.]

[Risks Relating to the Swap Contract

      The trust fund will have the benefit of a swap contract relating to the Class A-3FL certificates and the Class A-3FL regular interest issued by [__________]. Because the Class A-3FL regular interest accrues interest at a fixed rate of interest, the ability of the holders of the Class A-3FL certificates to obtain the payment of interest at the designated pass-through rate (which payment of interest may be reduced in certain circumstances as described in this prospectus supplement) will depend on payment by the swap counterparty pursuant to the swap contract. See "Description of the Swap Contracts--The Swap Counterparty" in this prospectus supplement.

      If the swap counterparty's long term ratings fall below the ratings levels set forth in the swap contract by any rating agency, the swap counterparty will be required to post collateral or find a replacement swap counterparty that would not cause another rating agency trigger event. In the event that the swap counterparty fails to either post acceptable collateral or find an acceptable replacement swap counterparty after such a trigger event, the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% of the Class A-3FL certificates to enforce the rights of the trust fund under the swap contract as may be permitted by the terms of the swap contract and use any termination payments received from the swap counterparty to enter into a replacement swap contract on substantially similar terms.

      During the occurrence of a continuing payment default with respect to the swap counterparty or if the swap contract is terminated and no replacement swap counterparty is found, the Class A-3FL certificate pass-through rate will convert to the fixed interest rate. Any such conversion to a fixed rate might result in a temporary delay of payment of the distributions to the holders of the Class A-3FL certificates if notice of the resulting change in payment terms of the certificates is not given to the DTC within the time frame in advance of the distribution date that DTC requires to modify the payment.

      If the costs attributable to entering into a replacement swap contract would exceed the net proceeds of the liquidation of the swap contract, then a replacement swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-3FL certificates. There can be no assurance that the swap counterparty will maintain the required ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap contract, and there can be no assurance that any termination payments payable by the swap counterparty will be sufficient for the trustee to engage a replacement swap counterparty. In addition, a termination fee may not be payable by the swap counterparty in connection with certain termination events.

      In addition, the trustee will not be obligated to undertake any enforcement action with respect to the swap contract unless it has received from the Class A-3FL certificateholders an indemnity satisfactory to the trustee with respect to the costs, expenses and liabilities associated with enforcing the rights of the trust fund under the swap contract. No such costs, expenses and/or liabilities will be payable out of the trust fund.

      In addition, if the funds allocated to payment of interest distributions on the Class A-3FL regular interest are insufficient to make all required interest payments on the Class A-3FL regular interest, the amount paid to the swap counterparty will be reduced and interest paid by the swap counterparty under the swap contract will be reduced, on a dollar for dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if the funds allocated to payment of interest distributions on the Class A-3FL regular interest had been sufficient to make all required interest payments on the Class A-3FL regular interest. As a result, the holders of the Class A-3FL certificates may experience an interest shortfall. See "Description of the Swap Contract" in this prospectus supplement.]

Risks Relating to Enforceability of Prepayment Premiums or Defeasance Provisions

      Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might be deemed unenforceable under applicable law, or usurious.

Risks Relating to Borrower Default

      The rate and timing of delinquencies or defaults on the mortgage loans will affect:

      o     the aggregate amount of distributions on the offered certificates;

      o     their yield to maturity;

      o     the rate of principal payments; and

      o     their weighted average life.

      If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess, up to the outstanding principal amount of that class.

      If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

      Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

      Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

Risks Relating to Certain Payments

      To the extent described in this prospectus supplement, the servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed P&I advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Risks of Limited Liquidity and Market Value

      Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association such as NASDAQ, and there is currently no secondary market for your certificates. While __________ currently intends to make a secondary market in the offered certificates, it is not obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

      As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentrated risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

Subordination of Subordinate Offered Certificates

      As described in this prospectus supplement, unless your certificates are Class ___, Class ___, Class ___ or Class ___ certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans[, other than excess interest] will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation.

      See "Description of the Certificates--Distributions--Priority" and "Description of the Certificates--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement.

Environmental Risks Relating to the Mortgaged Properties

      [_______ of the mortgaged properties have been subject to recent environmental site assessments, including Phase I site assessments or updates of previously performed Phase I site assessments. In some cases, Phase II site assessments also have been performed.] Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

      [[Except as indicated below,] none of those environmental assessments revealed any potentially material adverse environmental condition or circumstance at any mortgaged property except

      o     for those which will be remediated by the cut-off date;

      o     for which an escrow for the remediation was established; or

      o for which the consultant recommended an operations and maintenance plan or periodic monitoring of nearby properties, which recommendations are consistent with industry wide practices.

      Those conditions could, for example, include the presence of asbestos containing materials, leaks from storage tanks, and on-site spills. Corrective action, as required by the regulatory agencies, has been undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that the reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified.]

      [Insert any property specific disclosure.]

      See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk Factors--Environmental Risks" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.

Tax Considerations Relating to Foreclosure

      If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer must retain an independent contractor to operate the property. Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%). In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property.

Risks Associated with the Absence of or Inadequacy of Insurance Coverage

      All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements at the mortgaged property and (ii) the outstanding principal balance of the mortgage loan. Therefore, insurance proceeds may not be sufficient to pay off the mortgage loan. In addition, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately [__]%, [__]% and [__]% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in [Texas, California and Florida] [specify other hazard areas], respectively, areas that have historically been at greater risk regarding acts of nature (such as earthquakes, hurricanes and floods) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

      With respect to certain of the mortgage loans, the "all risk" property insurance coverage, terrorism insurance coverage and/or earthquake insurance coverage for the related mortgaged properties are provided under blanket policies that also cover other properties (that do not secure assets of the trust) owned by the related borrowers' affiliates, and accordingly the amount of coverage available for a mortgaged property would be reduced if insured events occur at such other properties. Should an uninsured loss or a loss in excess of insured limits occur at the related mortgaged property, the borrowers could suffer disruption of income from such other mortgaged properties, potentially for an extended period of time, while remaining responsible for any financial obligations relating to such mortgaged properties.

      Certain mortgage loans are secured by improvements which are insured by policies that specifically exclude coverage for acts of terrorism.

      The September 11, 2001 terrorist attacks have caused many reinsurance companies (which assume some of the risk of policies sold by primary insurers) to indicate that they intend to eliminate coverage for acts of terrorism from their reinsurance. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Risk Insurance Program. The Terrorism Risk Insurance Program is administered by the Secretary of the Treasury and provides financial assistance from the United States government to insurers in the event of another terrorist attack that is the subject of an insurance claim. The Treasury Department established procedures for the Terrorism Risk Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured loss that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

      Through December 2005, insurance carriers are required under the program to offer terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided. However, the Terrorism Risk Insurance Act of 2002 does not require insureds to purchase such coverage nor does it stipulate the pricing of such coverage. There can be no assurance that all of the borrowers under the mortgage loans have accepted the terrorism coverage.

      In addition, the Terrorism Risk Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest in an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Risk Insurance Program.

      Furthermore, there can be no assurance that the Terrorism Risk Insurance Program or state legislation will substantially lower the cost of obtaining terrorism insurance.

      Finally, the Terrorism Risk Insurance Program terminates on December 31, 2005. There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration. In fact, the Secretary of the Treasury announced on June 30, 2005 that it is opposed to an extension of the Terrorism Risk Insurance Act of 2002 in its current form but noted that an extension may be acceptable only if certain significant changes were made to the current version. One such change includes increasing the deductible under the Terrorism Risk Insurance Act of 2002 from the current $5 million to $500 million, which would mean that each borrower would now be responsible for the first $500 million of the loss.

      It is likely, if the Terrorism Risk Insurance Act of 2002 is not extended or renewed, that premiums for terrorism insurance coverage will likely increase and may not be available at commercially reasonable rates and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain "sunset clauses" (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Risk Insurance Act of 2002.

      With respect to certain of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. In particular, with respect to [__] mortgage loans (identified as Loan Nos. [__], [__], [__], [__], [__], [__], [__], [__], [__],
[__] and [__] on Annex A-1 to this prospectus supplement), representing approximately [__]% of the principal balance of the pool as of the cut-off date the related loan documents either do not require the borrower to maintain terrorism insurance or the related borrower does not have terrorism insurance in place as of the cut-off date. Additionally, other loans that currently require terrorism coverage may not require such coverage under all circumstances in the future. For instance, some of the mortgage loans require terrorism insurance only if it can be obtained for a "commercially reasonable" amount and/or for an amount up to a specified premium cap, or if such exclusions become customary or are not customarily required by lenders on similar properties. In other instances, the insurance policies specifically exclude coverage for acts of terrorism or the related borrower's obligation to provide terrorism insurance is suspended in the event that a tenant elects to self-insure and satisfies certain eligibility criteria. Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard, that either:

      o     such insurance is not available at any rate, or

      o such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to the consent of the directing certificateholder) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.

      Additionally, if the related borrower fails to maintain such insurance (whether or not the mortgage loan documents specify that such insurance must be maintained), the servicer, or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard (and subject to the consent of the directing certificateholder), that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.

      Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. See "Servicing of the Mortgage Loans--Maintenance of Insurance" in this prospectus supplement.

      In addition to exclusions related to terrorism, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold or other potential causes of loss. We cannot assure you that a mortgaged property will not incur losses related to a cause of loss that is excluded from coverage under the related insurance policy.

      As a result of any limitations on the insurance coverage in place with respect to any mortgaged properties, the amount available to make distributions on your certificates could be reduced.

Zoning Compliance

      Due to changes in zoning requirements after certain of the mortgaged properties were constructed or requested variances or special permits, those mortgaged properties may not comply with current zoning laws, including density, use, and parking and set back requirements. The operation of these properties is considered to be a "permitted non-conforming use." This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following that loss. If a substantial casualty were to occur, it is expected, but we cannot assure you, that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

      [In addition, certain of the mortgaged properties which are non-conforming may not be "permitted non-conforming" uses. The failure of a mortgaged property to comply with zoning laws or to be a "permitted non-conforming" use may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.]

Litigation

      There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

Book-Entry Registration

      Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a "Certificateholder," or holder of record of your certificates. See "Risk Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

No Reunderwriting of the Mortgage Loans

      We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

Risks of Inspections Relating to Properties

      Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged properties, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Mortgage Electronic Registration Systems (MERS)

      The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS"), solely as nominee for the related mortgage loan seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system.

      The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

The Sellers Of The Mortgage Loans Are Subject To Bankruptcy Or Insolvency Laws
      That May Affect The Trust's Ownership Of The Mortgage Loans

      In the event of the insolvency of any seller, it is possible the trust's right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

      Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of insolvency of the sellers, which opinions are subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Other Risks

      See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

            THE SPONSOR[S], MORTGAGE LOAN SELLER[S] AND ORIGINATOR[S]

General

      General Electric Capital Corporation ("GECC") is a sponsor of this securitization transaction. GECC or an affiliate underwrote all of the mortgage loans being sold by GECC to the Depositor. GECC was incorporated in 1943 in the State of New York. All of GECC's outstanding common stock is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned, directly or indirectly, by General Electric Company. GECC is an affiliate of the depositor [and of the Servicer]. GECC is a global, diversified financial services company engaged in commercial finance, consumer finance, equipment management and insurance. The principal offices of GECC are located at 260 Long Ridge Road, Stamford, Connecticut 06927.

      For more information regarding GECC and its securitization program, see "The Sponsor" in the prospectus.

      [If applicable, insert disclosure for other sponsors.]

      [______ and _____ are also acting as mortgage loan sellers in this transaction. Each mortgage loan seller or its affiliate originated the loans as to which it is acting as mortgage loan seller[; except that ___% of the loans as to which ___ is acting as mortgage loan seller were originated by ___ and acquired from __ by such mortgage loan seller.] GECC and ____ each originated more than 10% of the mortgage loans in the trust fund.] [For Originators, other than the Sponsors, that originated more than 20% of the of the pool assets, add disclosure required by Item 1110 of Regulation AB, to the extent not covered above.]

Underwriting Standards

      A description of the underwriting standards of General Electric Capital Corporation is set forth in the prospectus under "The Sponsor--Underwriting Standards." A description of the underwriting standards of each other Mortgage Loan Seller [or Originator] is set forth below.

[insert description of underwriting standards of applicable Mortgage Loan Seller or Originator.]

                                  THE DEPOSITOR

      GE Commercial Mortgage Corporation, the depositor (the "Depositor"), is a direct wholly owned subsidiary of GECC and was incorporated in the State of Delaware on January 17, 2003. The principal executive offices of the Depositor are located at 292 Long Ridge Road, Stamford, Connecticut 06927. Its telephone number is (203) 357-4000.

      The Depositor does not have, nor is it expected in the future to have, any significant assets.

      Since its formation in 2003, the depositor has acted as depositor with respect to __ securitization transactions, in an aggregate amount of $[__________]. GECC has acted as sponsor of such transactions and contributed approximately 50% of the mortgage loans in such transactions, with the remainder having been contributed by German American Capital Corporation, Bank of America, N.A. and other loan sellers.

      [Disclose whether depositor engages in any activities other than securitizing assets (for example, holding B pieces), and the time period for which is has been so engaged.]

      The Depositor has minimal ongoing duties with respect to the Certificates and the Mortgage Loans. The depositor's duties pursuant to the Pooling and Servicing Agreement include, without limitation, the duty to keep in full force its existence, rights and franchises (subject to the right to merge, consolidate or sell substantially all of its assets so long as it receives a Rating Agency Confirmation as to such event), to notify the Trustee if any claim is made with respect to which the Depositor is entitled to indemnification from the Trust, to appoint a successor Trustee in the event of the resignation or removal of the Trustee, to provide the Trustee with a copy of any private placement memorandum used by the Depositor or an affiliate in connection with the resale of any Certificates that have been privately offered, to provide information in its possession to the Trustee to the extent necessary to perform REMIC tax administration, to notify the Trustee of certain events that might require reporting under the Exchange Act and to sign any Annual Report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the Trust. The Depositor is required under the Underwriting Agreement to indemnify the Underwriters for certain securities law liabilities.

                               THE ISSUING ENTITY

      The issuing entity for the Certificates will be [Name of Trust] (the "Trust"). The Trust is a New York common law trust that will be formed on the closing date pursuant to the Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the Certificates and making distributions and providing reports to Certificateholders. Accordingly, the Trust may not issue securities other than the Certificates, or invest in securities, other than investment of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in Permitted Investments. The Trust may not lend or borrow money, except that the Servicer may make Advances to the Trust only to the extent it deems such Advances to be recoverable from the related mortgage loan; such Advances are intended to be in the nature of a liquidity, rather than a credit, facility. The Pooling and Servicing Agreement may be amended as set forth herein under "Servicing of the Mortgage Loans--Amendments." The Trust administers the mortgage loans through the Servicer and Special Servicer. A discussion of the duties of the Servicer and Special Servicer, including any discretionary activities performed by each of them, is set forth herein under "Servicing of the Mortgage Loans."

      The only assets of the Trust other than the mortgage loans and any REO Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the Permitted Investments in which funds in the Certificate Account and other accounts are invested. [Specify other assets if applicable, e.g. swap agreement.] The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and indemnity obligations to the Trustee, Servicer and Special Servicer. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or Board of Directors. It acts through the Trustee, Servicer and Special Servicer.

      The Depositor is contributing the mortgage loans to the Trust. The Depositor is purchasing the mortgage loans from the Mortgage Loan Seller(s), as described herein under "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions."

      [Expenses related to the selection and acquisition of the mortgage loans in the amount of $_____ will be paid from the proceeds of the offering of the Certificates. Expenses payable to the Sponsor, the Depositor, the Servicer, the Special Servicer and the Trustee from the offering proceeds are set forth in the table below.

Nature of Expense   Amount   Payable To]
-----------------   ------   -----------


      Since the trust fund is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust." The Depositor has been formed as a special purpose bankruptcy remote entity. In connection with the formation of the Depositor, a legal opinion was rendered that if the parent company of the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such opinion after full consideration of the relevant factors, would not disregard the separate corporate existence of the Depositor so as to order substantive consolidation of the assets and liabilities of the Depositor with those of such parent company. In addition, in connection with the sale of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Trust, legal opinions are required to be rendered to the effect that:

      1. If such Mortgage Loan Seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) mortgage loans and payments thereunder and proceeds thereof are not property of the estate of such Mortgage Loan Seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such Mortgage Loan Seller is not applicable to payments on the Certificates.

      2. If the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the mortgage loans, and payments thereunder and proceeds thereof are not property of the estate of the Depositor under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Depositor is not applicable to payments on the Certificates.

      Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the Depositor has been structured as a bankruptcy remote entity, and the transfer of the mortgage loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Trust has been structured as a sale, there can be no assurance that the Depositor will not be subject to a bankruptcy proceeding or that the sale of the mortgage loans will not be recharacterized as a pledge, with the result that the Depositor or Trust is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the mortgage loans. See "Risk Factors-- The Sellers Of The Mortgage Loans Are Subject To Bankruptcy Or Insolvency Laws That May Affect The Trust's Ownership Of The Mortgage Loans."

                               THE MASTER SERVICER

The Servicer

      [Name of Servicer] (the "Servicer") will be the Servicer under the Pooling and Servicing Agreement. The Servicer is a [insert entity type and jurisdiction of organization] [and a wholly owned subsidiary of ____]. The principal offices of the Servicer are located at [___________], and its telephone number is [___________]. As of [_____, 200_], the Servicer had a total commercial and multifamily mortgage loan servicing portfolio of approximately $[___] billion.

      The information set forth in this prospectus supplement concerning the Servicer has been provided by it.

      The Servicer will be responsible for master servicing of all of the mortgage loans [specify any exceptions]. The Servicer may elect to sub-service some or all of its servicing duties with respect to each of the mortgage loans and it has informed the Depositor that it intends to use one or more sub-servicers on certain of the mortgage loans. [In particular, the Servicer has informed the Depositor that ___ will act as sub-servicer with respect to certain of the mortgage loans originated by ____.]

      Certain of the duties of the Servicer and the provisions of the Pooling and Servicing Agreement are set forth herein under "Servicing of the Mortgage Loans." The manner in which collections on the mortgage loans are to be maintained is described herein under "Description of the Certificates--Distributions--Method, Timing and Amount." The advance obligations of the Servicer are described herein under "Description of the Certificates--Advances" and "--Appraisal Reductions." Certain limitations on the Servicer's liability under the Pooling and Servicing Agreement are described herein under "Servicing of the Mortgage Loans--Certain Matters Regarding the Servicer, the Special Servicer and the Depositor." Certain terms of the Pooling and Servicing Agreement regarding the Servicer's removal, replacement, resignation or transfer are described herein under "Servicing of the Mortgage Loans--Events of Default," "--Rights Upon an Event of Default" and "--Certain Matters Regarding the Servicer, the Special Servicer and the Depositor."

      The Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, its assets may compete with the Mortgaged Properties for tenants, purchasers, financing and other parties and services relevant to the business of acquiring similar assets.

      [Add disclosure required by Item 1108 of Regulation AB with respect to Servicer, to the extent not covered above.]

Primary Servicing

      [Except with respect to certain mortgage loans sold to the Depositor by ___, the Master Servicer will be responsible for the primary servicing of all of the mortgage loans [specify any other exceptions]. The Master Servicer may elect to retain one or more primary servicers to perform some or all of its primary servicing duties with respect to each of the mortgage loans and it has informed the Depositor that it intends to use one or more primary servicers on certain of the mortgage loans.] [Add disclosure required by Item 1108 of Regulation AB with respect to any applicable primary servicer.]

                              THE SPECIAL SERVICER

      [Name of Special Servicer] (the "Special Servicer") will be appointed as the initial Special Servicer of the mortgage loans, and as such, will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties. The Special Servicer is a [insert entity type and jurisdiction of organization] [and a wholly-owned subsidiary of___]. Its address is _____.

      As of ____, 200_, the Special Servicer was servicing approximately [______] commercial and multifamily loans with a total principal balance of approximately $[___] billion. The collateral for these loans is located in [all fifty states, the District of Columbia, Puerto Rico, Guam and Canada] . Approximately [______] of the loans, with a total principal balance of approximately $[___] billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties. As of ___, 200_, the Special Servicer was the named Special Servicer in approximately [__] commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $[___] billion. With respect to such transactions as of such date, the Special Servicer was administering approximately [_] assets with an outstanding principal balance of approximately $[___] million.

      Certain of the duties of the Special Servicer and the provisions of the Pooling and Servicing Agreement regarding the Special Servicer, including without limitation information regarding the rights of the Special Servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the Special Servicer to waive or modify the terms of the mortgage loans are set forth herein under "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" and "--Realization Upon Defaulted Mortgage Loans." Certain limitations on the Special Servicer's liability under the Pooling and Servicing Agreement are described herein under "Servicing of the Mortgage Loans--Certain Matters Regarding the Servicer, the Special Servicer and the Depositor." Certain terms of the Pooling and Servicing Agreement regarding the Special Servicer's removal, replacement, resignation or transfer are described herein under "Servicing of the Mortgage Loans--Replacement of the Special Servicer,"

"Events of Default," "--Rights Upon an Event of Default" and "--Certain Matters Regarding the Servicer, the Special Servicer and the Depositor."

      The Special Servicer, is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by [Moody's, Fitch and S&P].

      The information set forth in this prospectus supplement concerning the Special Servicer has been provided by the Special Servicer. Neither the Servicer nor the Special Servicer makes any representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the mortgage loans, this prospectus supplement or related documents.

                                   THE TRUSTEE

General

      [Name of Trustee] (the "Trustee") will serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued. The Trustee is a [insert entity type and jurisdiction of organization]. As of ___, 200_, the Trustee was the named Trustee in approximately [__] commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $[___] billion. The corporate trust office of the Trustee responsible for administration of the trust is located (i) for certificate transfer purposes, at ______, and (ii) for all other purposes, at _____, Attention: Corporate Trust Services (CMBS) (GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 200_- __). As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "Trustee Fee Rate"), calculated on the basis of a 360 day year consisting of twelve 30 day months equal to [__]% per annum, and will be computed on the basis of the Stated Principal Balance of the related mortgage loan as of the preceding Distribution Date. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

      The Trustee shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Servicer or the Special Servicer, as the case may be, as described herein under "Servicing of the Mortgage Loans--Rights Upon an Event of Default"), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated ["Aa3" by Moody's and "A+" by S&P] or such other ratings as are acceptable to the rating agencies or has a fiscal agent appointed with such minimum ratings.

      [Disclose information required by Item 1109 of Regulation AB] [Also disclose the applicable information required by item 1108 of Regulation AB to the extent the Trustee acts as a servicer within the meaning of such item.]

Duties of the Trustee

      The Trustee will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of the Servicer of any funds paid to the Servicer or any Special Servicer in respect of the Certificates or the mortgage loans, or any funds deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Servicer or any Special Servicer. The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that if no Event of Default has occurred and is continuing, the Trustee will be required to perform, and will be liable for, only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling and Servicing Agreement, the Trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement. Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) 5 days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with the Pooling and Servicing Agreement, the Trustee is required to transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

Certain Matters Regarding the Trustee

      The fees and normal disbursements of the Trustee are required to be borne by the trust fund.

      The Pooling and Servicing Agreement provides that the Trustee shall not be liable for an error of judgment made in good faith by a responsible officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts. In addition, the Trustee is not liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action). If no Event of Default shall have occurred and be continuing, the Trustee shall not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Pooling and Servicing Agreement, the Trustee may require reasonable indemnity from such requesting holders against such expense or liability as a condition to taking any such action.

      The Trustee and any director, officer, employee or agent of the Trustee, will be entitled to indemnification by the Trust Fund, to the extent of amounts held in the Certificate Account from time to time, for any loss, liability or expense arising out of or incurred by the Trustee in connection with any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee under the Pooling and Servicing Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made in the Pooling and Servicing Agreement.

      The Trustee will be entitled to execute any of its trusts or powers under the Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the Trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

      The Trustee will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Servicer, the Special Servicer and to all Certificateholders. Upon receiving this notice of resignation, the Depositor will be required to promptly appoint a successor Trustee acceptable to the Servicer. If no successor Trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor Trustee.

      If at any time a Trustee ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Trustee, or if the Trustee shall fail to distribute certain reports and such failure shall continue for five days or shall fail to make required distributions to Certificateholders (other than by reason of the failure of the Servicer or Special Servicer to timely perform its obligations or other causes beyond the reasonable control of the Trustee), the Depositor will be authorized to remove the Trustee and appoint a successor Trustee. In addition, holders of the Certificates entitled to at least 51% of the Voting Rights may at any time, with or without cause, remove the Trustee under the Pooling and Servicing Agreement and appoint a successor Trustee.

      Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of appointment by the successor Trustee. [Describe how expenses of removal and replacement will be paid.]

          PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

      [_______] will be appointed by the Trustee as paying agent (in that capacity, the "Paying Agent"). In addition, [_______] will initially serve as registrar (in that capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the Definitive Certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent").

                           [CERTAIN LEGAL PROCEEDINGS]

      [If there are any legal proceedings pending against any of the parties identified in Item 1117 of Regulation AB or their property that would be material to security holders, provide the disclosure required by such Item.]

                        DESCRIPTION OF THE MORTGAGE POOL

General

      All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool Balance. The trust will consist primarily of ___ commercial and ___ multifamily mortgage loans with aggregate principal balance of approximately $______________ (the "Initial Pool Balance") ________ __, 200[_] [, or, with respect to ___ mortgage loans representing approximately ___% of the aggregate principal balance of the mortgage loans, ________ __, 200_ ] (in either case, the "Cut-off Date"). The pool of Mortgage Loans will be deemed to consist of two Loan Groups ("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups"). Loan Group 1 will consist of [____] Mortgage Loans, representing [____]% of the Initial Outstanding Pool Balance (the "Initial Loan Group 1 Balance"). Loan Group 2 will consist of [____] Mortgage Loans (or [____]% of the aggregate principal balance of the mortgage loans secured by multifamily properties and [____]% of the aggregate principal balance of the Mortgage Loans secured by manufactured housing community properties), representing [____]% of the Initial Pool Balance (the "Initial Loan Group 2 Balance"). Each mortgage loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien:

      (1) on a fee simple estate in one or more commercial or multifamily properties; or

      (2) with respect to __ Mortgaged Properties, representing approximately _____% of the Initial Pool Balance, approximately _____% of the Loan Group 1 balance and approximately _____% of the Loan Group 2 balance [(by allocated loan amount)], the fee simple estate and a leasehold estate in a commercial property; or

      (3) with respect to __ mortgage loan, representing approximately _____% of the Initial Pool Balance, approximately _____% of the Loan Group 1 balance and approximately _____% of the Loan Group 2 balance, a leasehold estate in a commercial property (each of clauses (1) through (3), a "Mortgaged Property").

      The term of any ground lease securing any mortgage loan that is not also secured by the related fee interest, extends at least 10 years beyond the stated maturity of that mortgage loan (including extensions at the lender's option). The "Cut-off Date Balance" of any mortgage loan will be its unpaid principal balance as of the Cut-off Date, after application of all payments due on or before that date, whether or not received.

      On or prior to the Closing Date, GE Commercial Mortgage Corporation (the "Depositor") will acquire the mortgage loans from [____________] and [____________] (the "Mortgage Loan Sellers") pursuant to one or more purchase agreements, dated as of the Cut-off Date, between the Depositor and each Mortgage Loan Seller (the "Purchase Agreements"). The Depositor will then assign its interests in the mortgage loans, without recourse, to [________________] (the "Trustee") for the benefit of the Certificateholders. See "The Sponsor[s], Mortgage Loan Seller[s] and Originator[s]" above and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus. For purposes of the prospectus, the Mortgage Loan Seller constitutes a Mortgage Asset Seller.

      With respect to any Mortgage which has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the related Mortgage Loan Seller will be required to take all actions as are necessary to cause the Trust to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. In accordance with the terms of the Pooling and Servicing Agreement (as defined in this prospectus supplement), the Trustee will review each Mortgage File after the Closing Date (or after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents are missing.

      A description of the underwriting standards of General Electric Capital Corporation is set forth in the prospectus under "The Sponsor--Underwriting Standards." A description of the underwriting standards of each other Mortgage Loan Seller [or Originator] is set forth above under "The Sponsor[s], Mortgage Loan Seller[s] and Originator[s]--Underwriting Standards."

      [Describe method and criteria for selection of mortgage loans for the applicable transaction. For example: The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated [or acquired] for securitizations of this type by the Sponsor[s] and other Mortgage Loan Seller[s] taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.]

      The mortgage loans were originated in the period between [________ and ________].

      The mortgage loans are not insured or guaranteed by any Mortgage Loan Seller, any governmental entity or private mortgage insurer. We have not undertaken any evaluation of the significance of the recourse provisions of any of a number of the mortgage loans that provide for recourse against the related borrower or another person in the event of a default. Accordingly, investors should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

      With respect to __ of the mortgage loans, representing approximately __% of the Initial Pool Balance, the related borrower has purchased a surety bond in favor of the lender under that mortgage loan which guarantees the payment of all principal due on those mortgage loans at the stated maturity date. The surety bond issuer in each instance is ___________________________, which has a claims paying ability rating of "__" by ___________________________ ("___"). Pursuant
to the terms of the Pooling Agreement, [_______________] (the "Servicer") or [_____________] (the "Special Servicer"), as applicable, will be required to enforce the terms of those surety bonds and perform the obligations, if any, of the insured under those surety bonds.

      With respect to __ mortgage loans, representing approximately _____% the Initial Pool Balance, approximately _____% of the Loan Group 1 balance and approximately _____% of the Loan Group 2 balance, each borrower has secured and/or unsecured debt payable to an affiliate of that borrower ("Affiliate Debt") in addition to the debt under the mortgage loan. For each mortgage loan with Affiliate Debt, the Affiliate Debt creditor has entered into a subordination agreement with the lender acknowledging that the Affiliate Debt is non-foreclosable and non-defaultable and imposing limits on the borrower's ability to incur any further subordinate debt. Payments on that Affiliate Debt are required to be made solely out of excess cash flow after monthly payments of principal and interest have been made and any reserves required by the terms of the related mortgage loans have been funded as required under the Mortgage Loan Documents. Additionally __ other mortgage loans which do not currently have Affiliate Debt, representing approximately ____% of the Initial Pool Balance, approximately _____% of the Loan Group 1 balance and approximately _____% of the Loan Group 2 balance, permit the related borrower to incur Affiliate Debt under certain circumstances.

      As of the date hereof, the applicable Mortgage Loan Sellers have informed us that they are aware of the following actual or potential additional indebtedness secured by a mortgaged property with respect to a mortgage loan.

      o With respect to [___] mortgage loans (identified as Loan Nos. [__], [__], [__], [__], [__] and [__] on Annex A-I to this prospectus supplement), representing, in the aggregate, approximately [__]% of the Initial Pool Balance, approximately _____% of the Loan Group 1 balance and approximately _____% of the Loan Group 2 balance, the related mortgaged property or properties also secure one or more subordinate loans.

      o With respect to [__] mortgage loans (identified as Loan Nos. [__], [__], [__], [__] and [__] on Annex A-I to this prospectus supplement), representing approximately [__]% of the Initial Pool Balance, approximately _____% of the Loan Group 1 balance and approximately _____% of the Loan Group 2 balance, the related borrower is permitted to incur additional debt secured by the related mortgaged property subject to certain requirements, including, among other things, a combined loan-to-value ratio of not more than [__]% and a combined debt service coverage ratio of not less than [__]x. Further, such debt is required to be subordinated to the mortgage loan pursuant to a subordination and standstill agreement.

      o [Describe any other material mortgages, liens or encumbrances on the Mortgaged Properties, and their priority.]

      All of the mortgage loans either prohibit future unsecured subordinated debt in the ordinary course of business, or require lender's consent in connection therewith. However, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. As of the date hereof, the applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or potential unsecured indebtedness with respect to the mortgage loans. [Insert description].

      In addition, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower, subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of a less than controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged Property. As of the date hereof, the applicable Mortgage Loan Sellers have informed us of the following existing or potential mezzanine debt:

                 Existing Mezzanine Debt as of The Cut-Off Date

               Mortgage Loan       % of Initial Pool      % of Loan         % of Loan
Loan No.   Cut-off Date Balance         Balance        Group 1 Balance   Group 2 Balance   Mezzanine Debt Balance
--------   ---------------------   -----------------   ---------------   ---------------   -----------------------
  [__]           $[_____]                [__]%              [__]%             [__]%               $[_____]
  [__]           $[_____]                [__]%              [__]%             [__]%               $[_____]
  [__]           $[_____]                [__]%              [__]%             [__]%               $[_____]

                         Future Mezzanine Debt Permitted
                    Under The Related Mortgage Loan Documents

               Mortgage Loan       % of Initial      % of Loan         % of Loan      Combined Maximum     Combined
Loan No.   Cut-off Date Balance    Pool Balance   Group 1 Balance   Group 2 Balance      LTV Ratio       Minimum DSCR
--------   ---------------------   ------------   ---------------   ---------------   ----------------   ------------
  [__]           $[______]            [__]%            [__]%             [__]%             [__]%            [__]x
  [__]           $[______]            [__]%            [__]%             [__]%             [__]%            [__]x
  [__]           $[______]            [__]%            [__]%             [__]%             [__]%            [__]x

               Mortgage Loan       % of Initial      % of Loan         % of Loan      Combined Maximum     Combined
Loan No.   Cut-off Date Balance    Pool Balance   Group 1 Balance   Group 2 Balance      LTV Ratio       Minimum DSCR
--------   ---------------------   ------------   ---------------   ---------------   ----------------   ------------
  [__]           $[______]            [__]%            [__]%             [__]%             [__]%            [__]x
  [__]           $[______]            [__]%            [__]%             [__]%             [__]%            [__]x
  [__]           $[______]            [__]%            [__]%             [__]%             [__]%            [__]x

----------

      Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risks" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

      See "Certain Legal Aspects of Mortgage Loans" in the prospectus and in this prospectus supplement for a description of certain laws affecting the enforcement of the mortgage loans.

      [To be discussed: Item 1111 items not covered (inapplicable or not material?): historical data on the pool assets as appropriate (e.g., lesser of 3 years or since origination) to allow material evaluation of the pool data), capitalized or uncapitalized accrued interest, average life (based on prepayment assumptions), current payment/prepayment speeds and pool factors, as applicable, loan purpose (e.g. purchase or refi) and status, if applicable (e.g. repayment or deferment), standardized credit scores of obligors and other information regarding obligor credit quality (NA to CMBS?), billing and payment procedures, fees, charges and origination and payment incentives (NA to CMBS?), info about the origination channel and process and level of origination documentation (covered by underwriting sections or NA?), delinquency and loss information (NA because loans with current delinquency or any material past delinquency not included), any material direct or contingent claims on pool assets (NA?),

[Credit Lease Loans]

      [__ mortgage loans (the "Credit Lease Loans"), representing approximately ____% of the Initial Pool Balance and approximately _____% of the Loan Group 1 balance, are backed by lease obligations (a "Credit Lease") of a tenant (each, a "Tenant"). Each Credit Lease has a primary lease term (the "Primary Term") that expires on or after the maturity date of the related Credit Lease Loan. The Credit Lease Loans are scheduled to be repaid from scheduled monthly rental payments ("Monthly Rental Payments") which are equal to or greater than the scheduled payment of all principal, interest and other amounts due each month on the related Credit Lease Loan. Notwithstanding the foregoing, the borrowers remain liable for all obligations under the Credit Lease Loans (subject to the non-recourse provisions).

      Lease termination rights and rent abatement rights, if any, in the Credit Leases may be divided into three categories: (i) termination and abatement rights directly arising from certain defined casualties or condemnation ("Casualty or Condemnation Rights"), (ii) termination and abatement rights arising from a borrower's default relating to its obligations (other than the obligation to maintain a lease enhancement policy) under the Credit Leases to perform required maintenance, repairs or replacements with respect to the related Credit Lease Property ("Maintenance Rights") and (iii) termination and abatement rights arising from a borrower's default in the performance of various other obligations under the Credit Lease, including but not limited to remediating environmental conditions not caused by the Tenant, enforcement of restrictive covenants affecting property owned directly or indirectly by the borrower in the area of the Credit Lease Property and complying with laws regulating such Credit Lease Property or common areas related to such Credit Lease Property ("Additional Rights"). Certain Credit Leases ("Bondable Leases") have neither Casualty nor Condemnation Rights, Maintenance Rights nor Additional Rights, and the Tenants thereunder are required, at their expense, to maintain their Credit Lease Property in good order and repair. Other Credit Leases have Casualty or Condemnation Rights and may have Additional Rights ("Triple Net Leases"). The tenants under Triple Net Leases are required, and their expense, to maintain their Credit Lease Property, including the roof and structure, in good order and repair. Additionally, certain of the Credit Leases have Casualty or Condemnation Rights and Maintenance Rights, and may have Additional Rights ("Double Net Leases"). If the Borrower defaults in the performance of certain obligations under Triple Net Leases or Double Net Leases and the Tenant exercises its Additional Rights or Maintenance Rights, there would be a disruption in the stream of monthly rental payments available to pay principal and interest to the Certificateholders.

      The following table sets forth certain information regarding the Credit Lease Loans:

                Cut-off Date   Percentage of   Percentage of
                 Principal     Initial Pool    Loan Group 1    Tenant/Lease                S&P/Moody's
Property Name     Balance         Balance         Balance       Guarantor     Lease Type     Rating
-------------   ------------   -------------   -------------   ------------   ----------   -----------
                                     %               %                        [Bondable]
                                     %               %                             [NNN]
                                     %               %                              [NN]
                                     %               %
                                     %               %
                                     %               %
                                     %               %

      Each mortgagor under a Credit Lease Loan has assigned to the mortgagee of the related Credit Lease Loan (each, a "Credit Lease Assignment"), as security for the mortgagor's obligations, the mortgagor's rights under the Credit Leases and its rights to all income and profits to be derived from the operation and leasing of the related property (each, a "Credit Lease Property"), including, but not limited to, an assignment of any guarantee of the Tenant's obligations under the Credit Lease and an assignment of the right to receive all Monthly Rental Payments and any other sums due under the Credit Leases.

      Each Credit Lease generally provides that the related Tenant must pay all real property taxes and assessments levied or assessed against the related Credit Lease Property, all charges for utility services and other operating expenses incurred in connection with the operation of the related Credit Lease Property. Generally, each Credit Lease Loan provides that if the Tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement of that Credit Lease (a "Credit Lease Default") and the related borrower defaults in its performance under that Credit Lease Loan, the mortgagee may exercise rights under the related Credit Lease Assignment to require the related mortgagor either (1) to terminate that Credit Lease or (2) not to terminate that Credit Lease and exercise any of its rights. A default under a Credit Lease will constitute a default under the related Credit Lease Loan.

      While each Credit Lease requires the Tenant to fulfill its payment and maintenance obligations during the term of the Credit Lease, in some cases the Tenant has not covenanted to operate the related Credit Lease Property for the term of the Credit Lease, and the Tenant may at any time cease actual operations at the Credit Lease Property, but it remains obligated to continue to meet all of its obligations under the Credit Lease.

      With respect to __ Credit Lease Loans which are not secured by the assignment of a "Bondable Lease," (the "Lease Enhancement Policy Loans"), the lender is the beneficiary of a non-cancelable insurance policy (a "Lease Enhancement Policy") obtained to cover certain lease termination and rent abatement events arising out of a casualty or condemnation [(or, with respect to __ mortgage loan, representing approximately __% of the Initial Pool Balance, condemnation only)] of the related Credit Lease Property. The following table sets forth certain information with respect to each Lease Enhancement Policy for the Lease Enhancement Policy Loans:

                                                   ___ Financial
Mortgage Loan   Lease Enhancement Policy Issuer   Strength Rating
-------------   -------------------------------   ---------------





      The Lease Enhancement Policies issued by the related insurer for the related Credit Lease are subject to certain limited exclusions and do not insure interest on the Lease Enhancement Policy Loans for a period of greater than __ days past the date of the occurrence of a Casualty or Condemnation Event. The Lease Enhancement Policies permit payment of a lump sum payment of all outstanding principal plus, subject to the limitation above, accrued interest in the event of a permitted termination by the related Tenant of its Credit Lease as a result of a casualty or condemnation. If the related Credit Lease permits the related Tenant to abate all or a portion of the rent in the event of a condemnation, that payment will be in an amount equal to the portion of any Monthly Rental Payments not made by the Tenant for the period from the date the abatement commences until the earlier of the date the abatement ceases or the expiration date of the initial term of the Credit Lease; provided that in the event those payments would exceed the limits of liability under the policy, then the related Lease Enhancement Insurer, may, at its option, pay the present value of the stream of partial abatement payments in a lump sum. The insurers are also not required to pay amounts due under the related Lease Enhancement Policy Loan other than amounts equal to principal and, subject to the limitation above, accrued interest, and consequently, are not required to pay any amounts equal to Prepayment Premiums or Yield Maintenance Charges due under the Lease Enhancement Policy or any amounts the related mortgagor is obligated to pay under the Lease Enhancement Policy to reimburse the Servicer or the Trustee for outstanding Servicing Advances.

      At the end of the term of the Credit Lease, the Tenant is generally obligated to surrender the Credit Lease Property in good order and in its original condition received by the Tenant, except for ordinary wear and tear and repairs required to be performed by the related borrower.

[Section 8 Housing Assistance Payments Programs]

      [__ of the mortgage loans (the "HAP Loans"), (identified as Loan Numbers ___ and __ on Annex A hereto), representing approximately ____% of the Initial Pool Balance, approximately _____% of the Loan Group 1 balance and approximately _____% of the Loan Group 2 balance, [are secured by Mortgaged Properties which were formerly subject to mortgage loans insured by HUD under low-to-moderate income programs. When the HUD-insured mortgage loans were repaid upon origination of the HAP Loans, the respective local housing authorities provided rental assistance payments under HUD's Section 8 Tenant-Based Assistance Rental Voucher Program or Section 8 Tenant-Based Assistance Rental Certificate Program to low-income tenants in those properties. The former Voucher and Certificate Programs have been combined into one voucher program by the 1999 HUD Appropriations Act enacted October 19, 1998, which amended Section 8(o) of the United States Housing Act of 1937. Section 8(o), as so amended, provides that a housing agency which administers tenant-based assistance shall establish a payment standard, which, unless otherwise approved by HUD, shall be between 90% and 110% of the Fair Market Rental determined annually by HUD for the same size of dwelling unit in the same market area. HUD may require modification of a payment standard, if a significant percentage of families are found to be paying more than 30% of adjusted income for rent. The monthly assistance payment for an eligible family is the amount by which the lesser of (a) the actual rent, including the allowance for tenant-paid utilities, or (b) the applicable payment standard, exceeds the greatest of 30% of monthly adjusted income, 10% of monthly unadjusted income, or the amount of welfare assistance designated for housing costs. The vouchers are portable, so that if a family chooses not to renew the lease, it may use the voucher for other housing in the same or other jurisdiction.

      We cannot assure you that the voucher program will be continued in its present form or that the level of assistance provided to tenants will be sufficient to assure revenues sufficient for the borrower to meet its obligations under the HAP Loans and to pay for necessary property operations.]

Significant Mortgage Loans

      No mortgage loan has an outstanding principal balance as of the Cut-off Date which exceeds [__]% of the Initial Pool Balance.

      The following table sets forth information regarding the ten largest mortgage loans and/or [cross-collateralized] [related] groups in the pool, which represent, in the aggregate, approximately [__]% of the Initial Pool Balance.

      Ten Largest Mortgage Loans or [Cross-Collateralized] [Related] Groups

                                                                                              % of
Mortgage Loan or                                                    Aggregate     % of     Applicable               Stated
     Cross-                                Number of   Number of     Cut-off     Initial    Initial                Remaining
 Collateralized                            Mortgage    Mortgaged       Date       Pool     Loan Group   Mortgage     Terms     DSCR
     Group         Loan No.   Loan Group     Loans     Properties    Balance     Balance    Balance       Rate      (Mos.)      (1)
----------------   --------   ----------   ---------   ----------   ----------   -------   ----------   --------   ---------   -----
    [______] ...     [__]        [__]        [__]         [__]       $[____]      [__]%      [__]%       [__]%       [__]      [__]x
    [______] ...     [__]        [__]        [__]         [__]       $[____]      [__]%      [__]%       [__]%       [__]      [__]x
    [______] ...     [__]        [__]        [__]         [__]       $[____]      [__]%      [__]%       [__]%       [__]      [__]x
    [______] ...     [__]        [__]        [__]         [__]       $[____]      [__]%      [__]%       [__]%       [__]      [__]x
    [______] ...     [__]        [__]        [__]         [__]       $[____]      [__]%      [__]%       [__]%       [__]      [__]x
    [______] ...     [__]        [__]        [__]         [__]       $[____]      [__]%      [__]%       [__]%       [__]      [__]x
    [______] ...     [__]        [__]        [__]         [__]       $[____]      [__]%      [__]%       [__]%       [__]      [__]x
    [______] ...     [__]        [__]        [__]         [__]       $[____]      [__]%      [__]%       [__]%       [__]      [__]x
    [______] ...     [__]        [__]        [__]         [__]       $[____]      [__]%      [__]%       [__]%       [__]      [__]x
    [______] ...     [__]        [__]        [__]         [__]       $[____]      [__]%      [__]%       [__]%       [__]      [__]x
Total / Weighted
    Averages ...     [__]        [__]        [__]         [__]       $[____]      [__]%      [__]%       [__]%       [__]      [__]x


Mortgage Loan or   Cut-off
     Cross-        Date LTV       LTV
 Collateralized     Ratio      Ratio at
     Group           (1)      Maturity(1)
----------------   --------   -----------
    [______] ...    [__]%        [__]%
    [______] ...    [__]%        [__]%
    [______] ...    [__]%        [__]%
    [______] ...    [__]%        [__]%
    [______] ...    [__]%        [__]%
    [______] ...    [__]%        [__]%
    [______] ...    [__]%        [__]%
    [______] ...    [__]%        [__]%
    [______] ...    [__]%        [__]%
    [______] ...    [__]%        [__]%
Total / Weighted
    Averages ...    [__]%        [__]%

      Information with respect to each of the above mortgage loans or groups [that constitutes over 10% of the Initial Pool Balance] is set forth in Annex A-

      [If a lessee or lessees constitute a significant obligor under Item 1112 of Regulation AB, provide disclosure required by that item.]

APD Loans

      [____] mortgage loans (identified as Loan Nos. [__] and [__] on Annex A-I to this prospectus supplement) (the "APD Loans"), representing approximately [__]% of the Initial Pool Balance, approximately _____% of the Loan Group 1 balance and approximately _____% of the Loan Group 2 balance, provided that if, after a certain date (each, an "Anticipated Prepayment Date"), the borrower has not prepaid the respective APD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). The Anticipated Prepayment Date for each APD Loan is approximately [__] months after the origination date for the related APD Loan. The Revised Rate for the APD Loans is equal to the Initial Rate plus [__]%. After the Anticipated Prepayment Date, the APD Loans further require that all cash flow available from the related Mortgaged Property, after payment of the constant periodic payment required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents, be used to accelerate amortization of principal on the respective APD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the APD Loans after their respective Anticipated Prepayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the APD Loans will be deferred and will be required to be paid, with interest, upon payment of the outstanding principal balance of the respective APD Loan in full. The foregoing features, to the extent applicable, are designed to increase the likelihood that the APD Loans will be prepaid by their respective borrowers on or about their Anticipated Prepayment Dates. There can be no assurance that any borrower will prepay the related APD Loan on its Anticipated Prepayment Date.

Certain Terms and Conditions of the Mortgage Loans

      All of the mortgage loans provide for scheduled payments of principal and/or interest due on the first day of each month. The mortgage loans have grace periods as set forth in the following table:

                No of       Aggregate Principal
               Mortgage   Balance of the Mortgage   % of the Initial    % of Loan Group   % of Loan Group
Grace Period    Loans              Loans              Pool Balance         1 Balance         2 Balance
------------   --------   -----------------------   ----------------    ---------------   ---------------
0 Days .....     [__]          $[__________]             [__]%               [__]%             [__]%
5 Days .....     [__]           [__________]             [__]%               [__]%             [__]%
6 Days .....     [__]           [__________]             [__]%               [__]%             [__]%
10 Days ....     [__]           [__________]             [__]%               [__]%             [__]%
Total ......     [__]          $[__________]                  100.00%        [__]%             [__]%

      Certain jurisdictions require a minimum of 7 to 15 days before late payment charges may be levied. However, all mortgage loans in such jurisdictions have a grace period with respect to default interest of not more than ten days, after which time default interest may be levied or other remedies pursued.

      The mortgage loans bear interest at fixed rates.

      The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis") or accrue interest on the basis of twelve 30-day months, assuming a 360-day year ("30/360 Basis") as set forth in the following table:

                          No of       Aggregate Principal
                         Mortgage   Balance of the Mortgage   % of the Initial    % of Loan Group 1   % of Loan Group 2
Interest Accrual Basis    Loans              Loans              Pool Balance           Balance             Balance
----------------------   --------   -----------------------   ----------------    -----------------   -----------------
Actual/360 ...........     [__]          $[_________]              [__]%                [__]%               [__]%
30/360 ...............     [__]           [_________]              [__]                 [__]%               [__]%
Total ................     [__]          $[_________]                   100.00%         [__]%               [__]%

      The mortgage loans have the amortization characteristics set forth in the following table:

                                              Aggregate
                                  No of       Principal        % of the      % of Loan   % of Loan
                                 Mortgage   Balance of the   Initial Pool     Group 1     Group 2
Type of Amortization              Loans     Mortgage Loans     Balance        Balance     Balance
------------------------------   --------   --------------   ------------    ---------   ---------
IO Balloons Loans(1)(2) ......     [__]        [______]          [__]          [__]%       [__]%
   12 month of IO period Loans     [__]        [______]          [__]          [__]%       [__]%
   24 month of IO period Loans     [__]        [______]          [__]          [__]%       [__]%
   36 month of IO period Loans     [__]        [______]          [__]          [__]%       [__]%
   48 month of IO period Loans     [__]        [______]          [__]          [__]%       [__]%
   60 month of IO period Loans     [__]        [______]          [__]          [__]%       [__]%
   72 month of IO period Loans     [__]        [______]          [__]          [__]%       [__]%
   84 month of IO period Loans     [__]        [______]          [__]          [__]%       [__]%
Balloon Loans ................     [__]        [______]          [__]          [__]%       [__]%
Interest Only Loans(2) .......     [__]       $[______]          [__]%         [__]%       [__]%
Hyper-Amortizing Loans .......     [__]        [______]          [__]          [__]%       [__]%
------------------------------   --------   --------------   ------------
Total ........................     [__]       $[______]            100.00%
==============================   ========   ==============   ============

---------

(1) The interest only period for these loans run from the related mortgage loan origination date.

(2) With respect to [__] mortgage loans (identified as Loan Nos. [__], [__], [__], [__], [__], [__], [__], [__], [__] and [__] on Annex A-I to this prospectus supplement) representing approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date there is an additional [one month] synthetic interest only period representing the [first] monthly payment for each such mortgage loan because the first payment date for such mortgage loan is after the Cut-off Date. The mortgage loans identified as Loan Nos. [__], [__] and [__] on Annex A-I to this prospectus supplement are interest only for the loan term, while the other [__] mortgage loans are partial interest only loans.

      Prepayment Provisions. Each mortgage loan prohibits any voluntary prepayments or defeasance for a specified period of time after its date of origination (a "Lock-out Period"). Following the expiration of the Lock-out Period, each mortgage loan restricts voluntary prepayments in one of the following ways:

                                                                    Aggregate Principal
                                                 No of Mortgage   Balance of the Mortgage    % of the Initial    % of Loan Group 1
Prepayment Protection                                Loans                 Loans               Pool Balance           Balance
----------------------------------------------   --------------   ------------------------   ----------------    -----------------
Lockout period followed by Defeasance ........        [__]             $[__________]              [__]%                [__]%
Lockout period followed by Yield Maintenance
   Charge ....................................        [__]              [__________]              [__]%                [__]%
Lockout period followed by Defeasance or Yield
   Maintenance ...............................        [__]              [__________]              [__]%                [__]%
Total ........................................        [__]             $[__________]                   100.00%


                                                 % of Loan Group 2
Prepayment Protection                                 Balance
----------------------------------------------   -----------------
Lockout period followed by Defeasance ........         [__]%
Lockout period followed by Yield Maintenance
   Charge ....................................         [__]%
Lockout period followed by Defeasance or Yield
   Maintenance ...............................         [__]%
Total ........................................

      [The "Yield Maintenance Charge" will generally be equal to the greater of
(A) 1% of the entire unpaid principal balance of the mortgage loan at the time of prepayment, and (B) the present value as of the date of prepayment and calculated using the Yield Rate as the discount rate, for each month, of the difference between (1) the remaining scheduled monthly payments of interest that would be due on the principal being prepaid at the rate per annum provided for in the related Mortgage Note from the date of prepayment to the maturity date and (2) the remaining scheduled monthly payments of interest that would be due on the principal amount being prepaid at the Yield Rate from the date of prepayment to the maturity date.

      The "Yield Rate" is a rate equal to a per annum rate calculated by the linear interpolation of the semi-annual yields, as reported in "Federal Reserve Statistical Release H.15 Selected Interest Rates" under the heading U.S. Government Securities/Treasury constant maturities for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date of the mortgage loan being prepaid (or another comparable calculation based on the United States Treasury Security set forth in another similar publication), such rate converted to a monthly equivalent.]

      [Insert alternative definitions.]

      Yield Maintenance Charges are distributable as described in this prospectus supplement under "Description of the Certificates--Allocation of Yield Maintenance Charges."

      Generally, all of the mortgage loans permit voluntary prepayment without the payment of any penalty for the final one to seven scheduled payments (including the scheduled payment on the stated maturity date or Anticipated Prepayment Date, as applicable). All of the mortgage loans that permit prepayments require that the prepayment be made on the due date or, if on a different date, that any prepayment be accompanied by the interest that would be due on the next due date.

      The laws of certain jurisdictions limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Provided no event of default exists, none of the mortgage loans require the payment of Yield Maintenance Charges in connection with a prepayment of the related mortgage loan as a result of a total casualty or condemnation. Certain of the mortgage loans may require the payment of Yield Maintenance Charges in connection with an acceleration of the related mortgage loan. There can be no assurances that the related borrowers will pay the Yield Maintenance Charges. See "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

      Defeasance; Collateral Substitution. The terms of __ of the mortgage loans, representing approximately ____% of the Initial Pool Balance, ___% of the Loan Group 1 Balance and ___% of the Loan Group 2 Balance (the "Defeasance Loans"), permit the applicable borrower at any time after a specified period (the "Defeasance Lock-out Period") to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). The Defeasance Lockout Period is generally the lesser of approximately three years from the date of origination and two years from the Closing Date, provided no event of default exists. The release is subject to certain conditions, including, among other conditions, that the borrower:

            (a) pays on any Due Date (the "Release Date") (1) all interest accrued and unpaid on the principal balance of the Note to and including the Release Date, (2) all other sums, excluding scheduled interest or principal payments, due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) an amount (the "Collateral Substitution Deposit") that will be sufficient to purchase direct non-callable United States government securities providing payments
      (i) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, [assuming, in the case of each APD Mortgage Loan, that this loan prepays on the related Anticipated Prepayment Date] and (ii) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance, and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

            (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel to that effect.

      The Defeasance Loans secured by more than one Mortgaged Property generally require that (1) prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the allocated loan amount for the Mortgaged Property be defeased and (2) that the DSCR with respect to the remaining Mortgaged Properties after the defeasance be no less than the greater of (a) the DSCR at origination and (b) the DSCR immediately prior to the defeasance.

      The related borrower or, if that borrower is not required to do so under the mortgage loan documents, the servicer will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Any amount in excess of the amount necessary to purchase the U.S. government obligations will be returned to the borrower. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the mortgage loan.

      In general, a successor borrower established or designated by the related borrower (or, if that borrower is not required to do so under the mortgage loan documents, the Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. If a mortgage loan is partially defeased, the related Mortgage Note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

      Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or Prepayment Premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

      "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage. However, under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--General" above. The Special Servicer will be required to exercise (or waive its right to exercise, provided that a rating agency confirmation has been obtained with respect to certain mortgage loans) any right it may have with respect to a mortgage loan containing a "due-on-sale" clause
(1) to accelerate the payments on those mortgage loans, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards. With respect to a mortgage loan with a "due-on-encumbrance" clause, the Special Servicer will be required to exercise (or waive its right to exercise, provided that a rating agency confirmation has been obtained) any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards.

      Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the prospectus.

Additional Mortgage Loan Information

      The following tables set forth certain anticipated characteristics of the mortgage loans. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (2) there will be no principal prepayments on or before the Cut-off Date. Prior to the issuance of the Certificates, mortgage loans may be removed from the Mortgage Pool and not sold by the Mortgage Loan Seller to the Depositor as a result of prepayments, delinquencies, and incomplete documentation or otherwise, if the Depositor or the Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. We believe that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

      A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the offered certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the SEC within fifteen days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

                          Type of Mortgaged Properties



                                                            Percentage                            Cut-off Date
                          Number of    Aggregate Cut-off    of Initial          Number         Balance per Number
Property Type             Properties     Date Balance      Pool Balance   of Units or NRA(1)    of Units or NRA     Mtg. Rate
-----------------------   ----------   -----------------   ------------   ------------------   ------------------   ---------
Anchored Retail
Office
Multifamily
Hotel
Industrial
Credit Lease
Parking Garage
Unanchored Retail
[Manufactured Housing]
Total /Weighted Average

                                                Weighted Averages
                          -------------------------------------------------------------
                             Stated                          Cut-off Date       LTV
                            Remaining                            LTV         Ratio at
Property Type             Term (mo.)(2)   Occupancy   DSCR      Ratio       Maturity(2)
-----------------------   -------------   ---------   ----   ------------   -----------
Anchored Retail                                                                  %
Office                                                                           %
Multifamily                                                                      %
Hotel                                                                            %
Industrial                                                                       %
Credit Lease                                                                     %
Parking Garage                                                                   %
Unanchored Retail                                                                %
[Manufactured Housing]
Total /Weighted Average                                                          %

(1) "NRA" means net rentable area and is applicable with respect to retail, office and industrial properties.

(2) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

                   Type of Mortgaged Properties - Loan Group 1



                                                             Percentage                            Cut-off Date
                          Number of    Aggregate Cut-off   of Loan Group         Number         Balance per Number
Property Type             Properties     Date Balance        1 Balance     of Units or NRA(1)    of Units or NRA     Mtg. Rate
-----------------------   ----------   -----------------   -------------   ------------------   ------------------   ---------
Anchored Retail
Office
Multifamily
Hotel
Industrial
Credit Lease
Parking Garage
Unanchored Retail
[Manufactured Housing]
Total /Weighted Average

                                                Weighted Averages
                          -------------------------------------------------------------
                             Stated                          Cut-off Date       LTV
                            Remaining                            LTV         Ratio at
Property Type             Term (mo.)(2)   Occupancy   DSCR      Ratio       Maturity(2)
-----------------------   -------------   ---------   ----   ------------   -----------
Anchored Retail                                                                  %
Office                                                                           %
Multifamily                                                                      %
Hotel                                                                            %
Industrial                                                                       %
Credit Lease                                                                     %
Parking Garage                                                                   %
Unanchored Retail                                                                %
[Manufactured Housing]
Total /Weighted Average                                                          %

(1) "NRA" means net rentable area and is applicable with respect to retail, office and industrial properties.

(2) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

                   Type of Mortgaged Properties - Loan Group 2



                                                             Percentage                            Cut-off Date
                          Number of    Aggregate Cut-off   of Loan Group         Number         Balance per Number
Property Type             Properties     Date Balance        2 Balance     of Units or NRA(1)    of Units or NRA     Mtg. Rate
-----------------------   ----------   -----------------   -------------   ------------------   ------------------   ---------
Multifamily
[Manufactured Housing]
Total /Weighted Average

                                                Weighted Averages
                          -------------------------------------------------------------
                             Stated                          Cut-off Date       LTV
                            Remaining                            LTV         Ratio at
Property Type             Term (mo.)(2)   Occupancy   DSCR      Ratio       Maturity(2)
-----------------------   -------------   ---------   ----   ------------   -----------
Multifamily                                                                      %
[Manufactured Housing]
Total /Weighted Average                                                          %

(1) "NRA" means net rentable area and is applicable with respect to retail, office and industrial properties.

(2) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

      [Disclose any other material concentration: e.g. tenant concentrations; industry concentrations for office properties. Note, this disclosure may be included in Risk Factors.]

                 Range of Mortgage Rates as of the Cut-off Date

                                                                            Weighted Averages
                                                         --------------------------------------------------------
                                Aggregate   Percentage                Stated
                     Number      Cut-off    of Initial              Remaining            Cut-off         LTV
   Range of        of Loans/      Date         Pool      Mortgage      Term               Date        Ratio at
Mortgage Rates     Properties    Balance     Balance       Rate      (Mo.)(1)    DSCR   LTV Ratio   Maturity[(1)]
----------------   ----------   ---------   ----------   --------   ----------   ----   ---------   -------------






Total/
Weighted Average

------------------------------------------------

(1) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

          Range of Mortgage Rates as of the Cut-off Date - Loan Group 1

                                                                            Weighted Averages
                                                         --------------------------------------------------------
                                Aggregate   Percentage                Stated
                     Number      Cut-off     of Loan                Remaining            Cut-off         LTV
   Range of        of Loans/      Date       Group 1     Mortgage      Term               Date        Ratio at
Mortgage Rates     Properties    Balance     Balance       Rate      (Mo.)(1)    DSCR   LTV Ratio   Maturity[(1)]
----------------   ----------   ---------   ----------   --------   ----------   ----   ---------   -------------





Total/
Weighted Average

----------

(1) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

          Range of Mortgage Rates as of the Cut-off Date - Loan Group 2

                                                                            Weighted Averages
                                                         --------------------------------------------------------
                                Aggregate   Percentage                Stated
                     Number      Cut-off     of Loan                Remaining            Cut-off         LTV
   Range of        of Loans/      Date       Group 2     Mortgage      Term               Date        Ratio at
Mortgage Rates     Properties    Balance     Balance       Rate      (Mo.)(1)    DSCR   LTV Ratio   Maturity[(1)]
----------------   ----------   ---------   ----------   --------   ----------   ----   ---------   -------------





Total/
Weighted Average

----------

(1) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

                           Mortgage Loans By State(1)

                                                                            Weighted Averages
                                                         --------------------------------------------------------
                                Aggregate   Percentage                Stated
                                 Cut-off    of Initial              Remaining            Cut-off         LTV
                   Number of      Date         Pool      Mortgage      Term               Date        Ratio at
State              Properties    Balance     Balance       Rate     [Mo.][(2)]   DSCR   LTV Ratio   Maturity[(2)]
----------------   ----------   ---------   ----------   --------   ----------   ----   ---------   -------------





Total/
Weighted Average

----------

(1) Because this table is presented at the Mortgaged Property level, weighted averages are based on allocated loan amounts (allocated by either the amount allocated in the related Mortgage Note or the appraised value for the Mortgaged Property) for mortgage loans secured by more than one Mortgaged Property and may therefore deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

                    Mortgage Loans By State - Loan Group 1(1)

                                                                            Weighted Averages
                                                         --------------------------------------------------------
                                Aggregate   Percentage                Stated
                                 Cut-off     of Loan                Remaining            Cut-off         LTV
                   Number of      Date       Group 1     Mortgage      Term               Date        Ratio at
State              Properties    Balance     Balance       Rate     [Mo.][(2)]   DSCR   LTV Ratio   Maturity[(2)]
----------------   ----------   ---------   ----------   --------   ----------   ----   ---------   -------------





Total/
Weighted Average

----------

(1) Because this table is presented at the Mortgaged Property level, weighted averages are based on allocated loan amounts (allocated by either the amount allocated in the related Mortgage Note or the appraised value for the Mortgaged Property) for mortgage loans secured by more than one Mortgaged Property and may therefore deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

                    Mortgage Loans By State - Loan Group 2(1)

                                                                            Weighted Averages
                                                         --------------------------------------------------------
                                Aggregate   Percentage                Stated
                                 Cut-off     of Loan                Remaining            Cut-off         LTV
                   Number of      Date       Group 2     Mortgage      Term               Date        Ratio at
State              Properties    Balance     Balance       Rate     [Mo.][(2)]   DSCR   LTV Ratio   Maturity[(2)]
----------------   ----------   ---------   ----------   --------   ----------   ----   ---------   -------------





Total/
Weighted Average

----------

(1) Because this table is presented at the Mortgaged Property level, weighted averages are based on allocated loan amounts (allocated by either the amount allocated in the related Mortgage Note or the appraised value for the Mortgaged Property) for mortgage loans secured by more than one Mortgaged Property and may therefore deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

                       Range of Remaining Terms in Months

                                                                            Weighted Averages
                                                         --------------------------------------------------------
                                Aggregate   Percentage                Stated
Range of             Number      Cut-off    of Initial              Remaining            Cut-off         LTV
Remaining          of Loans/      Date         Pool      Mortgage      Term               Date        Ratio at
Terms(1)           Properties    Balance     Balance       Rate     (Mo.)[(1)]   DSCR   LTV Ratio   Maturity[(1)]
----------------   ----------   ---------   ----------   --------   ----------   ----   ---------   -------------





Total/
Weighted Average

----------

(1) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

                Range of Remaining Terms in Months - Loan Group 1

                                                                            Weighted Averages
                                                         --------------------------------------------------------
                                Aggregate   Percentage                Stated
Range of             Number      Cut-off     of Loan                Remaining            Cut-off         LTV
Remaining          of Loans/      Date       Group 1     Mortgage      Term               Date        Ratio at
Terms(1)           Properties    Balance     Balance       Rate     (Mo.)[(1)]   DSCR   LTV Ratio   Maturity[(1)]
----------------   ----------   ---------   ----------   --------   ----------   ----   ---------   -------------





Total/
Weighted Average

(1) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

                Range of Remaining Terms in Months - Loan Group 2

                                                                            Weighted Averages
                                                         --------------------------------------------------------
                                Aggregate   Percentage                Stated
Range of             Number      Cut-off     of Loan                Remaining            Cut-off         LTV
Remaining          of Loans/      Date       Group 2     Mortgage      Term               Date        Ratio at
Terms(1)           Properties    Balance     Balance       Rate     (Mo.)[(1)]   DSCR   LTV Ratio   Maturity[(1)]
----------------   ----------   ---------   ----------   --------   ----------   ----   ---------   -------------





Total/
Weighted Average

----------

(1) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

                                Years of Maturity

                                                                            Weighted Averages
                                                         --------------------------------------------------------
                                Aggregate   Percentage                Stated
                     Number      Cut-off    of Initial              Remaining            Cut-off         LTV
Years of           of Loans/      Date         Pool      Mortgage      Term               Date        Ratio at
Maturity(1)        Properties    Balance     Balance       Rate     (Mo.)[(1)]   DSCR   LTV Ratio   Maturity[(1)]
----------------   ----------   ---------   ----------   --------   ----------   ----   ---------   -------------





Total/
Weighted Average

----------

(1) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

                        Years of Maturity - Loan Group 1

                                                                            Weighted Averages
                                                         --------------------------------------------------------
                                Aggregate   Percentage                Stated
                     Number      Cut-off     of Loan                Remaining            Cut-off         LTV
Years of           of Loans/      Date       Group 1     Mortgage      Term               Date        Ratio at
Maturity(1)        Properties    Balance     Balance       Rate     (Mo.)[(1)]   DSCR   LTV Ratio   Maturity[(1)]
----------------   ----------   ---------   ----------   --------   ----------   ----   ---------   -------------





Total/
Weighted Average

----------

(1) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

                        Years of Maturity - Loan Group 2

                                                                            Weighted Averages
                                                         --------------------------------------------------------
                                Aggregate   Percentage                Stated
                     Number      Cut-off     of Loan                Remaining            Cut-off         LTV
Years of           of Loans/      Date       Group 2     Mortgage      Term               Date        Ratio at
Maturity(1)        Properties    Balance     Balance       Rate     (Mo.)[(1)]   DSCR   LTV Ratio   Maturity[(1)]
----------------   ----------   ---------   ----------   --------   ----------   ----   ---------   -------------





Total/
Weighted Average

------------------------------------------------

(1) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

                            Range of Years Built[(1)]

                                                                            Weighted Averages
                                                         --------------------------------------------------------
                                Aggregate   Percentage                Stated
                                 Cut-off    of Initial              Remaining            Cut-off         LTV
Range of           Number of      Date         Pool      Mortgage      Term               Date        Ratio at
Years Built        Properties    Balance     Balance       Rate     (Mo.)[(2)]   DSCR   LTV Ratio   Maturity[(2)]
----------------   ----------   ---------   ----------   --------   ----------   ----   ---------   -------------





Total/
Weighted Average

----------

(1) [Because this table is presented at the Mortgaged Property level, weighted averages are based on allocated loan amounts (allocated by either the amount allocated in the related Mortgage Note or the appraised value for the Mortgaged Property) for mortgage loans secured by more than one Mortgaged Property and may therefore deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.]

(2) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

                    Range of Years Built - Loan Group 1[(1)]

                                                                            Weighted Averages
                                                         --------------------------------------------------------
                                Aggregate   Percentage                Stated
                                 Cut-off     of Loan                Remaining            Cut-off         LTV
Range of           Number of      Date       Group 1     Mortgage      Term               Date        Ratio at
Years Built        Properties    Balance     Balance       Rate     (Mo.)[(2)]   DSCR   LTV Ratio   Maturity[(2)]
----------------   ----------   ---------   ----------   --------   ----------   ----   ---------   -------------





Total/
Weighted Average

----------

(1) [Because this table is presented at the Mortgaged Property level, weighted averages are based on allocated loan amounts (allocated by either the amount allocated in the related Mortgage Note or the appraised value for the Mortgaged Property) for mortgage loans secured by more than one Mortgaged Property and may therefore deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.]

(2) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

                    Range of Years Built - Loan Group 2[(1)]

                                                                            Weighted Averages
                                                         --------------------------------------------------------
                                Aggregate   Percentage                Stated
                                 Cut-off     of Loan                Remaining            Cut-off         LTV
Range of           Number of      Date       Group 2     Mortgage      Term               Date        Ratio at
Years Built        Properties    Balance     Balance       Rate     (Mo.)[(2)]   DSCR   LTV Ratio   Maturity[(2)]
----------------   ----------   ---------   ----------   --------   ----------   ----   ---------   -------------





Total/
Weighted Average

----------

(1) [Because this table is presented at the Mortgaged Property level, weighted averages are based on allocated loan amounts (allocated by either the amount allocated in the related Mortgage Note or the appraised value for the Mortgaged Property) for mortgage loans secured by more than one Mortgaged Property and may therefore deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.]

(2) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

      The following table sets forth a range of Debt Service Coverage Ratios for the mortgage loans as of the Cut-off Date. The "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is the ratio of (1) Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to (2) the aggregate amount of the scheduled payments of principal and/or interest (the "Monthly Payments") due for the 12-month period immediately following the Cut-off Date, [except with respect to __ mortgage loans (identified as Loan Numbers ___ and __ on Annex A hereto), representing approximately ____% of the Initial Pool Balance, where Monthly Payments are interest-only until approximately ___ months after origination [and __ mortgage loans, representing approximately __% of the Initial Pool Balance, where Monthly Payments are interest only until approximately __ years after origination, after which date those mortgage loans amortize based upon a 25-30-year amortization schedule (for the purposes of calculating DSCR, the debt service of those mortgage loans will be assumed to include interest and principal (based on the amortization schedule that would be in effect after the respective interest-only period)]]. [Note: DSCR not defined in Regulation AB; consider showing NOI DSCR.]

          Range of Debt Service Coverage Ratios as of the Cut-off Date

                                                                                  Weighted Averages
                                                               --------------------------------------------------------
                                     Aggregate   Percentage                Stated
                        Number        Cut-off    of Initial              Remaining            Cut-off         LTV
Range of              of Loans/        Date         Pool      Mortgage      Term               Date        Ratio at
DSCRs              Properties[(1)]    Balance     Balance       Rate     (Mo.)[(2)]   DSCR   LTV Ratio   Maturity[(2)]
----------------   ---------------   ---------   ----------   --------   ----------   ----   ---------   -------------





Total/
Weighted Average

----------

[(1) ___ of those mortgage loans, representing approximately _____% of the Initial Pool Balance, are Credit Lease Loans meeting the guidelines described under "--Underwriting Standards" below.]

(2) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

   Range of Debt Service Coverage Ratios as of the Cut-off Date - Loan Group 1

                                                                                  Weighted Averages
                                                               --------------------------------------------------------
                                     Aggregate   Percentage                Stated
                        Number        Cut-off     of Loan                Remaining            Cut-off         LTV
Range of              of Loans/        Date       Group 1     Mortgage      Term               Date        Ratio at
DSCRs              Properties[(1)]    Balance     Balance       Rate     (Mo.)[(2)]   DSCR   LTV Ratio   Maturity[(2)]
----------------   ---------------   ---------   ----------   --------   ----------   ----   ---------   -------------





Total/
Weighted Average

------------------------------------------------

[(1) ___ of those mortgage loans, representing approximately _____% of the Initial Pool Balance, are Credit Lease Loans meeting the guidelines described under "--Underwriting Standards" below.]

(2) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

   Range of Debt Service Coverage Ratios as of the Cut-off Date - Loan Group 2

                                                                                  Weighted Averages
                                                               --------------------------------------------------------
                                     Aggregate   Percentage                Stated
                        Number        Cut-off     of Loan                Remaining            Cut-off         LTV
Range of              of Loans/        Date       Group 2     Mortgage      Term               Date        Ratio at
DSCRs                Properties       Balance     Balance       Rate     (Mo.)[(1)]   DSCR   LTV Ratio   Maturity[(1)]
----------------   ---------------   ---------   ----------   --------   ----------   ----   ---------   -------------





Total/
Weighted Average

----------

(1) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

                       Range of Current Occupancy Rates(1)

                                                                          Weighted Averages[(2)]
                                                         --------------------------------------------------------
                                  Aggregate   Percentage                Stated
                       Number      Cut-off    of Initial              Remaining            Cut-off         LTV
Range of             of Loans/      Date         Pool      Mortgage      Term               Date        Ratio at
Occupancy Rates(3)   Properties    Balance     Balance       Rate     (Mo.)[(4)]   DSCR   LTV Ratio   Maturity[(4)]
------------------   ----------   ---------   ----------   --------   ----------   ----   ---------   -------------





Total/
Weighted Average

----------

(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A hereto. For purposes of the information presented in this prospectus supplement and the annexes hereto, a Mortgaged Property is, in some cases, considered "occupied" by a tenant if such tenant has executed a lease to occupy such Mortgaged Property even though the applicable tenant has not taken physical occupancy.

(2) [Because this table is presented at the Mortgaged Property level, weighted averages are based on allocated loan amounts (allocated by either the amount allocated in the related Mortgage Note or the appraised value for that Mortgaged Property) for mortgage loans secured by more than one Mortgaged Property and may therefore deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.]

(3) Occupancy Rates includes hotel and ___ properties, and range from ___ to ___. If hotel and ___ properties are excluded, the average occupancy would be ___% and occupancy would range from ___% to ___%.

(4) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

               Range of Current Occupancy Rates - Loan Group 1(1)

                                                                          Weighted Averages[(2)]
                                                         --------------------------------------------------------
                                  Aggregate   Percentage                Stated
                       Number      Cut-off     of Loan                Remaining            Cut-off         LTV
Range of             of Loans/      Date       Group 1     Mortgage      Term               Date        Ratio at
Occupancy Rates(3)   Properties    Balance     Balance       Rate     (Mo.)[(4)]   DSCR   LTV Ratio   Maturity[(4)]
------------------   ----------   ---------   ----------   --------   ----------   ----   ---------   -------------





Total/
Weighted Average

----------

(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A hereto. For purposes of the information presented in this prospectus supplement and the annexes hereto, a Mortgaged Property is, in some cases, considered "occupied" by a tenant if such tenant has executed a lease to occupy such Mortgaged Property even though the applicable tenant has not taken physical occupancy.

(2) [Because this table is presented at the Mortgaged Property level, weighted averages are based on allocated loan amounts (allocated by either the amount allocated in the related Mortgage Note or the appraised value for that Mortgaged Property) for mortgage loans secured by more than one Mortgaged Property and may therefore deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.]

(3) Occupancy Rates includes hotel and ___ properties, and range from ___ to ___. If hotel and ___ properties are excluded, the average occupancy would be ___% and occupancy would range from ___% to ___%.

(4) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

               Range of Current Occupancy Rates - Loan Group 2(1)

                                                                          Weighted Averages[(2)]
                                                         --------------------------------------------------------
                                  Aggregate   Percentage                Stated
                       Number      Cut-off     of Loan                Remaining            Cut-off         LTV
Range of             of Loans/      Date       Group 2     Mortgage      Term               Date        Ratio at
Occupancy Rates(3)   Properties    Balance     Balance       Rate     (Mo.)[(4)]   DSCR   LTV Ratio   Maturity[(4)]
------------------   ----------   ---------   ----------   --------   ----------   ----   ---------   -------------





Total/
Weighted Average

----------

(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A hereto. For purposes of the information presented in this prospectus supplement and the annexes hereto, a Mortgaged Property is, in some cases, considered "occupied" by a tenant if such tenant has executed a lease to occupy such Mortgaged Property even though the applicable tenant has not taken physical occupancy.

(2) [Because this table is presented at the Mortgaged Property level, weighted averages are based on allocated loan amounts (allocated by either the amount allocated in the related Mortgage Note or the appraised value for that Mortgaged Property) for mortgage loans secured by more than one Mortgaged Property and may therefore deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.]

[(3) Occupancy Rates includes ___ properties, and range from ___ to ___. If ___ properties are excluded, the average occupancy would be ___% and occupancy would range from ___% to ___%.]

(4) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

      [Discuss definition of "current" occupancy rates.]

                         Range of Cut-off Date Balances

                                                                            Weighted Averages
                                                         --------------------------------------------------------
                                Aggregate   Percentage                Stated
Range of             Number      Cut-off    of Initial              Remaining            Cut-off         LTV
Cut-off            of Loans/      Date         Pool      Mortgage      Term               Date        Ratio at
Date Balances      Properties    Balance     Balance       Rate     (Mo.)[(1)]   DSCR   LTV Ratio   Maturity[(1)]
----------------   ----------   ---------   ----------   --------   ----------   ----   ---------   -------------





Total/
Weighted Average

----------

(1) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

                  Range of Cut-off Date Balances - Loan Group 1

                                                                            Weighted Averages
                                                         --------------------------------------------------------
                                Aggregate   Percentage                Stated
Range of             Number      Cut-off     of Loan                Remaining            Cut-off         LTV
Cut-off            of Loans/      Date       Group 1     Mortgage      Term               Date        Ratio at
Date Balances      Properties    Balance     Balance       Rate     (Mo.)[(1)]   DSCR   LTV Ratio   Maturity[(1)]
----------------   ----------   ---------   ----------   --------   ----------   ----   ---------   -------------





Total/
Weighted Average

----------

(1) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

                  Range of Cut-off Date Balances - Loan Group 2

                                                                            Weighted Averages
                                                         --------------------------------------------------------
                                Aggregate   Percentage                Stated
Range of             Number      Cut-off     of Loan                Remaining            Cut-off         LTV
Cut-off            of Loans/      Date       Group 2     Mortgage      Term               Date        Ratio at
Date Balances      Properties    Balance     Balance       Rate     (Mo.)[(1)]   DSCR   LTV Ratio   Maturity[(1)]
----------------   ----------   ---------   ----------   --------   ----------   ----   ---------   -------------





Total/
Weighted Average

----------

(1) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

      The following two tables set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the maturity dates [or Anticipated Prepayment Date of the mortgage loans]. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of that mortgage loan as of that date (assuming no defaults or prepayments on that mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained in connection with the origination of that mortgage loan. The LTV Ratio as of the mortgage loan maturity dates [or Anticipated Prepayment Date], as the case may be, described below was calculated based on the principal balance of the related mortgage loan on the maturity date [or Anticipated Prepayment Date], as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date [or Anticipated Prepayment Date], as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in the table below is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual loan-to-value ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

                   Range of LTV Ratios as of the Cut-off Date

                                                                            Weighted Averages
                                                         --------------------------------------------------------
                                Aggregate   Percentage                Stated
                     Number      Cut-off    of Initial              Remaining            Cut-off         LTV
Range of           of Loans/      Date         Pool      Mortgage      Term               Date        Ratio at
LTV Ratios         Properties    Balance     Balance       Rate     (Mo.)[(1)]   DSCR   LTV Ratio   Maturity[(1)]
----------------   ----------   ---------   ----------   --------   ----------   ----   ---------   -------------





Total/
Weighted Average

------------------------------------------------

(1) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

            Range of LTV Ratios as of the Cut-off Date - Loan Group 1

                                                                            Weighted Averages
                                                         --------------------------------------------------------
                                Aggregate   Percentage                Stated
                     Number      Cut-off     of Loan                Remaining            Cut-off         LTV
Range of           of Loans/      Date       Group 1     Mortgage      Term               Date        Ratio at
LTV Ratios         Properties    Balance     Balance       Rate     (Mo.)[(1)]   DSCR   LTV Ratio   Maturity[(1)]
----------------   ----------   ---------   ----------   --------   ----------   ----   ---------   -------------





Total/
Weighted Average

----------

(1) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

            Range of LTV Ratios as of the Cut-off Date - Loan Group 2

                                                                            Weighted Averages
                                                         --------------------------------------------------------
                                Aggregate   Percentage                Stated
                     Number      Cut-off     of Loan                Remaining            Cut-off         LTV
Range of           of Loans/      Date       Group 2     Mortgage      Term               Date        Ratio at
LTV Ratios         Properties    Balance     Balance       Rate     (Mo.)[(1)]   DSCR   LTV Ratio   Maturity[(1)]
----------------   ----------   ---------   ----------   --------   ----------   ----   ---------   -------------





Total/
Weighted Average

----------

(1) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

             Range of LTV Ratios as of Mortgage Loan Maturity Dates

                                                                            Weighted Averages
                                                         --------------------------------------------------------
                                Aggregate   Percentage                Stated
Range of             Number      Cut-off    of Initial              Remaining            Cut-off         LTV
Maturity           of Loans/      Date         Pool      Mortgage      Term               Date        Ratio at
LTV Ratios         Properties    Balance     Balance       Rate     (Mo.)[(1)]   DSCR   LTV Ratio   Maturity[(1)]
----------------   ----------   ---------   ----------   --------   ----------   ----   ---------   -------------





Total/
Weighted Average

----------

(1) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

      Range of LTV Ratios as of Mortgage Loan Maturity Dates - Loan Group 1

                                                                            Weighted Averages
                                                         --------------------------------------------------------
                                Aggregate   Percentage                Stated
Range of             Number      Cut-off     of Loan                Remaining            Cut-off         LTV
Maturity           of Loans/      Date       Group 1     Mortgage      Term               Date        Ratio at
LTV Ratios         Properties    Balance     Balance       Rate     (Mo.)[(1)]   DSCR   LTV Ratio   Maturity[(1)]
----------------   ----------   ---------   ----------   --------   ----------   ----   ---------   -------------





Total/
Weighted Average

----------

(1) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

      Range of LTV Ratios as of Mortgage Loan Maturity Dates - Loan Group 2

                                                                            Weighted Averages
                                                         --------------------------------------------------------
                                Aggregate   Percentage                Stated
Range of             Number      Cut-off     of Loan                Remaining            Cut-off         LTV
Maturity           of Loans/      Date       Group 2     Mortgage      Term               Date        Ratio at
LTV Ratios         Properties    Balance     Balance       Rate     (Mo.)[(1)]   DSCR   LTV Ratio   Maturity[(1)]
----------------   ----------   ---------   ----------   --------   ----------   ----   ---------   -------------





Total/
Weighted Average

----------

(1) [Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.]

      The foregoing characteristics, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Standards" and "--Representations and Warranties; Repurchases" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans."

Net Operating Income

      [Add definition of Net Operating Income, including components thereof.]

Underwritten Net Cash Flow

      The "Underwritten Net Cash Flow" for a Mortgaged Property is generally the estimated stabilized annual revenue derived from the use and operation of the Mortgaged Property (consisting primarily of rental income and reimbursement of expenses where applicable) after an allowance for vacancies, concessions and credit losses, less estimated stabilized annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and reserves for capital expenditures, including tenant improvement costs, leasing commissions and replacement reserves. In calculating Underwritten Net Cash Flow, certain non-operating items such as depreciation, amortization, partnership distributions, interest expense, financing fees and capital expenditures other than applicable reserves, are not included as expenses.

      Underwritten Net Cash Flow reflects the calculations and adjustments used by the Mortgage Loan Sellers for their underwriting process and any updates thereof and may or may not reflect the amounts calculated and adjusted by any rating agency for their own analysis. In addition, Underwritten Net Cash Flow and the DSCRs derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operation or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity.

      Revenue. In determining potential gross revenue for each Mortgaged Property, the Mortgage Loan Sellers generally relied on the most recent rent roll supplied by the borrower as of the date of such determination and, where the actual vacancy shown on the rent roll and other unaudited financial information and the market vacancy was less than __%, assumed at least __% vacancy in determining revenue from rents, except that in the case of certain Mortgaged Properties which are not multifamily properties, space occupied by the anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of the tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than __%, the Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll supplied by the borrower as of the date of such determination and the greater of (a) actual vacancy at the related Mortgaged Property, (b) vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) ___%. In determining rental revenue for multifamily, manufactured housing community and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other rental properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent rent roll (as applicable), including in some instances leased but unoccupied space or signed leases on spaces being built out or future rental increases, after applying the vacancy factor. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed ___% and daily rates achieved during the trailing 12 months. In general, any non-recurring items and non-property related revenue were eliminated from the calculation. Rents under some leases were adjusted downward to reflect market rent for similar properties if actual rent was significantly higher than market rent. For newly constructed properties with little or no historical operating information, revenue was based on information in appraisals, rent rolls, contractual leases and other borrower supplied information.

      Expenses. In determining expenses for each Mortgaged Property, the related Mortgage Loan Seller generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the borrower. Notwithstanding the foregoing, (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used, (b) property management fees were generally assumed to be __% to __% of effective gross revenue, (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In some cases historical expenses were increased for underwriting purposes.

      Replacement Reserves. Replacement reserves, if any, are reserves escrowed or underwritten for ongoing items such as repairs and replacements, including, in the case of hotel properties, reserves for furniture, fixtures and equipment. In certain cases, however, a letter of credit was provided in lieu thereof or the subject reserve may have been underwritten but not funded or will be subject to a maximum amount, and once that maximum amount is reached the subject reserve will not be funded except, in some cases, to the extent it is drawn upon.

      No assurances are given with respect to the accuracy of information provided by borrowers or the adequacy of procedures used by the related Mortgage Loan Seller in determining the operating information presented. Loans originated by the Mortgage Loan Sellers generally conform to the above-described underwriting guidelines. However, there can be no assurance that each mortgage loan conforms in its entirety to the guidelines described above.

      [To be discussed; historical Net Cash Flow definition? Applicable?]

Assessments of Property Condition

      Property Inspections. All of the Mortgaged Properties were inspected at or about the time of the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interest of the holders of the Offered Certificates or for which adequate reserves or letters of credit have not been established.

      Appraisals. All of the Mortgaged Properties were appraised at or about the time of the origination of the related mortgage loans. All of these appraisals stated that they were performed in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA").

      The purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another appraiser would have arrived at the same opinion of market value. Appraised value is the appraiser's estimated amount a typically motivated buyer would pay a typically motivated seller and may be significantly higher than the amount obtained from the sale of a Mortgaged Property in a distressed or liquidation sale.

      Environmental Reports. A "Phase I" environmental site assessment was performed with respect to each Mortgaged Property and, in some cases, a "Phase II" environmental site assessment or other additional testing was performed. See "--Representations and Warranties; Repurchases and Substitutions" below.

      Building Condition Reports. At or about the time of the origination of all mortgage loans, a licensed engineer or consultant inspected each related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure, mechanical and electrical systems and site improvements. The resulting reports indicated deferred maintenance items on certain Mortgaged Properties and recommended certain capital improvements for which escrows were generally established at origination and the reports were used in determining underwritten net cash flow and capital reserves, if any. Generally, with respect to the majority of the Mortgaged Properties, the related borrowers were required to deposit with the lender (or provide a letter of credit in lieu thereof) an amount equal to at least [125]% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion. In addition, the building condition reports provided a projection of necessary replacements and repair of structural and mechanical systems over the life of the related mortgage loans.

      Earthquake Analyses. An architectural and engineering consultant performed an analysis on [__] Mortgaged Properties, securing mortgage loans representing approximately [__]% of the Initial Pool Balance, approximately [___]% of the Loan Group 1 Balance and approximately [__]% of the Loan Group 2 Balance and located primarily in the State of California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the probable maximum loss for the property in an earthquake scenario. [___] of the [__] Mortgaged Properties described above securing mortgage loans (identified as Loan Nos. [__], [__].[__], [__], [__] and [__] on Annex A-I to this prospectus supplement), representing approximately [__]% of the Initial Pool Balance, are covered by earthquake insurance in an amount at least equal to the lesser of the replacement cost of the improvements on such Mortgaged Property and the outstanding principal balance of the related mortgage loan. The remaining [__] Mortgaged Properties have a probable maximum loss percentage at or below 20%. [Seismic reports were generally not done for manufactured housing community properties.]

Representations and Warranties; Repurchases and Substitutions

      In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by the Mortgage Loan Seller, as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

            (a) the information set forth in the schedule of mortgage loans attached to the applicable Purchase Agreement (which contains certain of the information set forth in Annex A) is true and correct in all material respects as of the Cut-off Date;

            (b) as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination and servicing of the mortgage loan;

            (c) immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Seller had good title to, and was the sole owner of, each mortgage loan, and is transferring the mortgage loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the mortgage loan;

            (d) the proceeds of the mortgage loan have been fully disbursed and there is no requirement for future advances thereunder;

            (e) each of the related Mortgage Note, related Mortgage, related assignment of leases, if any, and other agreements executed in connection with the mortgage loan are the legal, valid and binding obligations of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with their terms, except with respect to provisions relating to default interest, yield maintenance charges or prepayment premiums and except as the enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether the enforcement is considered in a proceeding in equity or at law);

            (f) as of the date of its origination, there was no valid offset, defense, counterclaim or right to rescission with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-off Date, to the best knowledge of the Mortgage Loan Seller there is no valid offset, defense, counterclaim or right to rescission with respect to the Mortgage Note, Mortgage(s) or other agreements;

            (g) the assignment of the related Mortgage and assignment of leases in favor of the Trustee constitutes the legal, valid and binding assignment of the Mortgage to the Trustee (subject to customary limitations). Each related Mortgage and assignment of leases is freely assignable upon notice to the mortgagor;

            (h) the related Mortgage is a legal valid and enforceable first lien on the related Mortgaged Property subject only to the following title exceptions (each exception, a "Title Exception") (A) liens for current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by the Mortgage or with the borrowers ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property and (C) the exceptions (general and specific) set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by the Mortgage or with the borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property and the Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy as described above;

            (i) all taxes and governmental assessments that prior to the Cut-off Date became due and owing in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover the payments has been established;

            (j) to the applicable Mortgage Loan Seller's knowledge as of the Cut-off Date, after conducting due diligence consistent with the practice of institutional lenders generally for properties of the same type as the related Mortgaged Property, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of the Mortgaged Property as security for the mortgage loan and there was no proceeding pending for the total or partial condemnation of the Mortgaged Property;

            (k) as of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered those risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which the Mortgaged Property is located;

            (l) as of the Cut-off Date, the mortgage loan is not, and in the prior 12 months (or since the date of origination if the mortgage loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any scheduled payment; and

            (m) one or more Phase I environmental site assessments were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and that Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting the Mortgaged Property that was not disclosed in those report(s).

      If a Mortgage Loan Seller has been notified of a material breach of any of the foregoing representations and warranties and if the respective Mortgage Loan Seller cannot cure the breach within a period of 90 days following the earlier of its receipt of that notice or its discovery of the breach, then the respective Mortgage Loan Seller will be obligated pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with its interests in the mortgage loans, to the Trustee) to (a) repurchase the affected mortgage loan within the 90-day period at a price (the "Purchase Price") equal to the sum of (i) the outstanding principal balance of the mortgage loan as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan at the related Mortgage Rate, in effect from time to time, to but not including the due date in the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate, and unpaid Special Servicing Fees allocable to the mortgage loan and (4) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Special Servicer, the Depositor and the Trustee in respect of the breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation or (b) substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period to cure the breach if it is diligently proceeding with that cure, and has delivered to the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect the cure and which states that it anticipates the cure will be effected within the additional 90-day period.

      A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have a due date which does not materially impact the receipt of payments by the Trustee when compared to the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan;
(g) comply in all material respects as of the date of substitution with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related mortgage file; (i) have an original Debt Service Coverage Ratio not less than the original Debt Service Coverage Ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (k) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (l) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each of the Rating Agencies that the substitution will not result in the withdrawal, downgrade, or qualification of the then current rating assigned by any of the Rating Agencies to any class of Certificates then rated by such Rating Agency, (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (m) have a date of origination that is not more than 12 months prior to the date of substitution; and (n) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee.

      The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any breach of any Mortgage Loan Seller's representations and warranties regarding the mortgage loans. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Underwriters or any of their affiliates (other than the respective Mortgage Loan Seller) will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Sellers representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.

Mortgaged Property Accounts

      Lock Box Accounts. With respect to ____ mortgage loans representing approximately _____% of the Initial Pool Balance, approximately [___]% of the Loan Group 1 Balance and approximately [__]% of the Loan Group 2 Balance (the "Lock Box Loans"), one or more accounts (collectively, the "Lock Box Accounts") have been or may be established into which the related property manager and/or tenants directly deposits rents or other revenues from the Mortgaged Property. Pursuant to the terms of __ of the Lock Box Loans, representing approximately _____% of the Initial Pool Balance, the related Lock Box Accounts were required to be established on the origination dates of those mortgage loans. The terms of
__ Lock Box Loans, representing approximately ____% of the Initial Pool Balance, provide for the establishment of a Lock Box Account upon the occurrence and continuation of certain events, generally relating to the failure of certain major tenants to renew or extend their respective leases, or the failure of the related borrower to lease those premises to new tenants acceptable to the lender. [Additionally, the _____________ Loan provides that a Lock Box Account must be established upon the occurrence of a [sweep event] as described under "--Significant Mortgage Loans--The _____________ Loan--Cash Management Account; Reserve Accounts" above]. The agreements which govern the Lock Box Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto and that all funds on deposit in the Lock Box Accounts are periodically swept into the Cash Collateral Accounts. The Lock Box Accounts will not be assets of either REMIC.

      Cash Collateral Accounts. Each Lock Box Loan has or may have one or more accounts established in the name of the Servicer (the "Cash Collateral Accounts") into which funds in the related Lock Box Accounts will be swept on a regular basis. Each Cash Collateral Account will have sub-accounts (the "Reserve Accounts") relating to taxes, insurance, replacement reserves and similar items. Any excess over the amount necessary to fund the Monthly Payment with respect to a Lock Box Loan, the Reserve Accounts and any other amounts due under the Lock Box Loan, will be returned to the related borrower, provided that no event of default has occurred and is continuing with respect to the Lock Box Loan. The Cash Collateral Accounts will not be assets of either REMIC.

                         DESCRIPTION OF THE CERTIFICATES

General

      The Certificates will be issued pursuant to a pooling and servicing agreement, dated as of the Cut Off Date, among the Depositor, the Servicer, the Special Servicer and the Trustee (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (2) any REO Property; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts[,Floating Rate Account], the Interest Reserve Account [, the Excess Interest Distribution Account] and the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to the mortgage loans; [ certain rights under the Swap Contract] [(5) the interest rate cap agreements purchased in connection with each floating rate mortgage loan;] and (6) certain rights of the Depositor under the Purchase Agreement relating to mortgage loan document delivery requirements and the representations and warranties of the Mortgage Loan Seller regarding the mortgage loans.

      The Depositor's Commercial Mortgage Pass-Through Certificates, Series 200_-__ (the "Certificates") will consist of the following [____] classes: the Class A-1, Class A-1A, Class A-2 Certificates [and Class A-3FL Certificates] (collectively, the "Class A Certificates"), the [Class X,] [Class PO,] Class B, [Class C, Class D, Class E, Class F, Class G, Class H,] Class R and Class LR Certificates. The Class A Certificates [the Class X and the Class PO Certificates] are referred to collectively in this prospectus supplement as the "Senior Certificates." The [Class B, Class C, Class D, Class E, Class F, Class G and Class H] Certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates." The [Class B, Class C, Class D and Class E] Certificates are referred to collectively in this prospectus supplement as the "Subordinate Offered Certificates." The Class R and Class LR Certificates are referred to collectively in this prospectus supplement as the "Residual Certificates."

      Only the [Class A, Class X, Class B, Class C, Class D and Class E] Certificates are offered hereby (collectively, the "Offered Certificates"). The [Class F, Class G, Class H,] Class R and Class LR Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

      [On the Closing Date, the "Class A-3FL Regular Interest" will also be issued by the Trust Fund as an uncertificated regular interest in one of the REMICs. The Class A-3FL Regular Interest will not be offered by this prospectus supplement separately from the Class A-3FL Certificates. The Depositor will transfer the Class A-3FL Regular Interest to the Trust Fund in exchange for the Class A-3FL Certificates. The Class A-3FL Certificates are offered by this prospectus supplement. The Class A-3FL Certificates will represent all of the beneficial ownership interest in the portion of the Trust Fund that consists of the Class A-3FL Regular Interest, the Floating Rate Account and the Swap Contract.]

      The "Certificate Balance" of any class of Certificates (other than the [Class X and] Residual Certificates) [and the Class A-3FL regular interest and correspondingly, the Class A-3FL Certificates] outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each distribution date, the Certificate Balance of each class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that class of Certificates on that distribution date. The initial Certificate Balance of each class of Offered Certificates [(other than the Class X Certificates)] is expected to be the balance set forth on the cover of this prospectus supplement. [The Class X Certificates will not have a Certificate Balance or entitle their holders to distributions of principal.]

      [The Class X Certificates will, however, represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional amount (the "Notional Amount"). The Notional Amount of the Class X Certificates will be equal to the aggregate Stated Principal Balance of the mortgage loans as of the preceding distribution date (after giving effect to the distribution of principal on that distribution date) or, prior to the first distribution date, the Cut-off Date. The Notional Amount of the Class X Certificates is used solely for purposes of describing the amounts of interest payable on the Class X Certificates and does not represent an interest in principal payments on the mortgage loans.] The [Class F, Class G and Class H] Certificates will have an aggregate initial Certificate Balance of approximately $___________________. The Class R and Class LR Certificates will not have Certificate Balances.

      The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $[__________] initial Certificate Balance, [or in the case of the Class X Certificates, $[__________] initial Notional Amount, and integral multiples of $1,000 in excess of that amount.] The "Percentage Interest" evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs.

      The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by The Depository Trust Company ("DTC") that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form (a "Definitive Certificate") representing its interest in that class, except as set forth under "--Book-Entry Registration and Definitive Certificates" below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream Banking") and the Euroclear System ("Euroclear") participating organizations, the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

      Until Definitive Certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

Book-Entry Registration and Definitive Certificates

      General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream Banking or Euroclear (in Europe) if they are Participants of that system, or indirectly through organizations that are Participants in those systems. Clearstream Banking and Euroclear will hold omnibus positions on behalf of the Clearstream Banking Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Banking Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Banking Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream Banking, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

      Because of time-zone differences, credits of securities in Clearstream Banking or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream Banking Participant or Euroclear Participant on that business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

      Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Paying Agent, the Certificate Registrar, the Trustee, the Special Servicer or the Servicer as holders of record of Certificates, and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit those distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge those Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those Certificates, may be limited due to the lack of a physical certificate for those Certificates.

      DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include those undivided interests.

      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

      Although DTC, Euroclear and Clearstream Banking have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream Banking, they are under no obligation to perform or to continue to comply with the foregoing procedures, and those procedures may be discontinued at any time.

      None of the Depositor, the Servicer, the Paying Agent, the Certificate Registrar, the Underwriter, the Special Servicer or the Trustee will have any liability for any actions taken by DTC, Euroclear or Clearstream Banking, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream Banking and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of that information.

      Definitive Certificates. Definitive Certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

      Upon the occurrence of an event described in the prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Certificate Registrar and the Authenticating Agent will reissue the Offered Certificates as Definitive Certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Paying Agent, the Certificate Registrar, the Trustee, the Special Servicer and the Servicer will recognize the holders of those Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

      For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

Distributions

      Method, Timing and Amount. Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the ____ day of each month or, if that ____ day is not a business day, then on the next succeeding business day, commencing in _________ 200_ (each, a "Distribution Date"). All these distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities, if that Certificateholder has provided the Paying Agent and Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates with an aggregate initial Certificate Balance or Notional Amount, as the case may be, of at least $5,000,000, or otherwise by check mailed to that Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of that Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of Certificates will be allocated pro rata among the outstanding Certificates of that class based on their respective Percentage Interests.

      The Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement. The Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, Insurance and Condemnation Proceeds and Liquidation Proceeds), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.

      The Paying Agent is required to establish and maintain an account (the "Lower-Tier Distribution Account"), and a second account (the "Upper-Tier Distribution Account" and, together with the Lower-Tier Distribution Account, the "Distribution Accounts") in the name of the Paying Agent and for the benefit of the Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate

Account and the Distribution Accounts will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

      [The Paying Agent is required to establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. On each Servicer Remittance Date occurring in February and on any Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Servicer will be required to deposit, in respect of each of the mortgage loans identified as Loan Numbers ___________ and ____ on Annex A hereto (collectively, the "Withheld Loans"), an amount equal to one day's interest at the interest rate for that mortgage loan on its Stated Principal Balance, as of the Distribution Date in the month preceding the month in which that Servicer Remittance Date occurs, of that mortgage loan, to the extent a Monthly Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On each Servicer Remittance Date occurring in March, the Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account. The Servicer is authorized but not required to direct the investment of funds held in the Certificate Account, Interest Reserve Account and the Distribution Accounts in Permitted Investments, and the Servicer will be entitled to retain any interest or other income earned on those funds. The Servicer will be required to bear any losses resulting from the investment of those funds.]

      [The Paying Agent is required to establish and maintain an "Excess Interest Distribution Account" in the name of the Trustee for the benefit of the Certificateholders. Prior to the applicable Distribution Date, the Servicer is required to remit to the Paying Agent for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Due Period.]

      With respect to each of the above-described accounts, the party that maintains such account (i.e. the Servicer or the Paying Agent, as applicable) shall be the party with the right and obligation to make disbursements from such accounts as described above, and shall have the right to invest the funds in such accounts in Permitted Investments. The Servicer or Paying Agent (as applicable) will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds[, except as set forth in the Pooling and Servicing Agreement]. The transaction accounts and account activity conducted by the Servicer or Paying Agent, as applicable, will not be independently verified by any other person or entity. Cash in the Certificate Account in any Due Period will generally be disbursed on the next Distribution Date. Cash in each other account will be held in such account until required or permitted to be disbursed in accordance with the terms of such account.

      The aggregate amount available for distribution to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

      (1) the total amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Certificate Account and the Lower-Tier Distribution Account as of the business day preceding the related Servicer Remittance Date, exclusive of (without duplication):

            (a) all Monthly Payments collected but due on a Due Date subsequent to the related Due Period;

            (b) all principal prepayments, Balloon Payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Due Period;

            (c) all amounts in the Certificate Account and Lower-Tier Distribution Account that are due or reimbursable to any person other than the Certificateholders, including without limitation the Trustee Fee, the Servicing Fee, the Special Servicing Fee and any other compensation to the Trustee, Servicer and Special Servicer, and funds applied to reimburse Advances and pay interest thereon;

            (d) all Prepayment Premiums and Yield Maintenance Charges;

            (e) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account or the Lower-Tier Distribution Account;

            (f) [the proceeds, if any, relating to the interest rate cap agreements.]

            (g) [Excess Interest] and

            (h) all amounts deposited in the Certificate Account and Lower-Tier Distribution Account in error;

      (2) all P&I Advances made by the Servicer or the Trustee, as applicable, with respect to that Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See "Description of the Pooling Agreements--Certificate Account" in the prospectus; and

      (3) [for the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling Agreement.]

      Fees and Expenses. The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

   Type/Recipient                    Amount                      Frequency
--------------------   ----------------------------------   --------------------

Servicing Fee /        one-twelfth of the Stated            monthly
   Servicer            Principal Balance of each Mortgage
                       Loan multiplied by the Servicing
                       Fee Rate

Additional Servicing   o  all late payment fees and net     time to time
   Compensation/          default interest (other than on
   Servicer               Specially Serviced Mortgage
                          Loans) not used to pay interest
                          on Advances

                       o  __% of loan modification,
                          extension and assumption fees
                          on non-Specially Serviced
                          Mortgage Loans

                       o  all investment income earned on   monthly
                          amounts on deposit in the
                          Collection Account and certain
                          Reserve Accounts

Special Servicing      one-twelfth of the Stated            monthly
   Fee / Special       Principal Balance of each
   Servicer            Specially Serviced Mortgage Loan
                       multiplied by the Special
                       Servicing Fee Rate

Workout Fee /          [__]% of each collection of          monthly
   Special Servicer    principal and interest on each
                       Corrected Mortgage Loan

Liquidation Fee /      [__]% of each recovery of            upon receipt of
   Special Servicer    Liquidation Proceeds, except as      Liquidation Proceeds
                       specified under "Servicing of the
                       Mortgage Loans--Servicing and
                       Other Compensation and Payment of
                       Expenses

Additional Special     o  all late payment fees and net     from time to time
   Servicing              default interest (on Specially
   Compensation /         Serviced Mortgage Loans) not
   Special Servicer       used to pay interest on
                          Advances

                       o  __% of loan modification,
                          extension and assumption fees
                          on non-Specially Serviced
                          Mortgage Loans and 100% of such
                          fees on Specially Serviced
                          Mortgage Loans

                       o  all investment income received    monthly
                          on funds in any REO Account

Trustee Fee /          o  one-twelfth of the trustee fee
   Trustee                rate multiplied by the Stated
                          Principal Balance of the
                          Mortgage Loans

                                                            monthly

Expenses

Servicing Advances /   to the extent of funds available,    time to time
   Servicer and        the amount of any Servicing
   Trustee             Advances

Interest on            at Prime Rate                        when Advance is
   Servicing                                                reimbursed
   Advances /
   Servicer and
   Trustee

P&I Advances /         to the extent of funds available,    time to time
   Servicer and        the amount of any P&I Advances
   Trustee

Interest on P&I        at Prime Rate                        when Advance is
   Advances /                                               reimbursed
   Servicer and
   Trustee

Indemnification        amounts for which the trustee, the
   Expenses /          master servicer and the special
   Trustee, Servicer   servicer are entitled to
   and Special         indemnification
   Servicer

      The Pooling and Servicing Agreement provides that compensation with respect to a successor Servicer or successor Special Servicer, as the case may be, shall not be in excess of that permitted the terminated Servicer or Special Servicer, as the case may be, thereunder. [Set forth any exceptions; e.g. if successor cannot be found for existing compensation.] The Pooling and Servicing Agreement does not limit the compensation payable to a successor Trustee. Any change to the compensation of the Servicer, Special Servicer or Trustee would require an amendment to the Pooling and Servicing Agreement.

      [The aggregate amount available for distributions to the holders of the Class A-3FL Certificates on each Distribution Date (the "Class A-3FL Available Funds") will equal the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-3FL Regular Interest with respect to such Distribution Date and (ii) the amount, if any, received from the Swap Counterparty pursuant to the Swap Contract, less (iii) all amounts required to be paid to the Swap Counterparty pursuant to the Swap Contract for such related Distribution Date. See "Description of the Swap Contract" in this prospectus supplement.

      Floating Rate Account. On or before the Closing Date, the Trustee will establish and maintain a "Floating Rate Account" in trust for the benefit of the holders of the Class A-3FL Certificates, as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. The Floating Rate Account may be a subaccount of the Distribution Account. Promptly upon receipt of any payment or other receipt in respect of the Class A-3FL Regular Interest or the Swap Contract, the Trustee will deposit the same into the Floating Rate Account. See "Description of the Swap Contract" in this prospectus supplement.]

      The "Due Period" for each Distribution Date and each mortgage loan will be the period commencing on the second day of the month preceding the month in which that Distribution Date occurs and ending on the first day of the month in which that Distribution Date occurs [(or, with respect to the mortgage loans identified on Annex A to this prospectus supplement as Loan Numbers _____ and ____, the period commencing on the eleventh day of the month preceding the month in which that Distribution Date occurs and ending on the tenth day of the month in which that Distribution Date occurs)]. Notwithstanding the foregoing, in the event that the last day of a Due Period is not a business day, any payments received with respect to the mortgage loans relating to that Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period. For purposes of the discussion in the prospectus, the Due Period is also the Prepayment Period (as defined in the prospectus).

      Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

            First, To pay interest, concurrently,

      o to the Class A-1 and Class A-2 Certificates [and the Class A-3FL Regular Interest], pro rata, from the portion of the Available Distribution Amount for such distribution date that is attributable to the mortgage loans in Loan Group 1, in each case in accordance with their interest entitlements,

      o to the Class [A-1A] Certificates from the portion of the Available Distribution Amount for such Distribution Date that is attributable to the mortgage loans in Loan Group 2, in accordance with their interest entitlement, and

      o [to the Class X Certificates, from the Available Distribution Amount, in accordance with their interest entitlement].

However, if on any Distribution Date, the Available Distribution Amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the Available Distribution Amount will be allocated among all these classes pro rata, in accordance with their interest entitlements.

            Second, (1) to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-1 Certificates is reduced to zero. Then, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1 Certificates) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and Class A-1 Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-2 Certificates is reduced to zero. [Then, to the Class A-3FL Regular Interest, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1 and Class A-2 Certificates) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions to the Class A-1 and Class A-2 Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-3FL Regular Interest is reduced to zero.] [Then to the Class PO Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1 and Class A-2 Certificates [and Class A-3FL Regular Interest]) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions to the Class A-1 and Class A-2 Certificates [and Class A-3FL Regular Interest] have been made on such Distribution Date, until the Certificate Balance of the Class PO Certificates is reduced to zero.] and (2) to the Class A-1A Certificates, in an amount up to the Group 2 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the [Class PO Certificates] has been reduced to zero, the Group 1 Principal Distribution Amount remaining after the above distributions to the Class A-1 and Class A-2 Certificates [and Class A-3FL Regular Interest] [and Class PO Certificates] have been made on such Distribution Date, until the Certificate Balance of the Class A-1A Certificates is reduced to zero;

            Third, to the Class A-1, Class A-1A, Class A-2, [Class A-3FL] [and Class PO] Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that class), until all amounts of Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

            Fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

            Fifth, following reduction of the Certificate Balances of the Class A Certificates [(other than the Class A-3FL Certificates) and Class A-3FL Regular Interest] to zero, to the Class B Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates [(other than the Class A-3FL Certificates) and Class A-3FL Regular Interest] on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

            Sixth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

            Seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

            Eighth, following reduction of the Certificate Balances of the Class A [(other than the Class A-3FL Certificates) and Class A-3FL Regular Interest] [, Class PO Certificates] and Class B Certificates to zero, to the Class C Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A [(other than the Class A-3FL Certificates)] [, Class PO Certificates] and Class B Certificates [and Class A-3FL Regular Interest] on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

            Ninth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

            Tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

            Eleventh, following reduction of the Certificate Balances of the Class A [(other than the Class A-3FL Certificates)], [Class PO,] Class B and Class C Certificates to zero, to the Class D Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A [(other than the Class A-3FL Certificates)], [Class PO,] Class B and Class C Certificates [and Class A-3FL Regular Interest] on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

            Twelfth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

            Thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

            Fourteenth, following reduction of the Certificate Balances of the Class A [(other than the Class A-3FL Certificates)], [Class PO,] Class B, Class C and Class D Certificates to zero, to the Class E Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A [(other than the Class A-3FL Certificates)], [Class PO,] Class B, Class C and Class D Certificates [and Class A-3FL Regular Interest] on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

            Fifteenth, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

            Sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

            Seventeenth, following reduction of the Certificate Balances of the Class A [(other than the Class A-3FL Certificates)], [Class PO,] Class B, Class C, Class D and Class E Certificates to zero, to the Class F Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A [(other than the Class A-3FL Certificates)], [Class PO,] Class B, Class C, Class D and Class E [and Class A-3FL Regular Interest] Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

            Eighteenth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

            Nineteenth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

            Twentieth, following reduction of the Certificate Balances of the Class A [(other than the Class A-3FL Certificates)], [Class PO,] Class B, Class C, Class D, Class E and Class F Certificates to zero, to the Class G Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A [(other than the Class A-3FL Certificates)], [Class PO,] Class B, Class C, Class D, Class E and Class F Certificates [and Class A-3FL Regular Interest] on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

            Twenty-first, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

            Twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

            Twenty-third, following reduction of the Certificate Balances of the Class A [(other than the Class A-3FL Certificates)], [Class PO,] Class B, Class C, Class D, Class E, Class F and Class G Certificates to zero, to the Class H Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A [(other than the Class A-3FL Certificates)], [Class PO,] Class B, Class C, Class D, Class E, Class F and Class G Certificates [and Class A-3FL Regular Interest] on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

            Twenty-fourth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full; and

            Twenty-fifth, to the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account with respect to that Distribution Date.

      Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which reimbursement is made.

      Notwithstanding the distribution priority set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been (i) reduced to zero as a result of losses on the mortgage loans or (ii) deemed reduced to zero as a result of Appraisal Reductions, (that date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed, pro rata (based upon their respective Certificate Balances), among the classes of Class A Certificates [(other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest] [and Class PO Certificates] without regard to the priorities set forth above.

      Pass-Through Rates. The Pass-Through Rate applicable to each class of Offered Certificates [(other than the Class [X][PO] Certificates)] for any Distribution Date will equal the rate per annum specified on the cover of this prospectus supplement. Interest will accrue for each class of Certificates during the related Interest Accrual Period. [The Pass-Through Rate for the Class X Certificates (the "Class X Pass-Through Rate") for any Distribution Date will equal the excess, if any, of (a) the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, over (b) the weighted average of the Pass-Through Rates on all of the other Certificates (other than the Residual Certificates) weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date. The Class X Pass-Through Rate for the first Distribution Date is expected to be approximately ________% per annum.]

      [The Pass-Through Rate of the Class __ Certificates will be equal to the lesser of (i) __% per annum and (ii) the WAC Rate.]

      [The approximate initial Pass-Through Rate on the Class A-3FL Certificates is a per annum rate equal to LIBOR plus [__]%.]

      [The approximate initial Pass-Through Rate on the Class A-3FL Regular Interest is a per annum rate equal to [___]%.]

      The "Net Mortgage Rate" for each mortgage loan is equal to the interest rate on that mortgage loan in effect from time to time less the related Administrative Cost Rate; provided however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

      The "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on that mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate. [Notwithstanding the foregoing, if any mortgage loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating the Pass-Through Rate on the Class X Certificates, the interest rate on that mortgage loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of that mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of that mortgage loan during that one-month period at the mortgage loan's interest rate; provided, however, that with respect to each Withheld Loan, the mortgage rate for the one month period (1) preceding the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year, and (2) preceding the Due Date in March, will be the per annum rate stated in the related Mortgage Note.]

      [The "WAC Rate" with respect to any Distribution Date is a per annum rate equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the preceding Distribution Date (after giving effect to the distribution of principal on such Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date.]

      ["Excess Interest" with respect to any APD Mortgage Loan is the interest accrued at an increased interest rate in respect of that APD Mortgage Loan in excess of the interest accrued at the related initial interest rate, plus any related interest, to the extent permitted by applicable law.]

      [Distributions on the Class A-3FL Certificates. On each Distribution Date, for so long as the Certificate Balance of the Class A-3FL Certificates has not been reduced to zero, the Trustee is required to apply amounts on deposit in the Floating Rate Account to the extent of the Class A-3FL Available Funds, in the following order of priority:

            First, to the holders of the A-3FL Certificates, in respect of interest, up to an amount equal to the Class A-3FL Interest Distribution Amount;

            Second, to the holders of the Class A-3FL Certificates, in respect of principal, up to an amount equal to the Class A-3FL Principal Distribution Amount until the Certificate Balance of such Class is reduced to zero;

            Third, to the holders of the Class A-3FL Certificates, until all Collateral Support Deficits previously allocated to the Class A-3FL Certificates (as a result of the allocation of the Collateral Support Deficits to the Class A-3FL Regular Interest) but not previously reimbursed, have been reimbursed in full;

            Fourth, to pay any termination payments, if any, to the Swap Counterparty; and

            Fifth, any remaining amount to the holders of the Class A-3FL Certificates.

      See "Description of the Swap Contract" in this prospectus supplement.

      The term "LIBOR" means, with respect to the Class A-3FL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Dow Jones Market Service Page 3750, the rate for that Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by the Trustee to provide such bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee will request the principal London office of any four major reference banks in the London interbank market selected by the Trustee to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Trustee, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Interest Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee will determine LIBOR for each Interest Accrual Period, and the determination of LIBOR by the Trustee will be binding absent manifest error.

      The "LIBOR Determination Date" for the Class A-3FL Certificates is (i) with respect to the initial Interest Accrual Period, the date that is two LIBOR Business Days prior to the Closing Date, and (ii) with respect to each Interest Accrual Period thereafter, the date that is two LIBOR Business Days prior to the beginning of the related Interest Accrual Period. A "LIBOR Business Day" is any day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England.]

      Interest Distribution Amount. The "Interest Distribution Amount" of any class of Certificates (other than the Residual Certificates) [and the Class A-3FL Regular Interest] for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

      The "Interest Accrual Period" in respect of each Class of Certificates (other than the Residual Certificates [and the Class A-3FL Certificates]) [and the Class A-3FL Regular Interest] for each Distribution Date will be the calendar month prior to the calendar month in which that Distribution Date occurs. [With respect to the Class A-3FL Certificates, the Interest Accrual Period will be the period from and including the Distribution Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) to, but excluding, the related Distribution Date. Except with respect to the Class A-3FL Certificates,] interest will be calculated assuming that each month has 30 days and each year has 360 days. [With respect to the Class A-3FL Certificates, the Interest Accrual Period will be calculated on the basis of the actual number of days in the related interest accrual period and assuming each year has 360 days. See "Description of the Swap Contract" in this prospectus supplement.]

      The "Distributable Certificate Interest" in respect of each class of Certificates (other than [the Class A-3FL and]Residual Certificates) [and the Class A-3FL Regular Interest] for each Distribution Date is equal to the Accrued Certificate Interest in respect of such class of Certificates reduced (to not less than zero) by such class's or regular interest's share of the Prepayment Interest Shortfall amounts and by allocation to such class [other than in the case of the Class X Certificates] of any shortfalls in interest that result from a reduction in the interest rate on any mortgage loan.

      The "Accrued Certificate Interest" for any Distribution Date and any class of Certificates (other than the [Class A-3FL and] Residual Certificates) [and the Class A-3FL Regular Interest] is an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such class of Certificates for such Distribution Date, accrued on the related Certificate Balance or Notional Amount, as the case may be, of such class or regular interest outstanding immediately prior to such Distribution Date.

      A "Prepayment Interest Shortfall" with respect to any Distribution Date for any mortgage loan that was subject to a principal prepayment in full or in part and which did not include a full month's interest, or as to which Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds, as applicable, were received by the Servicer or the Special Servicer, in each case after the due date in the calendar month preceding such Distribution Date but prior to the due date in the related Due Period, is the amount of interest that would have accrued at the Net Mortgage Rate for such mortgage loan on the amount of such principal prepayment, Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds, as applicable, during the period commencing on the date as of which such amounts were applied to the unpaid balance of such mortgage loan and ending on (and including) the day preceding such due date.

      Shortfalls in the Available Distribution Amount resulting from Prepayment Interest Shortfalls will generally be allocated to all classes of Certificates (other than the [Class A-3FL], [Class X, and] Residual Certificates) [and the

Class A-3FL Regular Interest.] In each case, such allocations will be made pro rata to such classes on the basis of the interest accrued thereon and will reduce such classes' respective interest entitlements. [Any allocation of Prepayment Interest Shortfall to the Class A-3FL Regular Interest will result in a corresponding dollar-for-dollar reduction in interest paid by the Swap Counterparty to the Class A-3FL Certificateholders. See "Description of the Swap Contract" in this prospectus supplement.]

      Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date.

      The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Monthly Payments (excluding Balloon Payments) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to, the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the business day preceding the related Servicer Remittance Date or advanced by the Servicer or the Trustee, as applicable, and
(b) all Balloon Payments to the extent received during the related Due Period, and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent Balloon Payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Servicer or the Trustee, as the case may be, for prior Advances.

      The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all voluntary prepayments of principal received on the mortgage loans during the related Due Period; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties during the related Due Period, whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Servicer as recoveries of previously unadvanced principal of the related mortgage loan.

      The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on that mortgage loan on the related Due Date based on the constant payment required by the related Mortgage Note or its original amortization schedule (as calculated with interest at the mortgage loan's interest rate), if applicable, assuming the Balloon Payment has not become due, after giving effect to any modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its interest rate (net of the applicable rate at which the Servicing Fee is calculated).

      For purposes of the foregoing definitions of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the preceding Distribution Date, exceeds (2) the aggregate amount distributed in respect of principal on the Class A [(other than the Class A-3FL Certificates)], [Class PO,] Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates [and Class A-3FL Regular Interest] on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

      "Group 1 Principal Distribution Amount" means the portion of the Principal Distribution Amount attributable to Group 1.

      "Group 2 Principal Distribution Amount" means the portion of the Principal Distribution Amount attributable to Group 2.

      Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount for that date that is attributable to that mortgage loan. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of

Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any such liquidation, the Stated Principal Balance of the mortgage loan shall be zero.

      For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO Loan"), and all references to mortgage loan or mortgage loans and "Mortgage Pool" in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed interest rate (and, accordingly, the same Net Mortgage
Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Servicer or the Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Servicer as if received on the predecessor mortgage loan.

      [Excess Interest. On each Distribution Date, the Paying Agent is required to distribute any Excess Interest received with respect to mortgage loans during the related Due Period to the holders of the Class [_] Certificates.]

[Class __ Planned Principal Balance

      On each Distribution Date, the Class __ Certificates have priority with respect to receiving distributions of principal to reduce the Class __ Certificate Balance to the Planned Principal Balance for such Distribution Date. The "Planned Principal Balance" for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex A _ to this prospectus supplement. Such balances were calculated using, among other things, the Structuring Assumptions. Based on such assumptions, the Certificate Balance of the Class __ Certificates on each Distribution Date would be reduced to the balance indicated for such Distribution Date on Annex A __ to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with the Structuring Assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class __ Certificates on any Distribution Date will equal the balance that is specified for such Distribution Date on Annex A __ to this prospectus supplement. In general, once the Certificate Balances of the Class __, Class __, and Class __ Certificates [and Class A-3FL Regular Interest] have been reduced to zero, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class __ Certificates until the Certificate Balance of the Class __ Certificates is reduced to zero.]

      [If applicable to any transaction, insert the disclosure required by Item 1113(a)(7) of Regulation AB regarding trigger events.]

Allocation of Prepayment Premiums and Yield Maintenance Charges

      [On any Distribution Date, Prepayment Premiums collected during the related Due Period on Loan Group 1 will be required to be distributed by the Paying Agent to the holders of the classes of Offered Certificates as follows: to each of the Class A (other than the Class A-1A [and Class A-3FL] Certificates)], Class B, Class C, Class D and Class E Certificates [and the Class A 3FL Regular Interest], for each of these classes, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class [or regular interest] on that Distribution Date, and the denominator of which is the total amount distributed as principal to all such classes of Certificates [and the Class A-3FL Regular Interest] on that Distribution Date, (b) [25%] and (c) the total amount of Prepayment Premiums collected on Loan Group 1 during the related Due Period. On any Distribution Date, Prepayment Premiums collected during the related Due Period on Loan Group 2 will be required to be distributed by the Paying Agent to the holders of the classes of Offered Certificates as follows: to the Class A-1A Certificates an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to that class] on that Distribution Date, (b) [25%] and (c) the total amount of Prepayment Premiums collected on Loan

Group 2 during the related Due Period. Any Prepayment Premiums collected during the related Due Period remaining after those distributions will be distributed to the holders of the Class X Certificates.]

      On any Distribution Date, Yield Maintenance Charges collected in respect of mortgage loans included in Loan Group 1 during the related Due Period will be required to be distributed by the Trustee to the holders of the Class A-1 through Class E Certificates (other than the [Class A-3FL and] Class A-1A Certificates) [and the Class A-3FL Regular Interest] in the following manner: the holders of each class of the Class A-1 through Class E Certificates (other than the [Class A-3FL and] Class A-1A Certificates) [and the Class A-3FL Regular Interest] will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1 through Class E Certificates (other than the [Class A-3FL and] Class A-1A Certificates) [and the Class A-3FL Regular Interest] on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such class of Certificates [and the Class A-3FL Regular Interest] and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges on the mortgage loans in Loan Group 1 collected during the related Due Period remaining after such distributions shall be distributed to the holders of the Class X Certificates. No Yield Maintenance Charges in respect of mortgage loans included in Loan Group 1 will be distributed to holders of any other class of Certificates.

      On any Distribution Date, Yield Maintenance Charges collected from the related borrowers in respect of mortgage loans included in Loan Group 2 on or prior to the related Determination Date will be required to be distributed by the Trustee to the holders of the Class A-1A Certificates in the following manner: Such holders will receive the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to Class A-1A Certificates, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment on or prior to the related Determination Date. Any Yield Maintenance Charges collected on or prior to the related Determination Date remaining after such distributions shall be distributed to the holders of the Class X Certificates. No Yield Maintenance Charges in respect of mortgage loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

      [On any Distribution Date, for so long as the related Swap Contract is in effect and there is no continuing payment default under the related Swap Contract, Yield Maintenance Charges distributable in respect of the Class A-3FL Regular Interest will be payable to the related Swap Counterparty, and on any Distribution Date on which the related Swap Contract is not in effect or a continuing payment default by the related Swap Counterparty exists, Yield Maintenance Charges distributable in respect of the Class A-3FL Regular Interest will be distributable to the holders of the Class A-3FL Certificates. See "Description of the Swap Contract" in this prospectus supplement.]

      [The "Base Interest Fraction" for any principal prepayment on any mortgage loan and for any of the Class A-1 through Class E Certificates (other than the Class A-3FL Certificates) and the Class A-1A Certificates [and the Class A-3FL Regular Interest], will be a fraction (not greater than 1) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of Certificates [or the Class A-3FL Regular Interest] exceeds
(ii) the yield rate (as provided by the Servicer) used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such mortgage loan exceeds (ii) the yield rate (as provided by the Servicer) used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the lesser of (x) the Mortgage Rate on such mortgage loan and (y) the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction will be zero.]

      [No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class F, Class G, Class H or Residual Certificates; instead, after the Certificate Principal Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class X Certificates.]

      For a description of Prepayment Premiums and Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. See also "Certain Legal Aspects of the Mortgage Loans--Default Interest and Limitations on

Prepayments" in the prospectus regarding the enforceability of Yield Maintenance Charges and Prepayment Premiums.

Assumed Final Distribution Date; Rated Final Distribution Date

      The "Assumed Final Distribution Date" with respect to any class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount, as the case may be, of that class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

   Class Designation       Assumed Final Distribution Date
------------------------   -------------------------------
Class A-1 ..............
Class A-1A .............
Class A-2 ..............
[Class X] ..............
[Class PO] .............
Class B ................
Class C ................
Class D ................
Class E ................

      The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

      [In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the _____________ Loan is prepaid on its Anticipated Prepayment Date]. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed that scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

      The "Rated Final Distribution Date" for each class of Offered Certificates will be _____________, the first Distribution Date after the [___]th months following the end of the amortization term for the mortgage loan that, as of the Cut-off Date, will have the longest remaining amortization term.

Subordination; Allocation of Collateral Support Deficit

      The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates [(other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest]. Moreover, to the extent described in this prospectus supplement:

      o the rights of the holders of the Class H Certificates will be subordinated to the rights of the holders of the Class G Certificates,

      o the rights of the holders of the Class G and Class H Certificates will be subordinated to the rights of the holders of the Class F Certificates,

      o the rights of the holders of the Class F, Class G and Class H Certificates will be subordinated to the rights of the holders of the Class E Certificates,

      o the rights of the holders of the Class E, Class F, Class G and Class H Certificates will be subordinated to the rights of the holders of the Class D Certificates,

      o the rights of the holders of the Class D, Class E, Class F, Class G and Class H Certificates will be subordinated to the rights of the holders of the Class C Certificates,

      o the rights of the holders of the Class C, Class D, Class E, Class F, Class G and Class H Certificates will be subordinated to the rights of the holders of the Class B Certificates, and

      o the rights of holders of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will be subordinated to the rights of the holders of the Senior Certificates.

      This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates [(other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest] of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates[ (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest]. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of the full amount of interest payable in respect of those classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates, of principal equal to, in each case, the entire Certificate Balance of each of those classes of Certificates.

      The protection afforded to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class D Certificates by the subordination of the Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C Certificates by means of the subordination of the Class D and Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by means of the subordination of the Class C, Class D and Class E Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

      Allocation to the Class A Certificates [and Class A-3FL Regular Interest] (in the priorities set forth herein), for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of the Class A Certificates [(other than the Class A-3FL Certificates)] [and Class A-3FL Regular Interest], the percentage interest in the trust fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates [(other than the Class A-3FL Certificates)] [and Class A-3FL Regular Interest] by the Subordinate Certificates.

      Following retirement of the Class A Certificates [(other than the Class A-3FL Certificates)] [and Class A-3FL Regular Interest], the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case for so long as they are outstanding, will provide a similar benefit to each of those classes of Certificates as to the relative amount of subordination afforded by the outstanding classes of Certificates [(other than the Class X and the Residual Certificates)] with later alphabetical class designations.

      On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance of the mortgage loans expected to be outstanding immediately following that Distribution Date is less than

(2) the aggregate Certificate Balance of the Certificates after giving effect to distributions of principal on that Distribution Date (that deficit, "Collateral Support Deficit"). The Paying Agent will be required to allocate the Collateral Support Deficit among the respective classes of Certificates as follows: to the Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates in that order, and in each case in respect of and until the remaining Certificate Balance of that class has been reduced to zero. Following the reduction of the Certificate Balances of those classes to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the classes of Class A Certificates [(other than the Class A-3FL Certificates)] [and Class A-3FL Regular Interest], pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of those classes have been reduced to zero. Any Collateral Support Deficit allocated to a class of Certificates will be allocated among respective Certificates of that class in proportion to the Percentage Interests evidenced thereby.

      In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, related Nonrecoverable Advances, the payment to the Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non- mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus, certain reimbursements to the Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

      A class of Offered Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, reimbursement of any previously allocated Collateral Support Deficit may thereafter be made to that class in accordance with the payment priorities set forth in "--Distributions--Priority" above.

Advances

      On the business day immediately preceding each Distribution Date (the "Servicer Remittance Date"), the Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of:
(1) all Monthly Payments (net of the applicable Servicing Fee), other than Balloon Payments, which were due on the mortgage loans during the related Due Period and delinquent (or not advanced by any subservicer) as of the business day preceding the Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its Balloon Payment as of the end of the related Due Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment. The Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Property will continue through liquidation of that mortgage loan or disposition of that REO Property, as the case may be. To the extent that the Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance pursuant to the Pooling and Servicing Agreement.

      The amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a mortgage loan with respect to any Distribution Date that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to that mortgage loan for that Distribution Date. Neither the Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges, Prepayment Premiums or Excess Interest.

      In addition to P&I Advances, the Servicer will also be obligated (subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable or in connection with the servicing and administration of any Mortgaged Property or REO Property, to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of that failure, the Trustee will make the required Servicing Advance pursuant to the Pooling and Servicing Agreement.

      The Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan ("Related Proceeds"). Notwithstanding the foregoing, neither the Servicer nor the Trustee will be obligated to make any Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a "Nonrecoverable Advance"), and the Servicer or the Trustee will be entitled to recover any Advance that it so determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

      In connection with its recovery of any Advance, each of the Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of that Advance from the date made to but not including the date of reimbursement. The "Prime Rate" shall be the rate, for any day, set forth in The Wall Street Journal, New York edition.

      Each Distribution Date Statement delivered by the Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement and "Description of the Certificates--Reports to Certificateholders" in the prospectus.

      [Neither the Master Servicer nor the Trustee will be required to advance any amounts due to be paid by the Swap counterparty for a distribution to the Class A-3FL Certificates or be liable for any breakage, termination or other costs owed by the trust fund to the related Swap counterparty.]

Appraisal Reductions

      After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

            (1) the third anniversary of the date on which an extension of the maturity date of a mortgage loan becomes effective as a result of a modification of the mortgage loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the mortgage loan;

            (2) 120 days after an uncured delinquency occurs in respect of a mortgage loan;

            (3) the date on which a reduction in the amount of Monthly Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the mortgage loan by the Special Servicer;

            (4) 60 days after a receiver has been appointed;

            (5) 60 days after a borrower declares bankruptcy;

            (6) 60 days after an involuntary petition of bankruptcy is filed with respect to the borrower, if the petition is not dismissed prior to the expiration of that period; and

            (7) immediately after a mortgage loan becomes an REO Loan.

      No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balances of all classes of Certificates (other than the Class A Certificates) has been reduced to zero.

      The "Appraisal Reduction" for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of that mortgage loan over (b) the excess of (1) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more independent MAI appraisals with respect to any mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the Servicer as an Advance), and (B) by an internal valuation performed by the Special Servicer with respect to any mortgage loan with an outstanding principal balance less than $2,000,000, over (2) the sum as of the Due Date occurring in the month of that Distribution Date of (A) to the extent not previously advanced by the Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the interest rate for the mortgage loan, (B) all unreimbursed Advances and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents and all other amounts due and unpaid under the mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Servicer and/or for which funds have not been escrowed).

      Within 60 days after the Appraisal Reduction Event, the Special Servicer will be required to receive an appraisal; provided, however, that with respect to an Appraisal Reduction Event described in clause (2), the Special Servicer will be required to receive an appraisal within the 120-day period set forth in clause (2). On the first Determination Date occurring on or after the delivery of the MAI appraisal, the Special Servicer will be required to calculate and report to the Servicer, and the Servicer will be required to report to the Paying Agent and the Trustee, the Appraisal Reduction to take into account that appraisal. In the event that the Special Servicer has not received the MAI appraisal within the timeframe described above (or, in the case of an appraisal in connection with an Appraisal Reduction Amount described in clause (2), within 60 days following the 120-day period set forth in clause (2)), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received. The "Determination Date" for each Distribution Date is the 13th day of the month in which that Distribution Date occurs or, if the 13th day is not a business day, then the immediately preceding business day.

      As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced by an amount equal to the Appraisal Reduction Amount, which will have the effect of reducing the amount of interest available to the most subordinate class of Certificates then outstanding (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates). See "--Advances" above. The "Appraisal Reduction Amount" for any Distribution Date shall equal the product of (1) the applicable per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) on the class of Certificates to which the Appraisal Reduction is allocated, and (2) the sum of all Appraisal Reductions with respect to that Distribution Date. In addition, Appraisal Reductions will be allocated to the most subordinate class of Certificates then outstanding (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates) for purposes of determining Voting Rights and the identity of the Controlling Class. See "--Voting Rights" below and "Servicing of the Mortgage Loans--General" in this prospectus supplement.

      With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding twelve months), the Special Servicer is required, within 30 days of each anniversary of the related Appraisal Reduction Event, to order an appraisal (which may be an update of a prior appraisal), the cost of which shall be a Servicing Advance. Based upon that appraisal, the Special Servicer is required to redetermine and report to the Paying Agent the amount of the Appraisal Reduction with respect to that mortgage loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal in calculating any Appraisal Reduction with respect to that mortgage loan.

      With respect to each mortgage loan as to which an Appraisal Reduction has occurred and which has become current and has remained current for twelve consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Special Servicer may within 30 days of the date of the twelfth Monthly Payment, order an appraisal (which may be an update of a prior appraisal), the cost of which shall be a Servicing Advance. Based upon the appraisal, the Special Servicer is required to redetermine and report to the Paying Agent the amount of the Appraisal Reduction with respect to that mortgage loan.

Reports to Certificateholders; Certain Available Information

      On each Distribution Date, the Trustee will be required to make available to any interested party, a statement (a "Statement to Certificateholders") based in part upon information provided by the Servicer in accordance with Commercial Mortgage Securities Association ("CMSA") guidelines setting forth, among other things:

            (a) the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reduction of the Certificate Balance of the Certificates;

            (b) the amount of the distribution on the Distribution Date to the holders of the class of Certificates allocable to Distributable Certificate Interest [and, with respect to the Class A-3FL Certificates, notification that the amount of interest being distributed with respect to the Class A-3FL Regular Interest is being paid as a result of a Swap Default];

            (c) the aggregate amount of Advances made in respect of the Distribution Date [(including, to the extent material, the general use of funds advanced and general source of funds for reimbursements)];

            (d) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Servicer and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Trust Fund;

            (e) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

            (f) the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate [(and interest rates by distributional groups or ranges)] of the mortgage loans as of the related Determination Date;

            (g) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property [(and the information described in Item 1100(b)(5) of Regulation AB to the extent material)];

            (h) the value of any REO Property included in the trust fund as of the related Determination Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

            (i) the Available Distribution Amount [and Class A-3FL Available Funds] for the Distribution Date, and any other cash flows received on the mortgage loans and applied to pay fees and expenses [(including the components of the Available Distribution Amount[, Class A-3FL Available Funds] or such other cash flows)];

            (j) [the amount of the distribution on the Distribution Date to the holders of any class of Certificates allocable to Yield Maintenance Charges;]

            (k) the accrued Distributable Certificate Interest in respect of each Class of Certificates for such Distribution Date;

            (l) the Pass-Through Rate for each class of Certificates for the Distribution Date and the next succeeding Distribution Date;

            (m) the Scheduled Principal Distribution Amount, the Unscheduled Principal Distribution Amount and the Principal Shortfall for the Distribution Date;

            (n) the Certificate Balance [or Notional Amount, as the case may be,] of each class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

            (o) the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each class of Certificates (other than the Class [__] and Residual Certificates) immediately following the Distribution Date;

            (p) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis, the total Appraisal Reduction effected in connection with the Distribution Date and the total Appraisal Reduction Amounts as of that Distribution Date;

            (q) the number and related principal balances of any mortgage loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time);

            (r) the amount of any remaining unpaid interest shortfalls for the class as of the Distribution Date;

            (s) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date and the amount and the type of principal prepayment occurring;

            (t) a loan-by-loan listing of any mortgage loan which was defeased since the previous Determination Date;

            (u) the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reimbursement of Collateral Support Deficit;

            (v) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

            (w) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds which are included in the available distribution amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any realized loss in connection with the liquidation;

            (x) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

            (y) the aggregate amount of interest on P&I Advances paid to the Servicer and the Trustee since the prior Distribution Date;

            (z) the aggregate amount of interest on Servicing Advances paid to the Servicer, the Special Servicer and the Trustee since the prior Distribution Date;

            (aa) the original and then current credit support levels for each class of Certificates;

            (bb) the original and then current ratings for each class of Certificates;

            (cc) [LIBOR as calculated for the related Distribution Date and the next succeeding Distribution Date;]

            (dd) [the amounts received and paid in respect of the Swap Contract;] [payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB] [amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB and, if applicable, the remaining amount of coverage under such enhancement or support, if known];

            (ee) [identification of any payment default under the Swap Contract as of 11:00 AM Eastern time on the applicable Distribution Date and identification of any Rating Agency Trigger Event or other Swap Default of which Trustee has knowledge as of the close of business on the last day of the immediately preceding calendar month with respect to the Swap Contract;]

            (ff) [the amount of any (a) payment by the applicable Swap Counterparty as a termination payment, (b) payments in connection with the acquisition of a replacement interest rate swap contract and (c) collateral posted in connection with any Rating Agency Trigger Event;]

            (gg) [the amount of, and identification of, any payments on the Class A-3FL Certificates in addition to the amount of principal and interest due thereon (including without limitation, any termination payment received in connection with the Swap Contract);]

            (hh) the amount of the distribution on the Distribution Date to the holders of the Class [__] and Residual Certificates;

            (ii) the amount on deposit in each account established pursuant to the Pooling and Servicing Agreement before and after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);

            (jj) the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

            (kk) material breaches of mortgage loan representations and warranties of which the Trustee, Servicer or the Special Servicer has received written notice;

            (ll) material breaches of any covenants under the Pooling and Servicing Agreement of which the Trustee, the Servicer or the Special Servicer has received written notice;

            (mm) [If applicable to any transaction, information regarding any tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met]; and

            (nn) such other information and in such form as will be specified in the Pooling and Servicing Agreement.

      [The Trustee will make available each month, to any interested person via its internet website initially located at "[___]," (i) the related Statement to Certificateholders, (ii) the CMSA loan periodic update file, loan setup file, bond level file, and collateral summary file, (iii) as a convenience to interested persons (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the prospectus, and the Pooling and Servicing Agreement and any other information requested in writing by the Depositor [and (iv) any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the trust through the EDGAR system] [If SEC filings will not be made available on website, provide information regarding reasons why not and whether any transaction party will provide electronic or paper copies of such filings upon request without charge.]

      [In addition, the Trustee will make available each month, to any Privileged Person via its internet website, the Servicer Reports, the CMSA property file and the financial file. "Privileged Person" shall mean any of the following: a party to the Pooling and Servicing Agreement, a rating agency, a designee of the Depositor (including any financial market publisher), any other person who delivers to the Trustee in the form attached to the Pooling and

Servicing Agreement (which form is also located on, and may be submitted electronically via, the Trustee's internet website), a certification that such person is a Certificateholder, a Beneficial Owner of a Certificate, or a prospective purchaser of a Certificate.]

      "Servicer Reports" means the CMSA delinquent loan status report, the CMSA historical loan modification and corrected mortgage loan report, the CMSA historical liquidation report, the CMSA REO status report, the CMSA servicer watch list, the CMSA NOI adjustment worksheet, the CMSA comparative financial status report, the CMSA operating statement analysis report, the CMSA loan level reserve/LOC report, the CMSA advance recovery report and the CMSA reconciliation of funds report.

      The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

      In connection with providing access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance therewith. Questions regarding the Trustee's internet website can be directed to the Trustee's CMBS customer service desk at [insert telephone number].

      Each report referred to above is expected to be in the form approved by the Commercial Mortgage Securities Association.]

      In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (A) and (B) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information as the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

      [The Pooling and Servicing Agreement requires that the Trustee make available at its offices primarily responsible for administration of the trust fund, during normal business hours upon prior written request, for review by any holder of an Offered Certificate, the Mortgage Loan Seller[s], the Depositor, the Special Servicer, the Servicer, the rating agencies, the Directing Certificateholder or any other person to whom the Trustee believes the disclosure is appropriate, originals or copies of, among other things, the following items to the extent the Trustee has received such items:

            (1) the Pooling and Servicing Agreement and any amendments to that agreement;

            (2) all Statements to Certificateholders made available to holders of the relevant class of Offered Certificates since the Closing Date;

            (3) all officer's certificates delivered to the Trustee since the Closing Date as described under "Description of the Pooling
      Agreements--Evidence as to Compliance" in the prospectus;

            (4) all accountants' reports delivered to the Trustee since the Closing Date as described under "Description of the Pooling
      Agreements--Evidence as to Compliance" in the prospectus;

            (5) any property inspection report prepared by or on behalf of the Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property;

            (6) the mortgage loan files;

            (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee;

            (8) any and all statements and reports delivered to, or collected by, the Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent the statements and reports have been delivered to the Trustee;

            (9) Trustee exception reports;

            (10) any and all officer's certificates delivered to the Trustee to support the Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable Advance;

            (11) any and all appraisals obtained pursuant to the definition of "Appraisal Reduction" in this prospectus supplement;

            (12) information provided to the Trustee regarding the occurrence of servicing transfer events as to the mortgage loans;

            (13) any and all sub-servicing agreements provided to the Trustee and any amendments thereto and modifications thereof;

            (14) any and all notices, reports and environmental assessments delivered to the Trustee with respect to any Mortgaged Property securing a defaulted mortgage loan as to which the environmental testing contemplated by the Pooling and Servicing Agreement revealed that either of the conditions set forth therein was not satisfied (but only for so long as such Mortgaged Property or the related mortgage loan are part of the trust fund); and

            (15) an explanation of the calculation of any Prepayment Interest Shortfall.

      Copies of any and all of the foregoing items will be available to Certificateholders from the Trustee upon written request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will use efforts consistent with the Servicing Standard to enforce all provisions of the mortgage loan documents relating to the submission of financial and property information.]

      The Pooling and Servicing Agreement will require the Servicer and the Trustee, subject to certain restrictions set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Servicer, access to the reports available to Certificateholders set forth above, as well as certain other information received by the Servicer or the Trustee, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Seller[s], any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information; provided, that the Trustee and the Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information and may require a confidentiality agreement be executed in conjunction with delivery of such reports or information. Except as otherwise set forth in this paragraph, until the time Definitive Certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Servicer, the Special Servicer, the Trustee, the Depositor and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

      The Trust will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the Certificates, to the extent, and for such time, as it shall be required to do so under the Securities Exchange Act of 1934, as amended. Such reports will be filed under the name "GECMC Trust 200_-_" [(Commission file no. ___)]. Members of the public may read and copy any materials filed with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Members of the public may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that internet site is http://www.sec.gov.

Voting Rights

      At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") shall be allocated among the respective classes of Certificateholders as follows: [(1) [__]% in the case of the Class X Certificates, and (2)] in the case of any other class of Certificates (other than the Residual Certificates), a percentage equal to the product of [__]% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of that class, in each case, determined as of the Distribution Date immediately preceding that time, and the denominator of which is equal to the aggregate Certificate Balance of all classes of Certificates, each determined as of the Distribution Date immediately preceding that time. Neither the Class R nor the Class LR Certificates will be entitled to any Voting Rights. Voting Rights allocated to a class of Certificateholders shall be allocated among those Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if that consent, approval or waiver would in any way increase its compensation or limit its obligations in that capacity under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class.

Termination; Retirement of Certificates

      The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related advance) or other liquidation of the last mortgage loan or REO Property subject thereto or (2) the purchase of all of the assets of the trust fund by [the holders of the Controlling Class,] the Special Servicer, the Servicer [or the holders of the Class LR Certificates]. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

      The [holders of the Controlling Class,] the Special Servicer, the Servicer [and the holders of the Class LR Certificates] (in that order) will have the right to purchase all of the assets of the trust fund. [Any such party may be an affiliate of the Sponsor, Depositor, Issuing Entity or other related party at the time it exercises such right.] This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Servicer and the Trustee, and approved by more than 50% of the Voting Rights of the classes of Certificates then outstanding, other than the Controlling Class, unless the Controlling Class is the only class of Certificates outstanding. This purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Servicer[, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates] to effect that termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than [__] % of the Initial Pool Balance.

      Notice of any such termination is required to be given promptly by the Trustee by letter to the Certificateholders and each Rating Agency, and the other parties to the Pooling and Servicing Agreement (if not previously notified), mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates. With respect to any book-entry Certificates, such notice will be mailed to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

      On the final Distribution Date, the aggregate amount paid by the [holders of the Controlling Class,] the Special Servicer, the Servicer [or the holders of the Class LR Certificates], as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described under "Distributions--Priority" above. Following such distribution, no further amount shall be payable on the Certificates, regardless of whether any recoveries are received on the REO Properties.

      [Any optional termination by the [holders of the Controlling Class, the] Special Servicer, the Servicer [or the holders of the Class LR Certificates] would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.]

Retention of Certain Certificates by [an Affiliate of] the [Sponsor] [Depositor]
      [Issuing Entity] [Entity Described in Item 1119(a) of Regulation AB].

      It is anticipated that [an affiliate of] the [Sponsor] [Depositor] [Issuing Entity] [specify entity described in Item 1119(a) of Regulation AB] will retain the Class __ Certificates; however such entity will have the right to dispose of such Certificates at any time[, subject to the restrictions on transfer of such Certificates set forth in the Pooling and Servicing Agreement].

                        [DESCRIPTION OF THE SWAP CONTRACT

General

      On the Closing Date, the Depositor will transfer the Class A-3FL Regular Interest to the Trust Fund in exchange for the Class A-3FL Certificates, which will represent all of the beneficial interest in the portion of the Trust Fund consisting of the Class A-3FL Regular Interest, the Swap Contract and the Floating Rate Account.

      The Trustee, on behalf of the Trust Fund, will enter into an interest rate swap contract related to the Class A-3FL Regular Interest (the "Swap Contract"), with [__________] (the "Swap Counterparty"). The Swap Contract will have a maturity date of the Distribution Date in [____] (the same date as the Rated Final Distribution Date of the Class A-3FL Certificates) or earlier if the Certificate Balance of the Class A-3FL Regular Interest is reduced to zero prior to such date. The Trustee will make available to the Swap Counterparty the Statement to Certificateholders, which statement will include LIBOR applicable to the Interest Accrual Period and the fixed rate amount payable by the Trust Fund (including any shortfall in the regular fixed rate payment attributable to the Class A-3FL Regular Interest), as well as any Yield Maintenance Charges payable to the Swap Counterparty. See "Description of the Certificates--Distributions" in this prospectus supplement. The Trustee will also calculate the amounts, if any, due from or payable to the Swap Counterparty under the Swap Contract.

      The Trustee may make withdrawals from the Floating Rate Account only for the following purposes: (i) with regard to the Floating Rate Account, to distribute to the holders of the Class A-3FL Certificates the Class A-3FL Available Funds for any Distribution Date; (ii) to withdraw any amount deposited into the Floating Rate Account that was not required to be deposited in such account; (iii) to pay any regularly scheduled payments required to be paid to the Swap Counterparty under the Swap Contract in accordance with the Pooling and Servicing Agreement; and (iv) to clear and terminate the account pursuant to the terms of the Pooling and Servicing Agreement.

      For purposes hereof, "Class A-3FL Available Funds" will equal the sum of
(i) the total amount of all principal and/or interest distributions on or in respect of the Class A-3FL Regular Interest with respect to such Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the Swap Contract, less, (iii) with respect to interest distributions, the regularly scheduled interest payment required to be paid to the Swap Counterparty pursuant to the Swap Contract for such Distribution Date.

      The "Class A-3FL Interest Distribution Amount" means, with respect to any Distribution Date, an amount equal to the sum of (i) amounts in respect of interest received on the Class A-3FL Regular Interest for such Distribution Date and (ii) the amount required to be paid to the Trust Fund by the Swap Counterparty under the Swap Contract, less (iii) the regularly scheduled interest payment required to be paid to the Swap Counterparty by the Trust Fund under the Swap Contract. The "Class A-3FL Principal Distribution Amount" means, with respect to any Distribution Date, the amount of principal allocated to the Class A-3FL Regular Interest as described under "Description of the Certificates-Distributions" in this prospectus supplement.

The Swap Contract

      The Swap Contract will provide that, so long as the Swap Contract is in effect and there is no continuing payment default by the Swap Counterparty, (a) on each Distribution Date, commencing in [___], the Trustee will pay or cause to be paid to the Swap Counterparty (i) any Yield Maintenance Charges in respect of the Class A-3FL Regular Interest for the related Distribution Date and (ii) one month's interest at the Pass-Through Rate applicable to the Class A-3FL Regular Interest accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-3FL Certificates, and (b) on the Business Day prior to each Distribution Date, commencing in [___], the Swap Counterparty will pay to the Trustee, for the benefit of the Class A-3FL Certificateholders, one month's interest at the Pass-Through Rate applicable to the Class A-3FL Certificates accrued for the Interest Accrual Period on the Certificate Balance of the Class A-3FL Certificates. Such payments will be made on a net basis.

      On any Distribution Date for which the funds allocated to payment of amounts in respect of interest received on the Class A-3FL Regular Interest are insufficient to pay all amounts due to the Swap Counterparty under the Swap Contract for such Distribution Date, the amounts payable by the Swap Counterparty to the Trust Fund under the Swap Contract will be reduced, on a dollar for dollar basis, by the amount of such shortfall, and holders of the Class A-3FL Certificates will experience a shortfall in their anticipated yield.

      If the Swap Counterparty's long term rating is not at least equal to the required ratings levels set forth in the Swap Contract [specify levels] (a "Rating Agency Trigger Event"), the Swap Counterparty will be required to post collateral or find a replacement Swap Counterparty that would not cause another Rating Agency Trigger Event. In the event that the Swap Counterparty fails to either post acceptable collateral, fails to find an acceptable replacement swap counterparty under a Rating Agency Trigger Event, fails to make a payment to the Trust Fund required under the Swap Contract or an early termination date is designated under the Swap Contract with respect to which the Swap Counterparty is the defaulting party or the sole affected party in accordance with its terms (each such event, a "Swap Default"), then the Trustee will be required to take such actions (following the expiration of any applicable grace period), subject to the Trustee's determination that the costs of such action will be reimbursed, unless otherwise directed in writing by the holders of 25%, by Certificate Balance, of the Class A-3FL Certificates to enforce the rights of the Trust Fund under the Swap Contract as may be permitted by the terms of the Swap Contract and use any termination payments, if any, received from the Swap Counterparty (as described in this prospectus supplement) to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-3FL Certificates. To the extent not otherwise set forth in the Pooling and Servicing Agreement, any termination payment payable by the Trust Fund to the Swap Counterparty will be limited (i) to the extent of any payment made by a replacement swap counterparty to the Trust Fund in consideration for entering into such replacement swap contract, if any (less any costs and expenses incurred by the Trust Fund in connection with entering into such replacement swap contract), and (ii) to amounts designated therefore out of the Floating Rate Account in accordance with the Pooling and Servicing Agreement.

      The Swap Contract provides the Swap Counterparty with the ability to terminate the Swap Contract upon various events of default and termination events specified in the Swap Contract, including any failure by the Trustee to perform or comply with any provisions under the Pooling and Servicing Agreement (beyond any applicable grace periods therein).

      Any conversion to distributions equal to distributions on the Class A-3FL Regular Interest pursuant to a Swap Default will become permanent following the determination by either the Trustee or the holders of 25% of the Class A-3FL Certificates not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of the Class A-3FL Certificates. Any such Swap Default and the consequent conversion to distributions equal to distributions on such Class A-3FL Regular Interest will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to distributions equal to distributions on the Class A-3FL Regular Interest, might result in a temporary delay of payment of the distributions to the holders of the Class A-3FL Certificates, if notice of the resulting change in payment terms of the Certificates is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

      The Trustee will have no obligation on behalf of the Trust Fund to pay or cause to be paid to the Swap Counterparty any portion of the amounts due to the Swap Counterparty under the Swap Contract for any Distribution Date unless and until the interest payment on the Class A-3FL Regular Interest, for such Distribution Date is actually received by the Trustee.]

      [Insert description of any other derivatives contract required by Item 1115(a) of Regulation S-K, if applicable.]

      The "significance percentage" with respect to the Swap Contract is [less than 10%][at least 10% but less than 20%] [20% or more]. "Significance percentage" means the percentage that the amount of the "significance estimate" (as described below) represents of the [initial aggregate Certificate Balance of the Class [__] Certificates] [the Initial Pool Balance]. The "significance estimate" has been determined based on a reasonable good faith estimate of maximum probable exposure, made in substantially the same manner as that used in the [Sponsor's] [Sponsors'] internal risk management process in respect of similar interest rate swap agreements.

The Swap Counterparty

      The Swap Counterparty is [name of counterparty], a [insert entity type and jurisdiction of organization]. The Swap Counterparty is an [indirect], wholly-owned subsidiary of [___]. The short-term obligations of the Swap Counterparty are rated [___] by [specify rating agencies] and the long-term obligations of the Swap Counterparty are rated [___] by [specify rating agencies]. [Describe any guarantor, if ratings based on guarantor.] The Swap Counterparty is engaged in the business of [acting as counterparty in derivatives transactions.] [Provide financial information regarding counterparty required by Item 1115(b)(2), if applicable.]

      The information contained in this section relates to and has been obtained from the Swap Counterparty.

      [THE [IDENTIFY CREDIT ENHANCEMENT, LIQUIDITY SUPPORT OR DERIVATIVES INSTRUMENT].

The [identify credit enhancement, liquidity support or derivatives instrument].

      [Name of Credit Enhancement Provider, Liquidity Provider or Derivatives Provider] will be providing a [identify credit enhancement, liquidity support or derivatives instrument] with respect to the [Class [__]] Certificates. [Provide disclosure required by Item 1114(a) of Regulation S-K].

The Counterparty

      The [issuer of] [counterparty with respect to] the [identify credit enhancement, liquidity support or derivatives instrument] is [name of issuer or counterparty], a [insert entity type and jurisdiction of organization] (the "Counterparty"). The main business of the Counterparty is [insert description]. [Provide financial information regarding counterparty required by Item 1114(b) of Regulation S-K, if applicable.]]

                         SERVICING OF THE MORTGAGE LOANS

General

      The servicing of the mortgage loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and

Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

      Each of the Servicer (directly or through one or more subservicers) and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible. The Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more affiliates so long as the delegation and/or assignment, in and of itself, does not cause the qualification, withdrawal or downgrading of the then-current ratings assigned to any class of Certificates as confirmed in writing by the Rating Agencies. The Servicer will be permitted, at its own expense, to employ subservicers, agents or attorneys in performing any of its obligations under the Pooling and Servicing Agreement, but will not be thereby relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys. Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint subservicers with respect to any of its servicing obligations and duties.

      The Servicer and the Special Servicer will be required to service and administer the mortgage loans for which each is responsible on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement, and the terms of the respective mortgage loans. To the extent consistent with the foregoing, the Servicer and the Special Servicer are required to adhere to the higher of the following standards of care:

            (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage lenders servicing their own mortgage loans; and

            (2) the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by the Servicer or the Special Servicer, as the case may be.

      In acting in accordance with the higher of the standards, the Servicer and the Special Servicer must exercise reasonable business judgment and act in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the respective mortgage loans or Specially Serviced Mortgage Loans, as applicable, and with a view to the maximization of timely recovery of principal and interest on the mortgage loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust and the Certificateholders, as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment. In doing so, the Servicer and the Special Servicer are required not to take into account:

                  (A) any relationship that the Servicer or the Special
            Servicer, as the case may be, or any of its affiliates, may have with the related borrower or any other party to the Pooling and Servicing Agreement;

                  (B) the ownership of any Certificate by the Servicer or the
            Special Servicer, as the case may be, or any of its affiliates;

                  (C) the Servicer's obligation to make Advances, whether in respect of delinquent payments of principal and/or interest or to cover certain servicing expenses;

                  (D) the Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

                  (E) the servicing of any other mortgage loans for itself or on behalf of others; and

                  (F) any obligation of the Servicer (in its capacity as the
            Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase a mortgage loan. The foregoing standards to which the Servicer and the Special Servicer are subject are collectively referred to as the "Servicing Standards."

      Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. With respect to any mortgage loan (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity, (2) as to which any Monthly Payment (other than a Balloon Payment) is more than 60 days delinquent, (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the consent revoked within 60 days that mortgage loan shall not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due, (4) as to which the Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property, (5) as to which, in the judgment of the Servicer, a payment default has occurred or is reasonably foreseeable and is not likely to be cured by the borrower within 60 days, and prior to acceleration of amounts due under the related Mortgage Note or commencement of any foreclosure or similar proceedings or (6) as to which a default of which the Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremediated for the applicable grace period specified in the mortgage loan (or if no grace period is specified, 60 days), the Servicer will be required to transfer its servicing responsibilities to the Special Servicer, but will be required to continue to receive payments on the mortgage loan (including amounts collected by the Special Servicer), to make certain calculations with respect to the mortgage loan and to make remittances and prepare certain reports to the Certificateholders with respect to that mortgage loan. If the related Mortgaged Property is acquired in respect of that mortgage loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans serviced by the Special Servicer and any mortgage loans that have become REO Properties are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans." The Servicer shall have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement.

      If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing mortgage loan for at least 90 days (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Servicer.

      [The Special Servicer will be required to prepare a report (an "Asset Status Report") for each mortgage loan which becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of the mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (as defined below), the Depositor and the Rating Agencies, provided however, the Special Servicer will not be required to deliver an Asset Status Report to the Directing Certificateholder if they are the same entity. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders or violates the servicing standards. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after that disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders.]

      [The "Directing Certificateholder" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Trustee from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.]

      [A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by the holder (or Certificate Owner).]

      [The "Controlling Class" will be as of any time of determination the most subordinate class of Certificates then outstanding that has a Certificate Balance at least equal to the lesser of (a) 1% of the Initial Pool Balance or
(b) 20% of the initial Certificate Balance of that Class, in the case of the Class __ Certificates, or 25% of the initial Certificate Balance of that Class, in the case of any other Class.]

      [The Controlling Class as of the Closing Date will be the Class ____ Certificates.]

      The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions.

      The information set forth in this prospectus supplement concerning the Servicer has been provided by the Servicer, and neither the Depositor nor the Underwriter make any representation or warranty as to the accuracy or completeness of that information.

Replacement of the Special Servicer

      The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the holders of Certificates representing more than 50% of the aggregate Certificate Balance of the Controlling Class, provided that each rating agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any class of Certificates.

Servicing and Other Compensation and Payment of Expenses

      The fee of the Servicer (the "Servicing Fee") will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan, and will accrue at a rate (the "Servicing Fee Rate"), calculated on a basis of a 360-day year consisting of twelve 30-day months equal to ______% per annum and will be computed on the basis of the Stated Principal Balance of the related mortgage loan. As of any date of determination, the "Administrative Cost Rate" will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate, and shall _____% per annum. In addition to the Servicing Fee, the Servicer will be entitled to retain, as additional servicing compensation, (1) a percentage of all assumption and modification fees paid by the borrowers on mortgage loans that are not Specially Serviced Mortgage Loans, and (2) late payment charges and default interest paid by the borrowers (other than on Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed to pay interest on Advances. The Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account and the Distribution Accounts in Permitted Investments, and the Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of those funds. The Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers. [The Servicer will be obligated to pay the annual fees of each rating agency.]

      The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

      The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to ____% per annum (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and on the basis of a 360-day year consisting of twelve 30-day months, and will be payable monthly from the trust fund. That fee will be calculated on a basis of a 360-day year consisting of twelve 30-day months.

      The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of ____% to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause), it shall retain the right to receive any and all Workout Fees payable with respect to mortgage loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still Corrected Mortgage Loans at the time of that termination or resignation (and the successor Special Servicer shall not be entitled to any portion of the Workout Fees), in each case until the Workout Fee for that loan ceases to be payable in accordance with the preceding sentence.

      A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of ____% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase of any mortgage loan by the Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation, the purchase of any Specially Serviced Mortgage Loan by the Servicer or the Special Servicer or the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, that Workout Fee will be payable based on and out of the portion of the Liquidation Proceeds that constitutes principal and/or interest.

      The Special Servicer will also be entitled to additional servicing compensation in the form of a percentage of all assumption fees, extension fees and modification fees received on or with respect to mortgage loans and all assumption fees, modification fees and all extension fees received on or with respect to Specially Serviced Mortgage Loans, except for the fees described above that the Servicer is entitled to. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers on Specially Serviced Mortgage Loans, but only to the extent those amounts are not needed to pay interest on Advances. [The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the APD Mortgage Loans.]

      Although the Servicer and the Special Servicer are each required to service and administer the Mortgage Pool in accordance with the Servicing Standards above and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with that standard.

      As and to the extent described in this prospectus supplement under "Description of the Certificates--Advances," the Servicer will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

      Each of the Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement for such expense except as expressly provided in the Pooling and Servicing Agreement. In connection therewith, the Servicer will be responsible for all fees of any subservicers. See "Description of the Certificates--Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus.

Maintenance of Insurance

      To the extent permitted by the related mortgage loan and required by the Servicing Standards, the Servicer will be required to use its reasonable best efforts to (1) cause each borrower to maintain or (2) itself maintain (to the extent available at commercially reasonable rates), a fire and hazard insurance policy with extended coverage covering the related Mortgaged Property. The coverage of that kind of policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. Whenever the Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and the flood insurance has been made available), the Servicer will also be required to use its reasonable best efforts to (1) cause each borrower to maintain (to the extent required by the related mortgage loan) or (2) itself maintain (to the extent available at commercially reasonable rates) a flood insurance policy in an amount representing coverage not less than the lesser of
(1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining the coverage is consistent with the Servicing Standards.

      The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable, in an amount which is at least equal to the lesser of (1) an amount necessary to avoid the application of any co-insurance clause and (2) the full replacement cost of the improvements on that REO Property. In addition, while the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

      The Pooling and Servicing Agreement provides that the Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Servicer in maintaining of that kind of insurance policy if the borrower defaults on its obligation to do so shall be advanced by the Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer shall be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the Servicer as a Servicing Advance.

      The costs of the insurance may be recovered by the Servicer from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.

      No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

Modifications, Waiver and Amendments

      The Special Servicer may agree to extend the maturity date of a mortgage loan that is not a Specially Serviced mortgage loan; except that this extension entered into by the Special Servicer shall not extend the maturity date beyond the earlier of (1) two years prior to the Rated Final Distribution Date and (2) in the case of a mortgage loan secured by a leasehold estate, the date ten years prior to the expiration of that leasehold estate; and provided further that, if the extension would extend the maturity date of a mortgage loan for more than twelve months from and after the original maturity date of the mortgage loan, the Special Servicer must obtain the opinion of counsel described in the next sentence. Except as otherwise set forth in this paragraph, the Special Servicer (or in certain circumstances the Servicer) may not waive, modify or amend any provision of a mortgage loan which is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b) and as to which the Special Servicer has provided the Trustee with an opinion of counsel that the waiver, modification or amendment will not constitute a "significant modification."

      If, but only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related mortgage rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below. The Special Servicer will use its best efforts to the extent possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date.

      The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

            (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate, the date ten years prior to the expiration of the leasehold;

            (2) reduce the related Net Mortgage Rate to less than the lesser of
      (A) the original Net Mortgage Rate and (B) the highest Pass-Through Rate on any class of Certificates [(other than the Class X Certificates)]; or

            (3) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the interest rate on the mortgage loan and (B) the aggregate amount of that deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

      In the event of a modification which creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the class or classes [(other than the Class X Certificates)] [or Class A-3FL Regular Interest] with the latest alphabetical designation then outstanding, and to the extent so allocated, shall be added to the Certificate Balance of the class or classes.

      The Special Servicer or the Servicer, as the case may be, will be required to notify each other, the Rating Agencies and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to that modification, waiver or amendment, promptly following its execution. Copies of each agreement whereby that modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Paying Agent. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

Realization Upon Defaulted Mortgage Loans

      Pursuant to the Pooling and Servicing Agreement, if a default on a mortgage loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of the Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be paid by the Servicer as a Servicing Advance) and either:

            (1) the report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

            (2) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in the report, determines that taking those actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.

      The Pooling and Servicing Agreement grants to the Servicer and the Special Servicer a right of first refusal to purchase from the trust fund, at the Purchase Price, any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the Special Servicer may offer to sell any defaulted mortgage loan if and when the Special Servicer determines, consistent with the Servicing Standards, that the sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of the sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

      If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than that period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

      Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property" include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." "Rents from real property" also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling Agreement provides that the Special Servicer will be permitted to

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cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

      To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of outstanding reimbursable expenses (including any unreimbursed Servicing Advances and unpaid and accrued interest on it) incurred with respect to that mortgage loan, then the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of the Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Servicer or Trustee on those Advances.

      If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Servicer will not be required to expend its own funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Servicer, as the case may be, for its expenses and (2) the Servicer determines that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds and Liquidation Proceeds.

Sale of Defaulted Mortgage Loans

      The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a mortgage loan becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the mortgage loan in accordance with the Servicing Standard. A "Defaulted Mortgage Loan" is a mortgage loan which is delinquent at least 60 days in respect of its Periodic Payments or more than 30 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related mortgage loan documents and without regard to any acceleration of payments under the mortgage loan. The Special Servicer will be required to recalculate, if necessary, from time to time, but not less often than every 90 days, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard.

      In the event a mortgage loan becomes a Defaulted Mortgage Loan, the Directing Certificateholder and the Special Servicer (only if the Directing Certificateholder or Special Servicer, as applicable, is not an affiliate of the related Mortgage Loan Seller) (subject, to the rights of the holder of any subordinate note, to purchase such Defaulted Mortgage Loan and, in the case of a Mortgage Loan subject to mezzanine debt, to any rights of the related mezzanine lender to purchase the Defaulted Mortgage Loan pursuant to the related mezzanine intercreditor agreement) will each have an assignable option to purchase (a "Purchase Option") the Defaulted Mortgage Loan from the trust fund at a price (the "Option Price") equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance, all related unreimbursed Servicing Advances and interest on all Advances, plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

      The party that exercises the Purchase Option will only be entitled to purchase a mortgage loan that is included in the trust.

      The Special Servicer will be permitted to retain, at the expense of the trust fund, an independent third party to assist the Special Servicer in determining such fair value and will be permitted to conclusively rely, to the extent it is

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reasonable to do so in accordance with the Servicing Standard, on the opinion of such third party in making such determination. Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised (or the Defaulted Mortgage Loan is purchased by a mezzanine lender or a subordinate noteholder, if any such holder is entitled to so purchase the Defaulted Mortgage Loan pursuant to the related intercreditor agreement), the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, as are consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

      If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related borrower's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition by, or on behalf of, the trust fund of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout, (iv) upon a repurchase of a Defaulted Mortgage Loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller's breach of a representation with respect to such Defaulted Mortgage Loan or a document defect or (v) a purchase of a Defaulted Mortgage Loan by the holder of a related subordinate note or mezzanine debt pursuant to the related intercreditor agreement. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

      If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Special Servicer or, if the Directing Certificateholder is affiliated with the Special Servicer, the Directing Certificateholder, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, the Servicer will be required to determine, in accordance with the Servicing Standard, whether the Option Price represents a fair price. The Servicer will be required to retain, at the expense of the trust fund, an independent third party who is an MAI qualified appraiser or an independent third party that is of recognized standing having experience in evaluating the value of defaulted mortgage loans in accordance with the Pooling and Servicing Agreement, to assist the Servicer to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination and absent manifest error, the Servicer will be entitled to conclusively rely on the opinion of such person in accordance with the terms of the Pooling and Servicing Agreement.

Inspections; Collection of Operating Information

      The Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property at the times and in the manner as is consistent with the Servicing Standards, but in any event is required to inspect each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 200_; provided, however, that if the Servicer has a reasonable basis to believe that (1) the DSCR with respect to any mortgage loan has decreased by 25% or more from the DSCR as of the Cut-off Date or (2) the DSCR with respect to any Mortgaged Property has decreased to 0.90x or less, the Servicer shall inspect the related Mortgaged Property as soon as practicable thereafter (the cost of which inspection shall be a Servicing Advance); provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable thereafter (the cost of which inspection shall be a Servicing Advance). The Special Servicer or the Servicer, as applicable, will be required to prepare a written report of the inspection describing the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any waste committed on the Mortgaged Property.

      With respect to each mortgage loan that requires the borrower to deliver those statements, the Special Servicer or the Servicer, as applicable, is also required to collect and review the annual operating statements of the related Mortgaged Property. [Most] of the Mortgages obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

      Copies of the inspection reports and operating statements referred to above are to be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

Certain Matters Regarding the Servicer, the Special Servicer and the Depositor

      The Pooling and Servicing Agreement permits the Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each applicable rating agency that the resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the rating assigned by the rating agency to any class of certificates or (b) a determination that the obligations are no longer permissible with respect to the Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer (or the Special Servicer's officers and directors), the Depositor or any director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or for refraining to take any action, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Servicer, the Special Servicer (or the Special Servicer's officers and directors), the Depositor and any director, officer, member, manager, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of the obligations or duties, or in the case of the Depositor and any of its directors, officers, employees and agents, any violation by any of them of any state or federal securities law.

      In addition, the Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties under the Pooling and Servicing Agreement or which in its opinion may involve it in any expense or liability not recoverable from the trust fund. However, each of the Servicer, the Special Servicer and the Depositor may in its discretion undertake any action that it may deem necessary or desirable in respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the trust fund, and the Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of the Certificate Account.

      Pursuant to the Pooling and Servicing Agreement, the Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and an omissions policy in form and amount consistent with the Servicing Standards that provides coverage against losses that may be sustained as a result of an officer's or employee's errors and omissions, subject to certain limitations, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Servicer will be allowed to self-insure with respect to a fidelity bond and errors and omissions coverage so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

      Any person into which the Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Servicer, the Special Servicer or the Depositor, will be the successor of the Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing

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Agreement; provided, that such merger or consolidation or succession does not result in the downgrade, qualification or withdrawal of the ratings of the Certificates. The Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

Events of Default

      "Events of Default" under the Pooling and Servicing Agreement with respect to the Servicer or the Special Servicer, as the case may be, will include, without limitation:

            (a) any failure by the Servicer to make any remittance required to be made by the Servicer on the day and by the time the remittance is required to be made under the terms of the Pooling and Servicing Agreement;

            (b) any failure by the Special Servicer to deposit into the REO Account within one business day after the day the deposit is required to be made, or to remit to the Servicer for deposit in the Certificate Account any remittance required to be made by the Special Servicer on the day the remittance is required to be made under the Pooling and Servicing Agreement;

            (c) any failure by the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days after a written notice has been given to the Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to the Class, Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30 day period will be extended an additional 30 days;

            (d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to that Class, Percentage Interests aggregating not less than 25%; provided however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

            (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Servicer or the Special Servicer, and certain actions by or on behalf of the Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure;

            (f) the Trustee shall have received written notice from any rating agency [(other than S&P)] that the continuation of the Servicer or the Special Servicer in that capacity would result, or has resulted, in a downgrade, qualification or withdrawal of any rating then assigned by a rating agency to any class of Certificates[; and

            (g) the Master Servicer or the Special Servicer is removed from S&P's approved master servicer list or approved special servicer list, as applicable, and the removal coincides with the downgrade, qualification (including, without limitation, "negative credit watch") or withdrawal of the ratings of any of the Certificates by S&P].

Rights Upon Event of Default

      If an Event of Default occurs with respect to the Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, in each and every similar case, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% of

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the Voting Rights, the Trustee will be required, to terminate all of the rights
(other than rights to indemnification under the Pooling and Servicing Agreement, and further subject to the provisions of the Pooling and Servicing Agreement) and obligations of the defaulting party as Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement. If the initial Servicer is terminated due to an Event of Default, the Servicer shall have the right, for a period of 45 days (subject to extension of such period for another 20 days in certain circumstances, and subject to an additional 30 days to complete such sale once a binding contract of sale has been entered into) to solicit bids for its servicing rights and receive the proceeds of any resulting sale. Whether or not such sale shall have been consummated, the terminated Servicer is required to reimburse the Trustee for all out of pocket expenses incurred by the Trustee in connection therewith, within 30 days of request therefor, otherwise such expenses will be payable from the trust fund. If the initial Servicer is terminated, and no successor has accepted that appointment, then subject to the bid process described above, the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Servicer under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Special Servicer is terminated, the Servicer will succeed to all the responsibilities, duties and liabilities of the Special Servicer under the Pooling and Servicing Agreement, subject to the rights of the Directing Certificateholder or the Certificateholders of the Controlling Class, as described herein under "--Replacement of the Special Servicer," and will be entitled to similar compensation arrangements. The Pooling and Servicing Agreement provides that compensation with respect to a successor Servicer or successor Special Servicer, as the case may be, shall not be in excess of that permitted the terminated Servicer or Special Servicer, as the case may be, thereunder. If the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by any rating agency to act as successor to the Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement. Any costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under the Pooling and Servicing Agreement are required to be borne by the predecessor servicer and are required to be paid within 30 days of request therefor, otherwise such costs and expenses will be payable from the trust fund.

      No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.

Amendment

      The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

            (a) to cure any ambiguity;

            (b) to correct or supplement any of its provisions which may be inconsistent with any other provisions or to correct any error;

            (c) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (B) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by any rating agency, as evidenced by a letter from each rating agency;

            (d) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of the trust fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) as a REMIC or to

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      avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (B) to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxation of Residual Certificates" in the prospectus);

            (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel or confirmation in writing from each Rating Agency that such amendment will not result in a qualification, withdrawal or downgrade of the then current ratings assigned to the Certificates; or

            (f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each class of Certificates by each rating agency.

      The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans which are required to be distributed on a Certificate of any Class without the consent of the holder of the Certificate, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to that amendment without the consent of the holders of all Certificates of the Class then outstanding or (3) adversely affect the Voting Rights of any class of Certificates without the consent of the holders of all Certificates of the Class then outstanding.

      Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with any amendment, will not result in the imposition of a tax on the REMIC constituted by the trust fund or cause the trust fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC [or cause the grantor trust to fail to qualify as a grantor trust].

Evidence of Compliance

      See "Description of the Pooling Agreements--Evidence of Compliance" in the prospectus for a description of certain provisions of the Pooling and Servicing Agreement requiring servicers to provide an annual certification regarding its compliance with the terms of the Pooling and Servicing Agreement, as well as an attestation of compliance with certain servicing criteria and an accountant's attestation report with respect to such attestation. The servicers which will be required to provide an annual certification regarding its compliance with the terms of the Pooling and Servicing Agreement in this transaction are [specify servicers].

                        YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

      General. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on that Certificate; (3) the aggregate amount of distributions on that Certificate and (4) the aggregate amount of Collateral Support Deficit amounts allocated to the class of Offered Certificates.

      Pass-Through Rate. The Pass-Through Rate applicable to each class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. [The yield to investors in

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the Class A-3FL Certificates will be highly sensitive to changes in LIBOR such that decreasing levels of LIBOR will have a negative impact on the yield to investors in such Class of Certificates. See "Description of the Swap Contract" in this supplement.] See "Description of the Certificates" in this prospectus supplement.

      Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, the dates on which Balloon Payments are due, any extensions of maturity dates by the Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loan (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3FL [,Class PO] and Class A-1A Certificates will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2, [Class A-3FL] [ and Class PO] Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. [In addition, although the borrowers under an APD Mortgage Loan may have certain incentives to prepay APD Mortgage Loans on their Anticipated Prepayment Dates, we cannot assure you that the related Borrowers will be able to prepay the APD Mortgage Loans on their Anticipated Prepayment Date. The failure of a Borrower to prepay the APD Mortgage Loans on their Anticipated Prepayment Dates will not be an event of default under the terms of the APD Mortgage Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a Borrower's failure to pay Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collection, until the scheduled maturity of the APD Mortgage Loans; provided, that the Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the APD Mortgage Loans documents]. [See "Risk Factors--Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date [or Anticipated Prepayment Date]" in this prospectus supplement.]

      Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. [In general, the Class X Certificates will be extremely sensitive to the rate of principal prepayments, principal losses and interest rate reductions due to modifications on the mortgage loans.] Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

      The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on the Certificates (and with respect to the Class A Certificates [and Class PO Certificates], which loan group a mortgage loan is in). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, [particularly the Class X Certificates,] the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to an investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

      [With respect to the mortgage loans that are adjustable rate mortgage loans ("ARMs"), the Depositor is not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of commercial or multifamily mortgage loans over an extended period of time, either for fixed-rate loans or ARMs. The rate of principal prepayments with respect to ARMs has fluctuated in recent years. As is the case with fixed-rate mortgage loans, ARMs may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, ARMs could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their ARMs to "lock in" a lower fixed interest rate. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.]

      Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case to the extent of amounts otherwise distributable in respect of the class of Certificates. In the event of the reduction of the Certificate Balances of all those classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A-1, Class A-1A and Class A-2 Certificates [(and Class X Certificates with respect to shortfalls of interest)].

      Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods, Prepayment Premiums or Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

      The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans voluntary prepayments are subject to Lockout Periods and/or Prepayment Premium Periods and/or Yield Maintenance Periods. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity interest, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

      The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

      Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least __ days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

      Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any class of Offered Certificates [(other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest] on any Distribution Date is less than the Distributable Certificate Interest then payable for that Class [or the Class A-3FL Regular Interest, as applicable], the shortfall will be distributable to holders of that class of Certificates [or the Class A-3FL Regular Interest as applicable] on subsequent Distribution Dates, to the extent of available funds. The shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the class of Certificates for so long as it is outstanding.

Weighted Average Life

      The weighted average life of an Offered Certificate [(other than the Class X Certificates)] refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds, and the distribution priorities set forth herein (including those relating to loan groups).

      Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before maturity [or the Anticipated Prepayment Date], as the case may be. The columns headed "3% CPR," "6% CPR," "9% CPR" and "12% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

      The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates [(other than the Class X Certificates)] that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

            (a) scheduled monthly payments of principal and/or interest on the mortgage loans (or, with respect to [__] mortgage loans, representing approximately ____% of the Initial Pool Balance, approximately _____% of the Loan Group 1 Balance and approximately _____% of the Loan Group 2 Balance, annual payments of principal), in each case prior to any prepayment of the mortgage loan, will be timely received (with no defaults) and will be distributed on the ___th day of each month commencing in _______ 200_;

            (b) the mortgage rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to maturity [or the Anticipated Prepayment Date], as the case may be, and will be adjusted as required pursuant to the definition of mortgage rate;

            (c) the monthly (except with respect to the mortgage loans (identified as Loan numbers ___ and ___ on Annex A hereto) which mortgage loans have monthly payments of interest and annual payments of principal) principal and/or interest payment due for each mortgage loan on the first Due Date following the Cut-off Date) will continue to be due on each Due Date until maturity [or the Anticipated Prepayment Date], as the case may be, except in the case of the __ mortgage loans (identified as Loan Numbers ___ and ___ on Annex A hereto), which mortgage loan is assumed to amortize in accordance with the amortization schedules set forth on Annex A after an interest-only period of approximately ____ months from origination;

            (d) any principal prepayments on the mortgage loans will be received on their respective Due Dates after the expiration of any applicable Lockout Period at the respective levels of CPR set forth in the tables;

            (e) the mortgage loan Seller will not be required to repurchase any mortgage loan, and none of the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund;

            (f) no Prepayment Premiums or Yield Maintenance Charges are included in any allocations or calculations;

            (g) any principal prepayments received on the mortgage loans are prepayments in full;

            (h) the Closing Date is __________ __, 200_;

            (i) [the APD Mortgage Loans prepay on their Anticipated Prepayment Date; and]

            (j) [with respect to the table for Class X Certificates, there are no Withheld Loans.]

            [(k) the Swap Contract is not subject to a Swap Default.]

To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates [(other than the Class X Certificates)] may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates [(other than the Class X Certificates)] and set forth the percentage of the initial Certificate Balance of that class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                   Percent of the Initial Certificate Balance
              of the Class A-1 Certificates at the Respective CPRs
                                Set Forth Below:

                 Date                    0% CPR  3% CPR  6% CPR  9% CPR  12% CPR
---------------------------------------  ------  ------  ------  ------  -------
Initial Percent .......................
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
Weighted Average Life (Years)(1) ......
Estimated Month of First Principal ....
Estimated Month of Maturity ...........

----------

(1)   The weighted average life of the Class A-1 Certificates is determined by
      (1) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (2) summing the results and (3) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

                   Percent of the Initial Certificate Balance
              of the Class A-1A Certificates at the Respective CPRs
                                Set Forth Below:

                 Date                    0% CPR  3% CPR  6% CPR  9% CPR  12% CPR
---------------------------------------  ------  ------  ------  ------  -------
Initial Percent .......................
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
Weighted Average Life (Years)(1) ......
Estimated Month of First Principal ....
Estimated Month of Maturity ...........

----------

(1)   The weighted average life of the Class A-1A Certificates is determined by
      (1) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1A Certificates to the related Distribution Date, (2) summing the results and (3) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1A Certificates.

                   Percent of the Initial Certificate Balance
              of the Class A-2 Certificates at the Respective CPRs
                                Set Forth Below:

                 Date                    0% CPR  3% CPR  6% CPR  9% CPR  12% CPR
---------------------------------------  ------  ------  ------  ------  -------
Initial Percent .......................
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
Weighted Average Life (Years)(1) ......
Estimated Month of First Principal ....
Estimated Month of Maturity ...........

----------

(1)   The weighted average life of the Class A-2 Certificates is determined by
      (1) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (2) summing the results and (3) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

                   Percent of the Initial Certificate Balance
             of the Class A-3FL Certificates at the Respective CPRs
                                Set Forth Below:

                 Date                    0% CPR  3% CPR  6% CPR  9% CPR  12% CPR
---------------------------------------  ------  ------  ------  ------  -------
Initial Percent .......................
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
Weighted Average Life (Years)(1) ......
Estimated Month of First Principal ....
Estimated Month of Maturity ...........

----------

(1)   The weighted average life of the Class A-3FL Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3FL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3FL Certificates.]

      [The discount margins set forth in the table below represent the increment over LIBOR that produces a monthly discount rate which, when applied to the assumed stream of the cash flows to be paid on the Class A-3FL Certificates, would cause the discounted present value of such cash flows to equal the assumed purchase price as specified below, in each case expressed in decimal format and interpreted as a percentage of the initial Certificate Balance of the Class A-3FL Certificates. The table below assumes that the Class A-3FL Certificates settle without accrued interest. The following table has been prepared on the basis of the modeling assumptions above.

                               Discount Margins(1)
    for the Class A-3FL Certificates at the Respective CPRs Set Forth Below:

                                                     50% CPR     75% CPR Disc    100% CPR
                     0% CPR Disc    25% CPR Disc   Disc Margin      Margin      Disc Margin
Date                 Margin (bps)   Margin (bps)      (bps)         (bps)          (bps)
------------------   ------------   ------------   -----------   ------------   -----------
[________] .......      [___]          [___]          [___]         [___]          [___]
[________] .......      [___]          [___]          [___]         [___]          [___]
[________] .......      [___]          [___]          [___]         [___]          [___]
[________] .......      [___]          [___]          [___]         [___]          [___]
[________] .......      [___]          [___]          [___]         [___]          [___]
[________] .......      [___]          [___]          [___]         [___]          [___]
[________] .......      [___]          [___]          [___]         [___]          [___]
[________] .......      [___]          [___]          [___]         [___]          [___]
[________] .......      [___]          [___]          [___]         [___]          [___]
[________] .......      [___]          [___]          [___]         [___]          [___]

----------

(1)   LIBOR was assumed to be [__]% for purposes of this table.

(2)   The weighted average life of the Class A-3FL Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3FL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3FL Certificates.]

                   [Percent of the Initial Certificate Balance
               of the Class PO Certificates at the Respective CPRs
                                Set Forth Below:

                 Date                    0% CPR  3% CPR  6% CPR  9% CPR  12% CPR
---------------------------------------  ------  ------  ------  ------  -------
Initial Percent .......................
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
Weighted Average Life (Years)(1) ......
Estimated Month of First Principal ....
Estimated Month of Maturity ...........

----------

(1)   The weighted average life of the Class PO Certificates is determined by
      (1) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class PO Certificates to the related Distribution Date, (2) summing the results and (3) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class PO Certificates.]

                   Percent of the Initial Certificate Balance
               of the Class B Certificates at the Respective CPRs
                                Set Forth Below:

                 Date                    0% CPR  3% CPR  6% CPR  9% CPR  12% CPR
---------------------------------------  ------  ------  ------  ------  -------
Initial Percent .......................
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
Weighted Average Life (Years)(1) ......
Estimated Month of First Principal ....
Estimated Month of Maturity ...........

----------

(1) The weighted average life of the Class B Certificates is determined by (1) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (2) summing the results and (3) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

                   Percent of the Initial Certificate Balance
               of the Class C Certificates at the Respective CPRs
                                Set Forth Below:

                 Date                    0% CPR  3% CPR  6% CPR  9% CPR  12% CPR
---------------------------------------  ------  ------  ------  ------  -------
Initial Percent .......................
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
Weighted Average Life (Years)(1) ......
Estimated Month of First Principal ....
Estimated Month of Maturity ...........

----------

(1) The weighted average life of the Class C Certificates is determined by (1) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (2) summing the results and (3) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

                   Percent of the Initial Certificate Balance
               of the Class D Certificates at the Respective CPRs
                                Set Forth Below:

                 Date                    0% CPR  3% CPR  6% CPR  9% CPR  12% CPR
---------------------------------------  ------  ------  ------  ------  -------
Initial Percent .......................
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
Weighted Average Life (Years)(1) ......
Estimated Month of First Principal ....
Estimated Month of Maturity ...........

----------

(1) The weighted average life of the Class D Certificates is determined by (1) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (2) summing the results and (3) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

                   Percent of the Initial Certificate Balance
               of the Class E Certificates at the Respective CPRs
                                Set Forth Below:

                 Date                    0% CPR  3% CPR  6% CPR  9% CPR  12% CPR
---------------------------------------  ------  ------  ------  ------  -------
Initial Percent .......................
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
________________________...............
Weighted Average Life (Years)(1) ......
Estimated Month of First Principal ....
Estimated Month of Maturity ...........

----------

(1) The weighted average life of the Class E Certificates is determined by (1) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (2) summing the results and (3) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class E Certificates.

[Yield Sensitivity of the Class X Certificates

      The yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments), principal losses and interest rate reductions due to modifications on the mortgage loans and to other factors set forth above. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments or principal losses on the pool of mortgage loans could result in the failure by investors in the Class X Certificates to fully recoup their initial investments.

      Any optional termination by the Special Servicer, the Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement.

      The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class X Certificates at various prices and constant prepayment rates. The allocations and calculations do not take account of any Prepayment Premiums or Yield Maintenance Charges. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class X Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of the class of Certificates and converting the monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates and consequently do not purport to reflect the return on any investment in the class of Certificates when the reinvestment rates are considered.

      The table below has been prepared based on the assumption that distributions are made in accordance with "Description of the Certificates" in this prospectus supplement and on the assumptions described in clauses (1) through (10) on pages S-____ and S-____ and with the assumed respective purchase prices (as a percentage of the initial Notional Amount of the Class X Certificates) of the Class X Certificates set forth in the table[, plus accrued interest on it from _________ __, ____ to the Closing Date].

           Sensitivity to Principal Prepayments of the Pre-Tax Yields to Maturity of the Class X Certificates

                Assumed
             Purchase Price              0% CPR  3% CPR  6% CPR  9% CPR  12% CPR
---------------------------------------  ------  ------  ------  ------  -------



      We cannot assure you that the mortgage loans will prepay at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows assumed for purposes of the above table or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay at any of the specified percentages of CPR until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X Certificates.]

            [Describe any other class specific risks, if applicable.]

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), [including the REMIC Provisions, for federal income tax purposes, the trust fund will qualify as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC", respectively, and each a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and (1) the Class A-1, [Class A-1A,] Class A-2, [Class PO, Class X,] Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will evidence the "regular interests" in the Upper-Tier REMIC and (2) the Class R and Class LR Certificates will be the sole classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively, within the meaning of the REMIC Provisions in effect on the date of this prospectus supplement. The Offered Certificates are "Regular Certificates" as defined in the prospectus.] [Identify any material consequences upon which counsel has not been asked, or is unable, to opine.]

      Because they represent regular interests, each class of Offered Certificates [(other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest] generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the [Class D and Class E] Certificates will be issued with original issue discount ("OID")for federal income tax purposes in an amount equal to the excess of their initial Certificate Balances over their respective issue prices (including accrued interest). It is also anticipated that the [Class __ , Class __ , Class __ , and Class __ ] Certificates will be issued at a premium and that the [Class
__ ] Certificates will be issued with de minimis OID for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID or whether the OID is de minimis and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; [provided that it is assumed that the APD Mortgage Loans prepay on their Anticipated Prepayment Date] (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxation of Regular Certificates" in the prospectus.

      [Although unclear for federal income tax purposes, it is anticipated that the Class X Certificates will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received on it (assuming the weighted average of the Pass-Through Rates changes in accordance with the Prepayment Assumption) over their issue price (including accrued interest). Any "negative" amounts of OID on the

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Class X Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of OID, if any. Finally, a holder of a Class X Certificate may be entitled to a loss deduction to the extent it becomes certain that the holder will not recover a portion of its basis in the Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the contingent interest rules in the OID Regulations, as amended on June 12, 1996, may be promulgated with respect to the Class X Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxation of Regular Certificates--Original Issue Discount" in the prospectus.] Under the noncontingent bond method, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any net reduction in the income accrual for the taxable year below zero (a "Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and would be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant Code provisions indicates, however, that negative amounts of OID on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recognized currently or be carried forward until disposition or retirement of the debt obligation.

      Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed among the holders of the respective classes of Certificates as described under "Description of the Certificates--Allocation of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of Prepayment Premiums or Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums and Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Servicer's actual receipt of a Prepayment Premium or Yield Maintenance Charge. It appears that Prepayment Premiums and Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gains if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

      The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. The Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" to the extent the loans are secured by multifamily properties. As of the Cut-off Date, mortgage loans secured by multifamily properties will represent approximately [_____]% of the Initial Pool Balance. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

      For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxation of Regular Certificates" in the prospectus.

[Taxation of the Swap Contract]

      Each holder of a Class A-3FL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Swap Contract. Holders of the Class A-3FL Certificates must allocate the price they pay for their Certificates between their interest in the Class A-3FL Regular Interest, and the Swap Contract based on their market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Class A-3FL Certificates. If the Swap Premium is paid by a holder, it will reduce the purchase price allocable to the Class A-3FL Regular Interest. If the Swap Premium is received by holders, it will be deemed to have increased the purchase price for the Class A-3FL Regular Interest. If the Swap Contract is "on market," no amount of the purchase price will be allocable to it. Based on the anticipated issue prices of the Class A-3FL Certificates and the Class A-3FL Regular Interest, it is anticipated that the Class A-3FL Regular Interest will be deemed to have been issued at a premium and that a Swap Premium will be deemed to be paid to the holders of the Class A-3FL Certificates. The holder of a Class A-3FL Certificate will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of Class A-3FL Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium.

      Regulations promulgated by the Treasury Department treat a non periodic payment made under the swap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Swap Premium would be treated in part as a loan under Treasury regulations.

      Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisor prior to investing in the Class A-3FL Certificates.

      Any amount of proceeds from the sale, redemption or retirement of a Class A-3FL Certificates that is considered to be allocated to the holder's rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to such Certificate under Treasury regulations. A holder of a Class A-3FL Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of the Swap Premium received upon entering into or acquiring its interest in the Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

      The Class A-3FL Certificates, representing a beneficial ownership in the Class A-3FL Regular Interest and in the Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contracts would be short term. If the holder of a Class A-3FL Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-3FL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.]

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus supplement (the "Underwriting Agreement"), between [__________] (the "Underwriter") and the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Certificate Balances, or Notional Amounts, as applicable, of each class of the Offered Certificates subject in each case to a variance of 10%.

      In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth in that Underwriting Agreement, to purchase all of the Offered Certificates if any Offered Certificates are purchased. In the event of a default by the Underwriter, the Underwriting Agreement provides that, in certain circumstances the Underwriting Agreement may be terminated. Further, the Depositor has agreed to indemnify the Underwriter, and the Mortgage Loan Seller and the Underwriter have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      [The Depositor has been advised by the Underwriter that it proposes to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates before deducting expenses payable by the Depositor estimated to be approximately $__________ will be ___% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from __________, 200_] [(except with respect to the Class A-3FL Certificates)].

      The Underwriter may effect the transactions by selling Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

      The Underwriter may effect the transactions by selling Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter.

      We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriter expects to make, but is not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                  LEGAL MATTERS

      The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and for the Underwriter by [______________________], New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

                                     RATING

      It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by ________________________ ("__________") and
________________________ ("__________"):

            Class                  [______]         [______]
------------------------------   ------------     ------------
A-1 ..........................        ___             ___
A-1A .........................        ___             ___
A-2 ..........................        ___             ___
[A-3FL] ......................        ___             ___
PO ...........................        ___             ___
X ............................        ___             ___
B ............................        ___             ___
C ............................        ___             ___
D ............................        ___             ___
E ............................        ___             ___

      [Each of the rating agencies identified above will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding. Fees for such ratings surveillance [have been prepaid by the

Depositor] [will be paid annually [by [__]] [from the Trust Fund].]] A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Final Rate of Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of Excess Interest or net default interest or whether and to what extent payments of Prepayment Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors. [As described in this prospectus supplement, the amounts payable with respect to the Class X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to those holders will nevertheless have been paid, and that result is consistent with the rating received on the Class X Certificates. Accordingly, the ratings of the Class X Certificates should be evaluated independently from similar ratings on other types of securities.] [A downgrade, withdrawal or qualification of a rating with respect to a Lease Enhancement Insurer, a surety bond provider, a Tenant or a guarantor of a Credit Lease may adversely affect the ratings of the Offered Certificates.]

      We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by ____ or
____.

      The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

      [A rating on the Class A-3FL Certificates does not represent any assessment of whether the floating interest rate on such Certificates will convert to a fixed rate. Additionally, the ratings of the Class A-3FL Certificates do not address any costs associated with the Swap Contract. With respect to the Class A-3FL Certificates, the rating agencies are only rating the receipt of interest up to the Pass-Through Rate applicable to the Class A-3FL Regular Interest, and are not rating the receipt of interest accrued at LIBOR plus [__]%. The rating agencies' ratings do not address any shortfalls or delays in payment that investors in the Class A-3FL Certificates may experience as a result of the conversion of the Pass-Through Rate on the Class A-3FL Certificates, from a rate based on LIBOR to a fixed rate.]

                                LEGAL INVESTMENT

      The Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

      No representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

      A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which the plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended

("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA, the Code or Similar Law or whether there exists any statutory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      The U.S. Department of Labor has issued to [________] an individual prohibited transaction exemption, [____________] (the "Exemption") as subsequently amended. The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of the pool of mortgage loans, such as the pool of mortgage loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by the Underwriter, provided that certain conditions set forth in the Exemption are satisfied.

      The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Senior Certificates to be eligible for exemptive relief. First, the acquisition of the Senior Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Senior Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, the Senior Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Rating Services ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of any Underwriter, the Depositor, the Trustee, the Servicer, the Special Servicer, any sub-servicer, any entity that provided insurance or other credit support to the trust fund and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Senior Certificates, and any affiliate of any of the foregoing entities. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the Senior Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of those obligations and the sum of all payments made to and retained by the Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended.

      Because the Class A [and Class X] Certificates are not subordinated to any other class of Certificates, the second general condition set forth above is satisfied with respect to those Certificates. It is a condition of the issuance of the Class A Certificates that they be rated not lower than "____" by ____ and "____" by ___, [and it is a condition of the issuance of the Class X Certificates that they be rated no lower than "____" by ____ and "____" by ____]. As of the Closing Date, the fourth general condition set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Class A [or Class X] Certificate in the secondary market must make its own determination that, at the time of that purchase the Class A [or Class X] Certificates continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Senior Certificate, whether in the initial issuance of those Certificates or in the secondary market, must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to the Senior Certificate.

      [Further, the Exemption imposes additional requirements for purchases by Plans of classes of Certificates subject to Swap contracts, such as the Class A-3FL Certificates, which benefit from the Swap Contracts;

            (a) Each Swap contract must be an "eligible Swap" with an "eligible Swap counterparty" (as each term is defined in PTE 2002-41);

            (b) If a Swap contract ceases to be an eligible Swap and the Swap contract cannot be replaced, the Trustee must notify Certificateholders that the Exemption will cease to apply with respect to the class or classes of Certificates subject to such Swap contract; and

            (c) The fiduciary of a Plan purchasing any class of certificates subject to a Swap contract must be either:

            o     a "qualified professional asset manager" (as defined in PTE
                  84-14);

            o     an "in house asset manager" (as defined in PTE 96-23); or

            o a Plan fiduciary with total assets under management of at least $100 million at the time of the acquisition of the Certificates by the Plan.

      The Depositor believes that the Swap Contract will meet all of the relevant requirements to be considered an "eligible Swap" as of the Closing Date. However, any Plan contemplating purchase of the Class A-3FL Certificates must make its own determination that all of the additional requirements of the Exemption are satisfied as of the date of such purchase and during the time that the Plan holds the Class A-3FL Certificates.]

      The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the three highest categories of S&P's, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of Senior Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Senior Certificates.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or the Underwriter and a Plan when the Depositor, the Underwriter, the Trustee, the Servicer, the Special Servicer, a sub-servicer or a borrower is a Party in Interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Senior Certificates by a Plan and (3) the holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an "Excluded Plan" or any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

      If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or the underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (3) the holding of Senior Certificates by a Plan.

      Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

      Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that (1) the Senior Certificates constitute "certificates" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Laws. See "Certain ERISA Considerations" in the prospectus. A purchaser of a Senior Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

      Because the characteristics of the Subordinate Offered Certificates do not meet the requirements of the Exemption, the purchase or holding of those Certificates by a Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. In no event may any transfer of a Subordinate Offered Certificate or any interest in it be made to a Plan or to any person who is directly or indirectly purchasing the Certificate or interest in it on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the purchase and holding of the Certificate or interest in it is exempt from the prohibited transaction provisions of Section 406 of ERISA and the related excise tax provisions of Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60, which provides an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account. The Plan or person to whom a transfer of the Certificate or interest in it is made shall be deemed to have represented to the Depositor, the Servicer, the Special Servicer, the Trustee, the Underwriter, any sub-servicer and any borrower with respect to the mortgage loans that the purchase and holding of the Certificate or interest in it is so exempt on the basis of Prohibited Transaction Class Exemption 95-60. See "Certain ERISA Considerations" in the prospectus. Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

      The sale of Certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

               LEGAL ASPECTS OF MORTGAGE LOANS IN [SPECIFY STATE]

      The following discussion summarizes certain legal aspects of mortgage loans secured by real property in __________ (approximately ____% of the Initial Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

      [State]

                         INDEX OF PRINCIPAL DEFINITIONS


30/360 Basis ......................................................         S-75
Accrued Certificate Interest ......................................        S-112
Actual/360 Basis ..................................................         S-75
Additional Rights .................................................         S-71
Administrative Cost Rate ..........................................        S-132
Advances ..........................................................        S-119
Affiliate Debt ....................................................         S-69
Anticipated Prepayment Date .......................................         S-74
APD Loans .........................................................         S-74
Appraisal Reduction ...............................................        S-120
Appraisal Reduction Amount ........................................        S-120
Appraisal Reduction Event .........................................        S-119
Asset Status Report ...............................................        S-131
Assumed Final Distribution Date ...................................        S-116
Assumed Scheduled Payment .........................................        S-113
Authenticating Agent ..............................................         S-68
Available Distribution Amount .....................................        S-105
balloon loans .....................................................         S-41
Bondable Leases ...................................................         S-71
Cash Collateral Accounts ..........................................        S-100
Casualty or Condemnation Rights ...................................         S-71
Certificate Account ...............................................        S-104
Certificate Balance ...............................................        S-101
Certificate Owner .................................................        S-102
Certificate Registrar .............................................         S-68
Certificates ......................................................        S-101
Class A Certificates ..............................................        S-101
Class A-3FL Available Funds .......................................        S-107
Class A-3FL Regular Interest ......................................        S-101
Class X Pass-Through Rate .........................................        S-110
Clearstream Banking ...............................................        S-102
Closing Date ......................................................         S-12
CMSA ..............................................................        S-121
Code ..............................................................        S-152
Collateral Substitution Deposit ...................................         S-77
Collateral Support Deficit ........................................        S-118
Commission ........................................................        S-125
Constant Prepayment Rate ..........................................        S-145
Controlling Class .................................................        S-132
Controlling Class Certificateholder ...............................        S-132
Corrected Mortgage Loan ...........................................        S-131
Counterparty ......................................................        S-129
CPR ...............................................................        S-145
Credit Lease ......................................................         S-71
Credit Lease Assignment ...........................................         S-72
Credit Lease Default ..............................................         S-72
Credit Lease Loans ................................................         S-71
Credit Lease Property .............................................         S-72
Cross-Over Date ...................................................        S-110
Cut-off Date ......................................................   S-12, S-68
Cut-off Date Balance ..............................................         S-69
DCR ...............................................................        S-157
Debt Service Coverage Ratio .......................................         S-87
Defaulted Mortgage Loan ...........................................        S-137
Defeasance Loans ..................................................         S-76
Defeasance Lock-out Period ........................................         S-76
Defeasance Option .................................................         S-76
Definitive Certificate ............................................        S-102
Depositor .........................................................   S-62, S-69
Depositories ......................................................        S-102
Determination Date ................................................        S-120
Directing Certificateholder .......................................        S-131
Distribution Accounts .............................................        S-104
Distribution Date .................................................        S-104
Double Net Leases .................................................         S-71
DSCR ..............................................................   S-52, S-87
DTC ...............................................................        S-102
Due Period ........................................................        S-107
ERISA .............................................................        S-157
ERISA Plan ........................................................        S-157
Euroclear .........................................................        S-102
Events of Default .................................................        S-140
Excess Interest ...................................................        S-111
Excess Interest Distribution Account ..............................        S-105
Exemption .........................................................        S-157
FIRREA ............................................................         S-97
Fitch .............................................................        S-157
Floating Rate Account .............................................        S-107
Form 8-K ..........................................................         S-78
GECC ..............................................................         S-62
HAP Loans .........................................................         S-73
Indirect Participants .............................................        S-102
Initial Loan Group 1 Balance ......................................         S-68
Initial Loan Group 2 Balance ......................................         S-68
Initial Pool Balance ..............................................         S-68
Initial Rate ......................................................         S-74
Interest Accrual Period ...........................................        S-112
Interest Distribution Amount ......................................        S-112
Interest Reserve Account ..........................................        S-105
IRS ...............................................................        S-136
Lease Enhancement Policy ..........................................         S-72
Lease Enhancement Policy Loans ....................................         S-72
LIBOR .............................................................        S-111
LIBOR Business Day ................................................        S-112
LIBOR Determination Date ..........................................        S-112
Liquidation Fee ...................................................        S-133
Liquidation Fee Rate ..............................................        S-133
Loan Group 1 ......................................................         S-68
Loan Group 2 ......................................................         S-68
Loan Groups .......................................................         S-68

Lock Box Accounts .................................................        S-100
Lock Box Loans ....................................................        S-100
Lock-out Period ...................................................         S-75
Lower-Tier Distribution Account ...................................        S-104
Lower-Tier REMIC ..................................................        S-152
LTV Ratio .........................................................         S-92
Maintenance Rights ................................................         S-71
MERS ..............................................................         S-61
Monthly Payments ..................................................         S-87
Monthly Rental Payments ...........................................         S-71
Moody's ...........................................................        S-157
Mortgage ..........................................................         S-68
Mortgage Loan Seller ..............................................         S-69
Mortgage Note .....................................................         S-68
Mortgage Pool .....................................................        S-114
Mortgage Rate .....................................................        S-111
Mortgaged Property ................................................         S-68
Negative Adjustment ...............................................        S-153
Net Mortgage Rate .................................................        S-111
Non-Offered Certificates ..........................................        S-101
Non-Offered Subordinate Certificates ..............................        S-117
Nonrecoverable Advance ............................................        S-119
Notional Amount ...................................................        S-101
Offered Certificates ..............................................        S-101
OID ...............................................................        S-152
Option Price ......................................................        S-137
P&I Advance .......................................................        S-118
Participants ......................................................        S-102
Paying Agent ......................................................         S-68
Percentage Interest ...............................................        S-102
Plan ..............................................................        S-157
Planned Principal Balance .........................................        S-114
Pooling and Servicing Agreement ...................................        S-101
Prepayment Assumption .............................................        S-152
Prepayment Interest Shortfall .....................................        S-112
Primary Term ......................................................         S-71
Prime Rate ........................................................        S-119
Principal Distribution Amount .....................................        S-113
Principal Shortfall ...............................................        S-113
Privileged Person .................................................        S-123
Purchase Agreements ...............................................         S-69
Purchase Option ...................................................        S-137
Purchase Price ....................................................         S-99
Qualified Substitute Mortgage Loan ................................         S-99
Rated Final Distribution Date .....................................        S-116
Rating Agency Trigger Event .......................................        S-128
Record Date .......................................................        S-104
Reimbursement Rate ................................................        S-119
Related Proceeds ..................................................        S-119
Release Date ......................................................         S-76
REMIC .............................................................        S-152
REMIC Provisions ..................................................        S-152
REO Account .......................................................        S-134
REO Loan ..........................................................        S-114
REO Property ......................................................        S-131
Reserve Accounts ..................................................        S-100
Residual Certificates .............................................        S-101
Restricted Group ..................................................        S-157
Revised Rate ......................................................         S-74
Rules .............................................................        S-103
S&P ...............................................................        S-157
Scheduled Principal Distribution Amount ...........................        S-113
Senior Certificates ...............................................        S-101
Servicer ..........................................................   S-64, S-69
Servicer Remittance Date ..........................................        S-118
Servicer Reports ..................................................        S-124
Servicing Advances ................................................        S-119
Servicing Fee .....................................................        S-132
Servicing Fee Rate ................................................        S-132
Servicing Standards ...............................................        S-131
Similar Law .......................................................        S-157
Special Servicer ..................................................   S-65, S-69
Special Servicing Fee .............................................        S-132
Special Servicing Fee Rate ........................................        S-132
Specially Serviced Mortgage Loans .................................        S-131
Stated Principal Balance ..........................................        S-113
Statement to Certificateholders ...................................        S-121
Subordinate Certificates ..........................................        S-101
Subordinate Offered Certificates ..................................        S-101
Swap Contract .....................................................        S-127
Swap Counterparty .................................................        S-127
Swap Default ......................................................        S-128
Swap Premium ......................................................        S-153
Tenant ............................................................         S-71
Terms and Conditions ..............................................        S-103
Title Exception ...................................................         S-98
Triple Net Leases .................................................         S-71
Trust .............................................................         S-63
Trustee ...........................................................   S-66, S-69
Trustee Fee .......................................................         S-66
Trustee Fee Rate ..................................................         S-66
Underwriter .......................................................        S-154
Underwriting Agreement ............................................        S-154
Underwritten Net Cash Flow ........................................         S-95
Unscheduled Principal Distribution Amount .........................        S-113
Upper-Tier Distribution Account ...................................        S-104
Upper-Tier REMIC ..................................................        S-152
Voting Rights .....................................................        S-126
WAC Rate ..........................................................        S-111
Withheld Amounts ..................................................        S-105
Withheld Loans ....................................................        S-105
Workout Fee .......................................................        S-133
Workout Fee Rate ..................................................        S-133
Yield Maintenance Charge ..........................................         S-76
Yield Rate ........................................................         S-76

ANNEX A-I

     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES


                 % of                            % of
                Initial   Initial    Loan     Applicable                 Mortgage                              General    Detailed
                 Pool      Pool     Group 1   Loan Group      # of         Loan      Original     Cut-off      Property   Property
Property Name   Balance   Balance    or 2      Balance     Properties   Seller (1)   Balance    Date Balance     Type       Type
-------------   -------   -------   -------   ----------   ----------   ----------   --------   ------------   --------   --------










                                                                           Stated
                                                            Original      Remaining
                                                             Term to       Term to       Original      Remaining
                Interest    Administra-      Interest      Maturity or   Maturity or   Amortization   Amortization
Property Name     Rate     tive Fee Rate   Accrual Basis   APD (mos.)    APD (mos.)    Term (mos.)    Term (mos.)
-------------   --------   -------------   -------------   -----------   -----------   ------------   ------------










                                                               Remaining
First Payment   Maturity Date   Annual Debt   Monthly Debt   Interest Only                            Crossed with
    Date           or APD         Service       Service      Period (mos.)   Lockbox   APD (Yes/No)   Other Loans
-------------   -------------   -----------   ------------   -------------   -------   ------------   ------------










                                                                       Cut-off Date
First Payment         DSCR         Grace                   Appraised    LTV Ratio     LTV Ratio at
    Date        (2)(4)(6)(7)(10)   Period   Payment Date     Value      (4)(6)(10)    Maturity/APD   Address   City
-------------   ----------------   ------   ------------   ---------   ------------   ------------   -------   ----










ANNEX A-I

                                                                                Loan per
                                                                                  Net      Prepayment
                                                                                Rentable   Provisions                Third Most
                                           Year      Net Rentable    Units of     Area       (# of      Third Most   Recent MOI
County   State   Zip Code   Year Built   Renovated   Area SF/Units   Measure    SF/Units   payments)    Recent NOI      Date
------   -----   --------   ----------   ---------   -------------   --------   --------   ----------   ----------   ----------












           Second     Second Most
            Most      Recent NOI       Most      Most Recent                      Underwritten
County   Recent NOI      Date       Recent NOI    NOI Date     Underwritten NOI     Revenue      Underwritten EGI
------   ----------   -----------   ----------   -----------   ----------------   ------------   ----------------










             Upfront Actual   Ongoing Actual
Occupancy     Replacement      Replacement                                                          Monthly Insurance
as-of-Date      Reserves         Reserves      Upfront TI/LC   Monthly TI/LC   Monthly Tax Escrow        Escrow
----------   --------------   --------------   -------------   -------------   ------------------   -----------------











Occupancy          Upfront         Environmental   Engineering Report   Appraisal as of
as-of-Date   Engineering Reserve    Report Date           Date               Date         Sponsor of Borrower
----------   -------------------   -------------   ------------------   ---------------   -------------------










ANNEX A-I

Underwritten   Underwritten   Underwritten   Underwritten Net   Largest          Lease      2nd Largest
  Expenses       Reserves        TI/LC          Cash Flow       Tenant    SF   Expiration     Tenant      SF   Lease Expiration
------------   ------------   ------------   ----------------   -------   --   ----------   -----------   --   ----------------





Underwritten   3rd Largest
  Expenses       Tenant      SF   Lease Expiration   Occupancy Rate
------------   -----------   --   ----------------   --------------





Underwritten   Underwritten   Underwritten   Underwritten Net   Largest          Lease      2nd Largest
  Expenses       Reserves        TI/LC          Cash Flow       Tenant    SF   Expiration     Tenant      SF   Lease Expiration
------------   ------------   ------------   ----------------   -------   --   ----------   -----------   --   ----------------





Underwritten   3rd Largest
  Expenses       Tenant      SF   Lease Expiration   Occupancy Rate
------------   -----------   --   ----------------   --------------





ANNEX A-II

                           SIGNIFICANT MORTGAGE LOANS
                           [Form of Loan Description]

                            Mortgage Loan Information
--------------------------------------------------------------------------------

Loan Seller:                         [_______]
Loan Purpose:                        [_______]
Original Principal Balance:          $[_____]
Cut-off Date Principal Balance:      $[_____]
% of Pool by Cut-off Date Principal
Balance:                             [__]%
First Payment Date:
Interest Rate:                       [___]% per annum
Maturity Date:
Payment Date:
First Payment Date:
Amortization Term:                   [___] months(1)
[Hyperamortization:]                 [N/A] [After [insert date on which hyperam
                                     begins], the interest rate increases by
                                     [__]% to [__]% and all excess cash flow is
                                     used to reduce the principal balance of
                                     the [_____] Loan until the principal
                                     balance is reduced to zero.]
[ARD Date                            ___]
Call Protection:                     Lockout/defeasance until the date that is
                                     [___] months prior to the [Anticipated
                                     Repayment Date][Maturity Date].
Borrower [or Lessee]:
Additional Financing:
Lockbox:                             [Hard][Soft][Modified][Springing][N/A]
Initial Reserves:                    [Engineering] Reserve(3): $[____]
                                     [Add any other Reserves and add
                                     appropriate footnotes]
Monthly Reserves:                    [Tax and Insurance] Reserve(4): Yes
                                     [Replacement] Reserve(5): Yes
                                     [Add any other Reserves and add
                                     appropriate footnotes]
Mezzanine:                           [None]
Prior/Second Lien:                   [None]

                              Financial Information
--------------------------------------------------------------------------------

Loan Balance/sq. ft.:
Maturity/ARD Balance/sq. ft.:
LTV:
Maturity/ARD LTV:
U/W DSCR:

                              Property Information
--------------------------------------------------------------------------------

Single Asset/Portfolio:              [Single Asset][Portfolio]
[Fee][Leasehold] interest in
Property Type:                       [describe property]
Collateral:
Location:                            [City, State]
Year Built/Renovated:
Total Area:
Occupancy (as of ___):               [___]%(5)
Underwritten Net Cash Flow:
Appraised Value:                     $[_____]
Appraisal Date:

Property Management:

(1)   [The [___] Loan has an interest-only period of [___] months.]

(2)   Based on the cut-off date principal balance.

(3) The [engineering] reserve was established at closing to fund [immediate repairs].

(4) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(5) The borrower is required to deposit $[___] per month into a replacement reserve to fund ongoing repairs and replacements.

      The Loan. The [____] largest loan was originated on [_________]. The [________] Loan is secured by a first priority mortgage encumbering a [type of property] in [city, state].

      The Borrower. The borrower under the [________] Loan is [_________]. The borrower is a [limited liability company] organized under the laws of the State of [Delaware]. [The borrower is a special purpose entity, whose business is limited to owning and operating the [________] Property.] The sponsor, [________], is a [_______] and owns and manages [___] properties in [__] states throughout the United States.

      Borrower/Property Financial Information. If applicable provide the disclosure required by Item 1112(b) and 1112(a)(3) of Regulation AB.


                                     A-II-1

      [The Lessee. [Describe the lessee (or group of affiliated lessees) if such lessee (or group of affiliated lessees) is deemed a Significant Obligor.]]

      The Property. The [________] Property consists of the [name of property] located in [city, state]. [The [________] Property [consists of approximately [___] square feet][is situated on approximately [___] acres and includes [___] parking spaces]. As of [ _____, 200__], the overall occupancy of the [________] Property was [___]%. See "--Lease Summary" below.

      The [________] Property is primarily used for [multifamily, retail, office, mixed use, self storage, and/or industrial] purposes. [Describe principal businesses, occupations and professions carried on in, or from, the property.] [Describe features of property. I.e., if the property is retail, discuss anchors; if the property is a hotel, discuss amenities; and if the property is multifamily, discuss property features (pool, garden, fitness room, etc.).]

      [Describe the existence, construction and/or proximity of competing properties in the applicable market. I.e., if the property is retail, discuss competing retail properties and competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers; if the property is a hotel, discuss the existence and/or construction of competing hotel properties; and if the property is multifamily, discuss the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes.]

      [The borrower [or lessee] contemplates certain renovations, improvements and/or developments relating to the [________] Property. [Describe scope of renovations/improvements/developments.] The costs of these renovations, improvements and/or developments are estimated to be $[_____], which costs will be paid for [with a portion of the proceeds from the [________] Loan or will be financed under [name governing agreement or program]].]

      Lease Expiration. The following chart sets forth certain lease information at the [________] Property for each of the indicated years (assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the schedule expiration date):

                                                        Annual Rental      % Gross Annual Rental
              # Leases         Total Area Covered by    Represented by    Represented by Expiring
 Year    Scheduled To Expire   Expiring Leases (SF)    Expiring Leases            Leases
------   -------------------   ---------------------   ----------------   -----------------------
[2005]           ___                    ___                  $___                  ___%
[2006]           ___                    ___                  $___                  ___%
[2007]           ___                    ___                  $___                  ___%
[2008]           ___                    ___                  $___                  ___%
[2009]           ___                    ___                  $___                  ___%
[2010]           ___                    ___                  $___                  ___%
[2011]           ___                    ___                  $___                  ___%
[2012]           ___                    ___                  $___                  ___%
[2013]           ___                    ___                  $___                  ___%
[2014]           ___                    ___                  $___                  ___%

      [___] tenants occupy 10% or more, but less than 100%, of the total rentable space at the [________] Property. The following chart summarizes significant lease provisions for each of these major tenants:

        Total Rentable Space  % Total Rentable Space   Principal Nature of                                        Renewal Options
Tenant     Occupied (SF)             Occupied               Business         Annual Rent   Lease Expiration Date     (if any)
------  --------------------  ----------------------  ---------------------  ------------  ---------------------  ---------------
                                                      [multifamily, retail,
                                                       office, mixed use,
                                                      self storage, and/or
                ___                    ___%                industrial]           $___

      Historical Occupancy. [Set forth table of historical occupancy for last five years.]


                                     A-II-2

      Historical Effective Annual Rent. [Set forth table of average effective annual rental per square foot or unit for each of last 3 years prior to filing.]

      Property Management. The [________] Property is managed by [_________]. The management agreement generally provides for a management fee of [__]% of revenues per annum which is subordinated to the [________] Loan. [The management of the [________] Property will be performed by either [_______], or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the [________] Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates.] The lender under the [________] Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the [________] Loan. [________] manages [___] [type of property]. [________] is headquartered in [______].

      Payment Terms; Interest Rate. The [________] Loan is an [Interest Only] Loan. [Describe amortization term, and specify if loan is on ARD Loan.] The Interest Rate with respect to the [________] Loan is calculated on a [30/360 Basis] and is equal to [___]%. The Due Date under the [________] Loan is the [___]th day of each month (or, if such day is not a business day, the immediately preceding business day).

      Escrows and Reserves. [Describe any amounts to be deposited or reserves to be maintained pursuant to the related loan documents and the circumstances under which disbursements may be made from such accounts.]

      Cash Management/Lockbox. [The borrower or the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the [________] Loan will be made. Unless and until an event of default occurs under the [________] Loan, the borrower will have access to the remaining funds after all such required payments are made.] [The borrower under the [_______] Loan must cause the tenants of the [___________] Property to deposit all rents directly into a lockbox account under the control of the lender. Unless and until an event of default under the [________] Loan or other trigger event occurs under the cash management agreement, the borrower will have access to those funds.]

      [Other Financing][/Liens]. [Describe any subordinate financing that is secured by the related Mortgaged Property or any applicable Mezzanine Financing.] [Describe any prior/second liens.]

      [Describe any other material terms of loan documents.]


                                     A-II-3

================================================================================        ====================================

You should rely on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

We are not offering these certificates in any state where the offer is not permitted.

                                TABLE OF CONTENTS

                              Prospectus Supplement

Summary of Terms............................................................S-10
Risk Factors................................................................S-36
The Sponsor[s], Mortgage Loan Seller[s] and Originator[s]...................S-62
The Depositor...............................................................S-62
The Issuing Entity..........................................................S-63                    [$_________]
The Master Servicer.........................................................S-64                    (Approximate)
The Special Servicer........................................................S-65
The Trustee.................................................................S-66                    GE Commercial
Paying Agent, Certificate Registrar and Authenticating Agent................S-68                Mortgage Corporation
[Certain Legal Proceedings].................................................S-68
Description of the Mortgage Pool............................................S-68                     Commercial
Description of the Certificates............................................S-101                Mortgage Pass-Through
[Description of the Swap Contract..........................................S-127                    Certificates,
Servicing of the Mortgage Loans............................................S-129                    Series 200_-_
Yield and Maturity Considerations..........................................S-142
Certain Federal Income Tax Consequences....................................S-152                      [GE LOGO]
Method of Distribution.....................................................S-154
Legal Matters..............................................................S-155        ------------------------------------
Rating.....................................................................S-155
Legal Investment...........................................................S-156        Class A-1 Certificates            $
ERISA Considerations.......................................................S-156        Class A-2 Certificates            $
Legal Aspects of Mortgage Loans in [Specify State].........................S-159        [Class X Certificates             $]
Index of Principal Definitions.............................................S-160        [Class PO Certificates            $]
                                                                                        Class B Certificates              $
                                Prospectus                                              Class C Certificates              $
                                                                                        Class D Certificates              $
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND                     Class E Certificates              $
    EACH ACCOMPANYING PROSPECTUS SUPPLEMENT....................................2
Summary of Prospectus..........................................................5             --------------------------
Risk Factors..................................................................11
Description of the Trust Funds................................................21                     PROSPECTUS
Yield and Maturity Considerations.............................................27                     SUPPLEMENT
The Depositor.................................................................32
Use of Proceeds...............................................................33             --------------------------
Description of the Certificates...............................................34
Description of the Pooling Agreements.........................................41                    [__________]
Description of Credit Support.................................................55
Certain Legal Aspects of Mortgage Loans.......................................58                 _________ ___, 200_
Certain Federal Income Tax Consequences.......................................69
State and Other Tax Considerations............................................94
Certain ERISA Considerations..................................................94
Legal Investment..............................................................96
Method of Distribution........................................................98
Incorporation of Certain Information by Reference.............................99
Legal Matters................................................................100
Financial Information........................................................100
Rating.......................................................................100
Index of Principal Definitions...............................................101

      Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until ____________, 200_.

================================================================================        ====================================

PROSPECTUS

                  Commercial Mortgage Pass-Through Certificates
                (Issuable in Series by Separate Issuing Entities)

                       GE COMMERCIAL MORTGAGE CORPORATION
                                   (Depositor)

                         ------------------------------

GE Commercial Mortgage Corporation from time to time will offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series.

For each series we will establish a trust fund as issuing entity, consisting primarily of a segregated pool of various types of multifamily or commercial mortgage loans, mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of mortgage loans and mortgage-backed securities.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include letters of credit, insurance policies, guarantees, reserve funds, credit derivatives or interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

No series of certificates will represent an obligation of or interest in GE Commercial Mortgage Corporation, the Mortgage Asset Seller, the Underwriter or any of their affiliates. The applicable prospectus supplement may provide that either the certificates of a series or the assets in a trust fund will be guaranteed or insured by a governmental agency or instrumentality or other person. The assets in each trust fund will be held in trust for the benefit of the holders of the related series of certificates, as more fully described in this prospectus.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series, or, if it does develop, that it will continue.

You should consider carefully the risk factors beginning on page 11 of this prospectus and in the related prospectus supplement.

                         ------------------------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer certain of the certificates of any series through one or more different methods, including offerings through underwriters, as more fully described in this prospectus under "Method of Distribution" and in the related prospectus supplement. We may retain or hold for sale one or more classes of a series of certificates. Offerings of certain classes of the certificates, if so specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Those offerings are not being made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the certificates of any series unless accompanied by the prospectus supplement for that series.

                 The date of this Prospectus is December 7, 2005

                                TABLE OF CONTENTS

Important Notice About Information Presented in this Prospectus and Each
   Accompanying Prospectus Supplement.........................................5
SUMMARY OF PROSPECTUS.........................................................6
RISK FACTORS.................................................................11
   Limited Liquidity of Your Certificates....................................11
   Limited Assets of Each Trust Fund.........................................12
   Prepayment Considerations; Variability in Average Life of Offered
      Certificates; Special Yield Considerations.............................13
   Limited Nature of Ratings.................................................14
   Risks Associated with Certain Mortgage Loans and Mortgaged Properties.....14
   Borrowers May Be Unable to Make Balloon Payments..........................17
   Credit Support Limitations................................................17
   Leases and Rents..........................................................18
   Environmental Risks.......................................................18
   Special Hazard Losses.....................................................18
   Some Certificates May Not be Appropriate for ERISA Plans..................19
   Certain Federal Tax Considerations Regarding Residual Certificates........19
   Certain Federal Tax Considerations Regarding Original Issue Discount......20
   Bankruptcy Proceedings Entail Certain Risks...............................20
   Book-Entry System for Certain Classes May Decrease Liquidity and Delay
      Payment................................................................21
   Delinquent and Non-Performing Mortgage Loans..............................21
DESCRIPTION OF THE TRUST FUNDS...............................................22
   General...................................................................22
   Mortgage Loans............................................................22
   MBS.......................................................................26
   Certificate Accounts......................................................27
   Credit Support............................................................27
   Cash Flow Agreements......................................................28
YIELD AND MATURITY CONSIDERATIONS............................................29
   General...................................................................29
   Pass-Through Rate.........................................................29
   Payment Delays............................................................29
   Certain Shortfalls on Collections of Interest.............................29
   Yield and Prepayment Considerations.......................................30
   Weighted Average Life and Maturity........................................31
   Controlled Amortization Classes and Companion Classes.....................32
   Other Factors Affecting Yield, Weighted Average Life and Maturity.........33
THE DEPOSITOR................................................................35
THE SPONSOR..................................................................35
   General...................................................................35
   General Electric Capital Corporation......................................35
   GE Real Estate's Securitization Program...................................37
   Underwriting Standards....................................................38
USE OF PROCEEDS..............................................................40
DESCRIPTION OF THE CERTIFICATES..............................................41
   General...................................................................41
   Distributions.............................................................42
   Distributions of Interest on the Certificates.............................42
   Distributions of Principal on the Certificates............................43
   Distributions on the Certificates in Respect of Prepayment Premiums or
      in Respect of Equity Participations....................................44
   Allocation of Losses and Shortfalls.......................................44
   Advances in Respect of Delinquencies......................................44
   Reports to Certificateholders.............................................45
   Voting Rights.............................................................47
   Termination...............................................................47
   Book-Entry Registration and Definitive Certificates.......................47
DESCRIPTION OF THE POOLING AGREEMENTS........................................50
   General...................................................................50

   Assignment of Mortgage Loans; Repurchases.................................50
   Representations and Warranties; Repurchases...............................51
   Collection and Other Servicing Procedures.................................52
   Sub-Servicers.............................................................52
   Special Servicers.........................................................53
   Certificate Account.......................................................53
   Modifications, Waivers and Amendments of Mortgage Loans...................56
   Realization Upon Defaulted Mortgage Loans.................................56
   Hazard Insurance Policies.................................................58
   Due-On-Sale and Due-on-Encumbrance Provisions.............................59
   Servicing Compensation and Payment of Expenses............................59
   Evidence as to Compliance.................................................59
   Certain Matters Regarding the Master Servicer, the Special Servicer and
      the Depositor..........................................................60
   Events of Default.........................................................61
   Rights Upon Event of Default..............................................62
   Amendment.................................................................62
   List of Certificateholders................................................63
   The Trustee...............................................................63
   Duties of the Trustee.....................................................63
   Certain Matters Regarding the Trustee.....................................63
   Resignation and Removal of the Trustee....................................64
DESCRIPTION OF CREDIT SUPPORT................................................65
   General...................................................................65
   Subordinate Certificates..................................................65
   Cross-Support Provisions..................................................66
   Insurance or Guarantees with Respect to Mortgage Loans....................66
   Letter of Credit..........................................................66
   Certificate Insurance and Surety Bonds....................................66
   Reserve Funds.............................................................66
   Credit Derivatives........................................................67
   Credit Support with Respect to MBS........................................67
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS......................................67
   General...................................................................67
   Types of Mortgage Instruments.............................................68
   Leases and Rents..........................................................68
   Personalty................................................................68
   Foreclosure...............................................................68
   Bankruptcy Laws...........................................................72
   Environmental Risks.......................................................75
   Due-on-Sale and Due-on-Encumbrance........................................76
   Subordinate Financing.....................................................76
   Default Interest and Limitations on Prepayments...........................77
   Applicability of Usury Laws...............................................77
   Servicemembers Civil Relief Act...........................................77
   Type of Mortgaged Property................................................78
   Americans with Disabilities Act...........................................78
   Forfeiture for Drug, Rico and Money Laundering Violations.................78
CERTAIN FEDERAL INCOME TAX CONSEQUENCES......................................79
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES.......................79
   General...................................................................79
   Status of REMIC Certificates..............................................80
   Qualification as a REMIC..................................................80
   Taxation of Regular Certificates..........................................82
      General................................................................82
      Original Issue Discount................................................82
      Acquisition Premium....................................................84
      Variable Rate Regular Certificates.....................................85
      Deferred Interest......................................................86
      Market Discount........................................................86
      Premium................................................................87

      Election to Treat All Interest Under the Constant Yield Method.........87
      Sale or Exchange of Regular Certificates...............................87
      Treatment of Losses....................................................88
   Taxation of Residual Certificates.........................................89
      Taxation of REMIC Income...............................................89
      Basis and Losses.......................................................90
      Treatment of Certain Items of REMIC Income and Expense.................91
      Limitations on Offset or Exemption of REMIC Income.....................91
      Tax-Related Restrictions on Transfer of Residual Certificates..........92
      Sale or Exchange of a Residual Certificate.............................95
      Mark to Market Regulations.............................................96
   Taxes That May Be Imposed On The REMIC Pool...............................96
      Prohibited Transactions................................................96
      Contributions to the REMIC Pool After the Startup Day..................96
      Net Income from Foreclosure Property...................................96
   Liquidation of the REMIC Pool.............................................97
   Administrative Matters....................................................97
   Limitations on Deduction of Certain Expenses..............................97
   Taxation of Certain Foreign Investors.....................................98
      Regular Certificates...................................................98
      Residual Certificates..................................................99
   Backup Withholding........................................................99
   Reporting Requirements....................................................99
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC
   ELECTION IS MADE.........................................................100
   Standard Certificates....................................................100
      General...............................................................100
      Tax Status............................................................101
      Premium and Discount..................................................101
      Recharacterization of Servicing Fees..................................102
      Sale or Exchange of Standard Certificates.............................102
   Stripped Certificates....................................................103
      General...............................................................103
      Status of Stripped Certificates.......................................104
      Taxation of Stripped Certificates.....................................104
   Reporting Requirements and Backup Withholding............................106
   Taxation of Certain Foreign Investors....................................106
STATE AND OTHER TAX CONSIDERATIONS..........................................107
CERTAIN ERISA CONSIDERATIONS................................................107
   General..................................................................107
   Plan Asset Regulations...................................................108
   Administrative Exemptions................................................108
   Insurance Company General Accounts.......................................108
   Unrelated Business Taxable Income; Residual Certificates.................109
LEGAL INVESTMENT............................................................109
METHOD OF DISTRIBUTION......................................................111
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........................112
LEGAL MATTERS...............................................................113
FINANCIAL INFORMATION.......................................................113
RATING......................................................................113
INDEX OF PRINCIPAL DEFINITIONS..............................................114

              Important Notice About Information Presented in this
             Prospectus and Each Accompanying Prospectus Supplement

   Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

   You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

   Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 107 in this prospectus.

   In this prospectus, the terms "Depositor," "we," "us" and "our" refer to GE Commercial Mortgage Corporation.

                       ----------------------------------

   If you require additional information, the mailing address of our principal executive offices is GE Commercial Mortgage Corporation, 292 Long Ridge Road, Stamford, Connecticut 06927, and telephone number is (203) 357-4000.

--------------------------------------------------------------------------------

                              SUMMARY OF PROSPECTUS

   This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An index of principal definitions is included at the end of this prospectus.

Title of Certificates........ Mortgage pass-through certificates, issuable in series.

Depositor.................... GE Commercial Mortgage Corporation is a
                              wholly-owned subsidiary of General Electric
                              Capital Corporation. All outstanding common stock of General Electric Capital Corporation is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by the General Electric Company.

Master Servicer.............. The master servicer, if any, for a series of certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the Depositor or a special servicer.

Special Servicer............. One or more special servicers, if any, for a series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer.

Trustee...................... The trustee for each series of certificates will be named in the related prospectus supplement.

The Trust Assets............. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A.  Mortgage Assets.......... The mortgage assets with respect to each series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                              o residential properties consisting of five or more rental or cooperatively-owned dwelling units or by shares allocable to a number of those units and the related leases; or

                              o office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, manufactured housing properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

                              Mortgage loans may be secured by properties backed by credit lease obligations of a tenant or net lease obligations guaranteed by another entity. Either the tenant or the guarantor will have a credit rating from a rating agency as described in the prospectus supplement. If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. If so provided in the related prospectus supplement, the mortgage loans may be guaranteed by a specified person or entity; otherwise the mortgage loans will not be guaranteed by any person or entity. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              As described in the related prospectus supplement, a mortgage loan:

                              o may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

                              o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

                              o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

o may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments;

                              o may permit defeasance with non-callable U.S. Treasury securities or securities issued by government agencies; and

                              o may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

                              Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the Depositor. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

                              If specified in the related prospectus supplement, the mortgage assets with respect to a series of certificates may also include, or consist of,

                              o private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities, or

                              o certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation.

                              Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See "Description of the Trust Funds--MBS" in this prospectus.

B.  Certificate Account...... Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See "Description of the Trust Funds--Certificate Accounts" and "Description of the Pooling Agreements--Certificate Account" in this prospectus.

C.  Credit Support........... If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund, credit derivative, or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See "Risk Factors--Credit Support Limitations", "Description of the Trust Funds--Credit Support" and "Description of Credit Support" in this prospectus.

D.  Cash Flow Agreements..... If so provided in the related prospectus supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates or to alter the payment characteristics of the cash flows from the trust fund. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See "Description of the Trust Funds--Cash Flow Agreements" in this prospectus.

Description of Certificates.. We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                              As described in the related prospectus supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

                              o are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

                              o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

                              o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

                              o provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

                              o provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                              o  provide for controlled distributions of
                                 principal or interest to be made based on a specified schedule or other methodology, subject to available funds;

                              o provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the trust fund; or

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              o provide for distributions based on collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

                              Each class of certificates, other than
                              interest-only certificates and residual
                              certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, floating, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a floating, variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                              If so specified in the related prospectus supplement the certificates may be guaranteed or insured by a specified entity. Otherwise, the certificates will not be guaranteed or insured by anyone. See "Risk Factors--Limited Assets of Each Trust Fund" and "Description of the Certificates" in this prospectus.

Distributions of Interest on
  the Certificates........... Interest on each class of offered certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, floating, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations", "Yield and Maturity Considerations" and "Description of the Certificates--Distributions of Interest on the Certificates" in this prospectus.

Distributions of Principal
  of the Certificates........ Each class of certificates of each series, other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance. The principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                              Distributions of principal with respect to one or more classes of certificates may:

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                                       9
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                              o  be made at a rate that is faster, and, in some
                                 cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                              o or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                              o not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

                              o be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates;

                              o be made solely or primarily from distributions on specified mortgage assets or a specified group of mortgage assets in the trust fund; or

                              o be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

                              Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class; provided that with respect to one or more series the related prospectus supplement may specify another distribution priority. See "Description of the Certificates--Distributions of Principal on the Certificates" in this prospectus.

Advances..................... If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans or to cover property protection expenses, other servicing expenses, or any other items specified in the related prospectus supplement. Any of the advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus.

Termination.................. If so specified in the related prospectus supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

Registration of Book-Entry
  Certificates............... If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of the Depository Trust Company. Each class of book-entry certificates

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                                       10
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                              will be initially represented by one or more
                              certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See "Risk Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

Certain Federal Income Tax
  Consequences............... The federal income tax consequences to certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See "Certain Federal Income Tax Consequences" in this prospectus.

Certain ERISA Considerations. If you are a fiduciary of any employee benefit plans or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code or materially similar provisions of applicable federal, state or local law, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under ERISA, the Internal Revenue Code or applicable similar law. See "Certain ERISA Considerations" in this prospectus and "ERISA Considerations" in the related prospectus supplement.

Legal Investment............. The applicable prospectus supplement will specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" in this prospectus and in the related prospectus supplement.

Rating....................... At their dates of issuance, each class of offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See "Rating" in this prospectus and "Ratings" in the related prospectus supplement.


                                  RISK FACTORS

   You should carefully consider the following risks and the risks described under "RISK FACTORS" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

Limited Liquidity of Your Certificates

   We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so.

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                                       11

Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

   The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

   Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

   o  The perceived liquidity of the certificates;

   o The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

   o The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

   o The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

   We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

   Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

Limited Assets of Each Trust Fund

   o Generally the certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity. However, the prospectus supplement for a series may specify that one or more persons or entities will guarantee or insure the certificates or mortgage assets with respect to such series; and

   o The certificate of any series will not represent a claim against or security interest in the trust funds for any other series.

   Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

Prepayment Considerations; Variability in Average Life of Offered Certificates;
  Special Yield Considerations

   As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

   The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

   The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

   o A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

   o A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

   As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

   A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

   A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

Limited Nature of Ratings

   Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability:

   o  that principal prepayments on the related mortgage loans will be made;

   o of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

   o  of the likelihood of early optional termination of the related trust fund.

   Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

   The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

Risks Associated with Certain Mortgage Loans and Mortgaged Properties

   A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

   Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

   o Changes in general or local economic conditions and/or specific industry segments;

   o  Declines in real estate values;

   o  Declines in rental or occupancy rates;

   o Increases in interest rates, real estate tax rates and other operating expenses;

   o Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

   o  Acts of God; and

   o  Other factors beyond the control of a master servicer.

   The type and use of a particular mortgaged property may present additional risk. For instance:

   o Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

   o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

   o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

   The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

   o Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

   o  Construction of competing hotels or resorts;

   o Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

   o Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

   o Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

   Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

   The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

   Other multifamily properties, hotels, retail properties, office buildings, manufactured housing properties, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

   It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

   Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

Borrowers May Be Unable to Make Balloon Payments

   Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

   o  The value of the related mortgaged property;

   o The level of available mortgage interest rates at the time of sale or refinancing;

   o  The borrower's equity in the related mortgaged property;

   o The financial condition and operating history of the borrower and the related mortgaged property;

   o Tax laws, rent control laws, with respect to certain residential properties;

   o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

   o  Prevailing general economic conditions; and

   o The availability of credit for loans secured by multifamily or commercial real properties generally.

   Neither the Depositor nor any of its affiliates will be required to refinance any mortgage loan.

   If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

Credit Support Limitations

   The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

   A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

   The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Limited Nature of Ratings", "Description of the Certificates" and "Description of Credit Support" in this prospectus.

Leases and Rents

   Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

Environmental Risks

   Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed. Two methods to attempt to reduce the trust's potential exposure to cleanup costs are to establish reserves for cleanup costs when they can be anticipated and estimated, or to designate the trust as the named insured in specialized environmental insurance that is designed for secured lenders. However, there can be no assurance that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

   Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

Special Hazard Losses

   The master servicer or special servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the

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

related mortgaged property required under the related mortgage, including hazard insurance. The applicable servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

   o  fire;

   o  lightning;

   o  explosion;

   o  smoke;

   o  windstorm and hail; and

   o  riot, strike and civil commotion.

   Each policy is subject to the conditions and exclusions specified in that policy.

   The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, terrorism, nuclear, biological or chemical materials, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling Agreements--Hazard Insurance Policies" in this prospectus.

Some Certificates May Not be Appropriate for ERISA Plans

   Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you are urged to consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

Certain Federal Tax Considerations Regarding Residual Certificates

   If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes ("Residual Certificates"), you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Federal Income Tax Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold Residual Certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

   o  generally, will not be subject to offset by losses from other activities;

   o if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

   o if you are a foreign holder, will not qualify for exemption from withholding tax.

   If you are an individual and you hold a class of Residual Certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of Residual Certificates, the taxable income arising in a given year on a class of Residual Certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of Residual Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

Certain Federal Tax Considerations Regarding Original Issue Discount

   Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in this prospectus.

Bankruptcy Proceedings Entail Certain Risks

   Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

   A bankruptcy court also may:

   o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

   o  reduce monthly payments due under a mortgage loan;

   o  change the rate of interest due on a mortgage loan; or

   o  otherwise alter the mortgage loan's repayment schedule.

   Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

   Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

   As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

   If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

   o the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

   o your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

   o your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

   o you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

   See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

Delinquent and Non-Performing Mortgage Loans

   If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the Trust Funds--Mortgage Loans--General" in this prospectus.

                         DESCRIPTION OF THE TRUST FUNDS


General

   The primary assets of each trust fund will consist of (1) various types of multifamily or commercial mortgage loans, (2) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (3) a combination of mortgage loans and MBS. GE Commercial Mortgage Corporation (the "Depositor") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor, the Mortgage Asset Seller, the Underwriters or any of their affiliates. If so specified in the related prospectus supplement, the certificates of a series may be guaranteed or insured by a specified entity. Otherwise, the certificates will not be guaranteed or insured by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Mortgage Loans

   General. The mortgage loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of:

   o Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

   o Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, manufactured housing properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

   The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, the term of that leasehold will exceed the term of the Mortgage Note by at least two years; provided that the related prospectus supplement may specify an alternative required term for such leasehold. It is anticipated that a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

   If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

   Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

   Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period or an annualized rent roll to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than

   o  non-cash items such as depreciation and amortization,

   o  capital expenditures, and

   o debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

   The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

   Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

   Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

   o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

   o  the Value of the related Mortgaged Property.

   The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal or market study obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

      (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

      (b) the greater the cushion provided to the lender against loss on liquidation following a default.

   Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

   o the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

   o the cost replacement method which calculates the cost of replacing the property at that date,

   o the income capitalization method which projects value based upon the property's projected net cash flow, or

   o upon a selection from or interpolation of the values derived from those methods.

   Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

   While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Mortgaged Properties" and "--Borrowers May Be Unable to Make Balloon Payments" in this prospectus.

   Payment Provisions of the Mortgage Loans. In general, each mortgage loan

   o will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

   o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

   o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

   o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

   o may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, or permit defeasance of such mortgage loan, in each case as described in the related prospectus supplement.

   A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

   Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

   o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

   o the type or types of property that provide security for repayment of the mortgage loans,

   o the earliest and latest origination date and maturity date of the mortgage loans,

   o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

   o the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

   o the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

   o with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

   o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

   o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

   o the geographic distribution of the Mortgaged Properties on a state-by-state basis.

   In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

   MBS may include:

   o private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities, or

   o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus, or will have such other characteristics as are described in the related prospectus supplement.

   Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

   The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

   Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

   The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

   o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

   o the original and remaining term to stated maturity of the MBS, if applicable,

   o the pass-through or bond rate of the MBS or the formula for determining the rates,

   o  the payment characteristics of the MBS,

   o  the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

   o  a description of the credit support, if any,

   o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

   o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

   o the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above,

   o  the characteristics of any cash flow agreements that relate to the MBS,

   o the market price of the MBS and the basis on which the market price was determined; and

   o if the issuer of the MBS is required to file reports under the Securities Exchange Act of 1934, as amended, how to locate such reports of the MBS issuer.


   If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the Depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

   The MBS either will have been previously registered under the Securities Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

Certificate Accounts

   Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

Credit Support

   If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support" in this prospectus.

Cash Flow Agreements

   If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS


General

   The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

   The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

   With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

Certain Shortfalls on Collections of Interest

   When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. A "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.

Yield and Prepayment Considerations

   A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

   The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

   A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

   In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

   Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

   We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a factors such as:

   o  the availability of mortgage credit,

   o the relative economic vitality of the area in which the Mortgaged Properties are located,

   o  the quality of management of the Mortgaged Properties,

   o  the servicing of the mortgage loans,

   o  possible changes in tax laws and other opportunities for investment,

   o  the existence of Lock-out Periods,

   o requirements that principal prepayments be accompanied by Prepayment Premiums, and

   o  by the extent to which these provisions may be practicably enforced.

   The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

   Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

   The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

   The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

   Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

   The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

   A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Each controlled amortization class will either be a planned amortization class or a targeted amortization class or such other similar class as is described in the prospectus supplement. In general, a planned amortization class has a "prepayment collar", that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

   Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

   Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

   Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

   Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

   The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

   Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

   Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

   The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

   The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

   Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates, (2) Excess Funds or (3) any other amounts described in the related prospectus supplement. "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

   The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

   Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

   GE Commercial Mortgage Corporation, the Depositor, is a Delaware corporation organized on January 17, 2003. The Depositor is a wholly-owned subsidiary of General Electric Capital Corporation. All outstanding common stock of General Electric Capital Corporation is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by General Electric Company. The Depositor maintains its principal office at 292 Long Ridge Road, Stamford, Connecticut 06927. Its telephone number is (203) 357-4000. The Depositor does not have, nor is it expected in the future to have, any significant assets. Additional information regarding the Depositor is set forth in the Prospectus Supplement.




                                   THE SPONSOR

General

   The prospectus supplement for each series of certificates will identify the sponsor or sponsors for the related series. It is anticipated that General Electric Capital Corporation ("GECC") will be a sponsor or co-sponsor for each series; however if so specified in the related prospectus supplement, GECC may not be a sponsor for a given series. The related prospectus supplement will specify any additional sponsors for a series.

General Electric Capital Corporation

   GECC was incorporated in 1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in 1932. Until November 1987, the name of GECC was General Electric Credit Corporation. On July 2, 2001, GECC changed its state of incorporation to Delaware. All of GECC's outstanding common stock is owned by General Electric Capital Services, Inc., formerly General Electric Financial Services, Inc., the common stock of which is in turn wholly owned, directly or indirectly, by General Electric Company ("GE").

   On July 5, 2005, GE reorganized its 11 businesses into six industry-focused businesses. GE's six operating segments as of July 5, 2005, were as follows: GE Commercial Financial Services; GE Consumer Finance; GE Industrial; GE Infrastructure; GE Healthcare and NBC Universal. GECC operates in four of GE's operating segments: GE Commercial Financial Services; GE Consumer Finance; GE Industrial; and GE Infrastructure. These operations are subject to a variety of regulations in their respective jurisdictions. Financing and services offered by GECC are diversified, a significant change from the original business of GECC, which was financing distribution and sale of consumer and other GE products. GE manufactures few of the products financed by GECC.

   GECC's services are offered primarily in North America, Europe and Asia. GECC is an affiliate of the Depositor. GECC's principal executive offices are located at 260 Long Ridge Road, Stamford, Connecticut 06927. As of December 31, 2004, GECC employed approximately 76,300.

   GE Commercial Financial Services. GE Commercial Financial Services offers a broad range of financial services worldwide. The GE Commercial Financial Services division has expertise in the mid-market, and offers loans, leases and other financial services to customers, including manufacturers, distributors and end-users for a variety of equipment and major capital assets. These assets include industrial and energy-related facilities and equipment; commercial and residential real estate; vehicles; corporate aircraft; and equipment used in many industries, including the construction, manufacturing, telecommunications and healthcare industries. The GE Commercial Financial Services division also provides reinsurance and primary commercial insurance products to insurance companies, as well as financial security solutions to consumers. GECC originates mortgage loans for securitization through GE Real Estate, the commercial real estate segment of the GE Commercial Financial Services division.

   GE Consumer Finance. Consumer Finance is a provider of credit products and services to consumers, retailers and auto dealers in 41 countries. The Consumer Finance segment of GECC offers a broad range of financial products, including private-label credit cards; personal loans; bank cards; auto loans, leases and inventory financing; residential mortgages; corporate travel and purchasing cards; debt consolidation loans; home equity loans; and credit and other insurance products for customers on a global basis.

   GE Industrial. GE Industrial produces and sells products including consumer appliances, industrial equipment and plastics. GE Industrial also finances business equipment for a wide variety of customer applications.

   GE Infrastructure. GE Infrastructure produces and sells, finances and services equipment for the air transportation and energy generation industries. GE Infrastructure also produces, sell and services equipment for the rail transportation and water treatment industries.

   GE Real Estate

   Through GE Real Estate, GECC has been lending and investing in the commercial real estate industry for over 25 years. As of October 2, 2005, GE Real Estate had total assets in excess of approximately $29 billion, including approximately $970 million of United States ("U.S.") commercial and multifamily mortgage loans being held for securitization and approximately $9.6 billion of commercial and multifamily mortgage loans (including both U.S. and non-U.S. loans) being held for investment or other non-securitization purposes. As of December 31, 2004, GE Real Estate had total assets of approximately $34 billion, including approximately $840 million of U.S. commercial and multifamily mortgage loans being held for securitization and approximately $9.6 billion of commercial and multifamily mortgage loans (both U.S. and non-U.S.) being held for investment or other non-securitization purposes. A substantial portion of the assets held by GE Real Estate are located overseas, primarily in Europe and Asia.

   As of July 2005, GE Real Estate also includes a division known as Business Property, which originates single tenant and small business loans for its own portfolio and securitization and has total on-book assets of approximately $5.235 billion as of October 2, 2005. Unless expressly stated herein, financial information set forth herein regarding GE Real Estate does not include assets of, or loans originated or securitized by, Business Property.

   GE Real Estate originates loans both for its own portfolio and for securitization, utilizing separate execution strategies for such originations. Generally, GE Real Estate has a preference to retain for investment mortgage loans having relatively higher yields and shorter terms, and to securitize mortgage loans having relatively lower yields or longer terms. Mortgage loans originated by GE Real Estate for its own portfolio also may include types of loans that are unsuitable for securitization for various reasons, such as, for example, mortgage loans originated pursuant to a program where such loans initially accrue interest at a floating rate but are later convertible into fixed rate loans or have structural features that would make them difficult or unprofitable to securitize. Such mortgage loans may be included in a securitization at a later time if at such time they comply with securitization criteria. The following table shows total U.S. commercial and multifamily mortgage loans originated for securitization and total U.S. commercial and multifamily loans and certain other investments in commercial and multifamily real estate originated for purposes other than securitization, for the three most recent fiscal years and the period ended October 2, 2005.


-------------------------------------------------------------------------------

   Approximate Amounts in       Total U.S.            Total U.S.
$Billions                   Commercial/           Non-Securitization
                            Multifamily Loans     Loans/Investments* in
                            Originated for        Commercial/Multifamily Real
                            Securitization        Estate
-------------------------------------------------------------------------------

   Period Ended 10/02/05       2.6                   2.7
-------------------------------------------------------------------------------

   Year Ended 12/31/04         2.1                   3.9
-------------------------------------------------------------------------------

   Year ended 12/31/03         1.9                   2.7
-------------------------------------------------------------------------------

   Year ended 12/31/02         1.5                   **
-------------------------------------------------------------------------------

   * Includes equity investments and joint ventures in commercial and multifamily real estate, as well as mortgage loans.

   ** U.S. only information is not available for this period.

GE Real Estate's Securitization Program

   GE Real Estate commenced selling mortgage loans into securitizations in 1997. The total amount of U.S. commercial and multifamily mortgage loans originated by GE Real Estate that were included in securitizations in 1997 was approximately $600 million; it is anticipated that as of December 31, 2005, the total amount of U.S. commercial and multifamily mortgage loans originated by GE Real Estate that were included in securitizations in 2005 will be approximately $3.8 billion. As of December 31, 2005, it is anticipated that GE Real Estate will have originated, in the aggregate since 1997, approximately $16.9 billion of U.S. commercial and multifamily mortgage loans that have been included in securitizations, including approximately $10.4 billion of U.S. fixed rate loans that were included in securitizations in which an affiliate of GECC acted as depositor, approximately $5.7 billion of U.S. fixed rate loans that were included in securitizations in which an unaffiliated entity acted as depositor and approximately $800 million of U.S. floating rate loans that were included in securitizations in which an affiliate acted as depositor. GE Real Estate has also originated mortgage loans in Canada which have been included in securitizations in which an affiliate of Merrill Lynch & Co., Inc. acted as depositor.

   The property types that most frequently have secured mortgage loans originated by GE Real Estate for securitization are office, multifamily and retail properties. However, GE Real Estate also originates mortgage loans secured by industrial, manufactured housing, self-storage, hotel, mixed-use and other types of properties for its securitization program, as the business' needs require. States with the largest concentrations of loans have in the past included California, Texas, Florida and New York; however, each securitization may include other states with significant concentrations.

   As a sponsor, through GE Real Estate, GECC originates mortgage loans and either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to the Depositor or another entity that acts as the depositor, which in turn will ultimately transfer such loans to the issuing entity for the securitization. In coordination with the underwriters for each transaction, GECC works with rating agencies, loan sellers, investors and servicers in structuring the securitization transaction.

   GECC has acted as sponsor for 18 transactions (two of which were wholly private transactions) in which the Depositor or another affiliate of GECC has acted as depositor. Overall, GECC has contributed approximately 50% of the aggregate principal balance of the mortgage loans included in the Depositor's and other affiliated depositors' securitization transactions, with its contributions to public transactions of such depositors ranging from approximately 30% to approximately 70% of the aggregate principal balance of the loans in a transaction. The remainder of the mortgage loans in such securitization transactions were contributed by German American Capital Corporation, Bank of America, N.A. and other loan sellers.

   GECC has also acted as a loan seller to 12 U.S. commercial mortgage securitization transactions in which affiliates of Credit Suisse, Bank of America, N.A., Merrill Lynch & Co., Inc., JP Morgan Chase and Donaldson, Lufkin & Jenrette, Inc. (which was later acquired by Credit Suisse) acted as depositor.

   GEMSA Loan Services, L.P. ("GEMSA"), which is co-owned by GECC and L.J. Melody & Company, a commercial mortgage banking firm, currently acts as master servicer on 3, and as a primary servicer on 12, of the 18 U.S. securitization transactions in which a GECC affiliate was depositor. GEMSA was also appointed as a primary servicer on 11 of the 12 U.S. securitization transactions to which GECC contributed mortgage loans in which an unaffiliated entity acted as depositor. GEMSA currently acts as servicer only of loans that were originated by GECC or L.J. Melody or are included in securitization transactions in which GECC is a sponsor or an affiliate of the depositor. Servicing contracts on transactions to which GECC contributes mortgage loans are awarded by GECC based on a bidding process.

   Third party servicers of securitizations in which GECC is a sponsor are assessed based upon review of collection, reporting, asset management, data back up and compliance procedures and systems. In addition, GECC meets or conducts conference calls with senior management to determine whether the servicer complies with industry standards and otherwise monitors the servicer on an ongoing basis.

Underwriting Standards

   General. GECC, through GE Real Estate, originates commercial mortgage loans through approximately 18 offices located throughout the U.S. The risk-management (loan underwriting and closing) functions are centralized and separate from loan origination.

   Loans originated by GE Real Estate generally conform to the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every loan originated by GE Real Estate will comply in all respects with the guidelines.

   Loan Analysis. All GE Real Estate credit underwriting is performed by GE Real Estate risk-management employees. GE Real Estate performs both a credit analysis and a collateral analysis with respect to each loan. The credit analysis of the borrower includes a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. In most cases, borrowers are required to be single-purpose entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Historical cash flow verification is performed in many cases by staff of a third party accountant and reviewed by GE Real Estate underwriting staff. All anchor leases are reviewed by legal counsel and by GE Real Estate underwriting staff. GE Real Estate also performs a qualitative analysis which generally incorporates independent credit checks, periodical searches, industry research and published debt and equity information with respect to certain tenants located within the collateral. A member of the loan underwriting team also conducts a site inspection to confirm the occupancy rate of the Mortgaged Property, analyze the market, confirm proactive management and assess the utility of the Mortgaged Property within the market. GE Real Estate requires third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Each report is reviewed for acceptability by a GE Real Estate staff member for compliance with program standards and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report.

   Generally, underwriting is done prior to the closing of the mortgage loan. There can be no assurance that such financial, occupancy and other information remains accurate.

   Loan Approval. Prior to commitment, all mortgage loans must be approved by GE Capital Real Estate's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

   Debt Service Coverage Ratio and LTV Ratio. GE Real Estate's underwriting standards generally require the following minimum Debt Service Coverage Ratios and maximum LTV Ratios for each of the indicated property types:

            --------------------------------------------------------------------
            Property Type                    DSCR Guideline  LTV Ratio Guideline
            --------------------------------------------------------------------
            Anchored Retail..............          1.20x             80.0%
            --------------------------------------------------------------------
            Unanchored Retail............          1.20x             80.0%
            --------------------------------------------------------------------
            Multifamily..................          1.20x             80.0%
            --------------------------------------------------------------------
            Office.......................          1.20x             80.0%
            --------------------------------------------------------------------
            Manufactured Housing.........          1.20x             80.0%
            --------------------------------------------------------------------
            Self Storage.................          1.20x             80.0%
            --------------------------------------------------------------------
            Industrial/Warehouse.........          1.20x             80.0%
            --------------------------------------------------------------------
            Hotel........................          1.30x             75.0%
            --------------------------------------------------------------------

   The Debt Service Coverage Ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in the prospectus supplement and Annex A-1 to the prospectus supplement may differ from the amount calculated at the time of origination. In addition, GE Real Estate's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. In addition, notwithstanding the foregoing, in certain circumstances the actual Debt Service Coverage Ratios, as may be the case with mortgage loans that have performance holdback amounts and letters of credit, and LTV Ratios for the mortgage loans originated by GE Real Estate may vary from these guidelines. Moreover, with respect to certain mortgage loans originated by GE Real Estate there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

   See "Description of the Mortgage Pool" in the prospectus supplement and Annex A-1 to the prospectus supplement.

   Escrow Requirements. GE Real Estate often requires borrowers to fund various escrows for taxes and insurance, capital expenses and/or replacement reserves. In some cases, the borrower is permitted to post a letter of credit in lieu of funding a given reserve or escrow or provide recourse for such expense. Generally, when escrows are required for mortgage loans originated by GE Real Estate, they are as follows:

   o Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide GE Real Estate with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.

   o Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide GE Real Estate with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates. If the property is covered by a blanket policy of insurance, GE Real Estate generally reserves the right in the mortgage to require a separate insurance policy and insurance escrows in certain circumstances.

   o Replacement Reserves--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

   Notwithstanding the actual level of escrowed reserves, the following minimum replacement reserve levels were generally assumed by GE Real Estate in determining Underwritten Net Cash Flow:

            --------------------------------------------------------------------
            Retail.........................      $0.15 per square foot
            --------------------------------------------------------------------
            Multifamily....................      $200.00-$250.00 per unit
            --------------------------------------------------------------------
            Office.........................      $0.15 per square foot
            --------------------------------------------------------------------
            Manufactured Housing...........      $30.00-$50.00 per pad
            --------------------------------------------------------------------
            Self Storage...................      $0.15 per square foot
            --------------------------------------------------------------------
            Industrial/Warehouse...........      $0.15 per square foot
            --------------------------------------------------------------------
            Hotel..........................      4-5% of revenues
            --------------------------------------------------------------------

   o Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required if so indicated by the building condition report or environmental assessment. An initial deposit, upon funding of the mortgage loan generally in an amount equal to at least 125% of the estimated costs of repairs or replacements or remediation to be completed within the first year of the mortgage loan pursuant to the building condition report or environmental assessment is generally required. However, an environmental insurance policy, guaranty or other method of addressing an environmental condition may be accepted in lieu of a reserve fund.

   o Re-tenanting--In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, reserves for loans secured by commercial properties may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by the tenants.

                                 USE OF PROCEEDS

   We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of Trust Assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES


General

   Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

   o provide for the accrual of interest on the certificates at a fixed, floating, variable or adjustable rate, including but not limited to a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on a weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, and, in each case, may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate), or a rate based on a percentage or combination of any of the foregoing rates;

   o are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

   o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

   o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

   o provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

   o provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

   o provide for controlled distributions of principal or interest of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds;

   o provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the trust fund; or

   o provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

   Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Limited Liquidity of Your Certificates" and "--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in this prospectus.

Distributions

   Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. The "Available Distribution Amount" for any series of certificates and any distribution date generally will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date; however if so specified in the related prospectus supplement, a separate available distribution amount may be calculated with respect to one or more separate groups of Mortgage Assets or classes of certificates. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

   Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

Distributions of Interest on the Certificates

   Each class of certificates of each series, other than certain classes of principal-only certificates and Residual Certificates ("Residual Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, floating, variable or adjustable, including but not limited to a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate. If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. The related prospectus supplement will specify whether interest on the certificates of each series will be calculated (i) on the basis of a 360-day year consisting of twelve 30-day months, (ii) on the basis of actual days elapsed and a 360-day year or (iii) on another day count basis.

   Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the related prospectus supplement ("Accrual Certificates"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

   The Accrued Certificate Interest for each distribution date on a class of interest-only certificates generally will be similarly calculated except that it will accrue on a notional amount that is either (1) based on the principal balances of some or all of the mortgage assets in the related trust fund, (2) equal to the principal balances (or a portion thereof) of one or more other classes of certificates of the same series or (3) an amount or amounts specified in the applicable prospective supplement. Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls on Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls, or may be applied to cover interest shortfalls on other Classes of Certificates. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. If so provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" and "Yield and Maturity Considerations" in this prospectus.

Distributions of Principal on the Certificates

   Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Distributions of principal of any class of offered certificates generally will be made on a pro rata basis among all of the certificates of that class; provided that the related prospectus supplement may specify another distribution priority.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

   If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

Allocation of Losses and Shortfalls

   The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

Advances in Respect of Delinquencies

   If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date. In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement.

   Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against

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

losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

   If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

   If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

   The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

Reports to Certificateholders

   On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that will set forth the items provided in the related prospectus supplement, which may include, among other things, in each case to the extent applicable:

   o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

   o the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

   o the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

   o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

   o if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

   o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

   o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

   o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

   o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

   o the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

   o if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

   o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

   o if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

   o to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

   The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

   Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

   If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

   The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

   Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series may also have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default", "--Rights Upon Event of Default" in this prospectus and "--Resignation and Removal of the Trustee" in the related prospectus supplement.

Termination

   The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

   o the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

   o the payment to the certificateholders of the series of all amounts required to be paid to them.

   Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

   If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

   If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

   Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

   DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

   With respect to any Book-Entry Certificates, generally the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

   Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

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

   Generally, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

   o the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor, or

   o the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

   Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued. The related prospectus supplement may specify other events upon which Definitive Certificates will be issued.


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

                      DESCRIPTION OF THE POOLING AGREEMENTS

General

   The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

   A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to GE Commercial Mortgage Corporation, 292 Long Ridge Road, Stamford, Connecticut 06927, Attention:
President.

Assignment of Mortgage Loans; Repurchases

   At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

   With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which generally will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Generally, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records. Notwithstanding the foregoing, with respect to any mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered. Instead, the applicable servicers will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

   The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. If that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. The related prospectus supplement may also specify other remedies in respect of a document defect. Subject to any such other remedies specified in a prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, the Mortgage Asset Seller generally will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

Representations and Warranties; Repurchases

   The Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") specified or generally described in the related prospectus supplement, covering, by way of example:

   o the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

   o the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

   o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

   o  the payment status of the mortgage loan.

   It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement. Generally, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement or take such other action as may be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Subject to any other remedies specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

   In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

   The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with (1) the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund, (2) applicable law and (3) the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

   The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans; provided, however, that, to the extent specified in the related prospectus supplement, the special servicer for the related series may perform certain of the foregoing activities in lieu of the master servicer. The master servicer or another party specified in the related prospectus supplement will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

Sub-Servicers

   A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, the master servicer will remain obligated under the related Pooling Agreement, unless another arrangement is set forth in the related prospectus supplement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master

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servicer. Generally, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will be required to provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

   Generally the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.

Special Servicers

   To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer will generally be appointed for the purpose of servicing mortgage loans that are in default or as to which a default is imminent.

   A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

Certificate Account

   General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Interest or other income earned on funds in a certificate account generally will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

   Deposits. A master servicer, trustee or special servicer generally will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, specified payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date), which generally can be expected to include:

   1. all payments on account of principal, including principal prepayments, on the mortgage loans;

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

   2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

   3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

   4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

   5. any advances of delinquent principal and interest payments made as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus;

   6. any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

   7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

   8. any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

   9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

   10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

   11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

   12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

   Withdrawals. A master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for the purposes set forth in the related Pooling Agreement, which generally can be expected to include:

   1. to make distributions to the certificateholders on each distribution date;

   2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

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

   3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of or other related payments by the borrower under the particular mortgage loans with respect to which the advances were made, or out of Liquidation Proceeds with respect to such mortgage loans, or out of amounts drawn under any form of credit support with respect to those mortgage loans;

   4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

   5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

   6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

   7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus;

   8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor" in this prospectus;

   9. if described in the related prospectus supplement, to pay the fees of the trustee;

   10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby;

   11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

   12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

   13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

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

   14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

   15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

   16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

   17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

   18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

   19. to clear and terminate the certificate account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

   A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment (1) will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan, (2) will not, in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on it and (3) will not adversely affect the coverage under any applicable instrument of credit support. A master servicer or special servicer also may agree to any other modification, waiver or amendment permitted by the related Pooling Agreement, which generally will permit such agreement if, in the master servicer's or special servicer's judgment, (1) a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable, (2) the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and (3) the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

Realization Upon Defaulted Mortgage Loans

   A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

   The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the

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applicable servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans" in this prospectus.

   Any Pooling Agreement relating to a trust fund that includes mortgage loans may grant to the loan seller, the special servicer or master servicer or the holder or holders of certain classes of certificates, or all of them, an option to purchase from the trust fund at its fair value any mortgage loan as to which a specified number of scheduled payments thereunder or a balloon payment are delinquent. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

   If a default on a mortgage loan has occurred or, in the servicer's judgment, a payment default is imminent, the servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if that action is consistent with the Servicing Standard. However, generally the servicer may not acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of that Mortgaged Property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

   1. the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking those actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions; and

   2. there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which that action could be required, taking those actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

   If title to any Mortgaged Property is acquired by a trust fund as to which one or more REMIC elections have been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell that property or
(2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond that period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding, or (3) any other exception then exists under current law. Subject to the foregoing, the servicer will generally be required to solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property. If the trust fund acquires title to any Mortgaged Property, the servicer, on behalf of the trust fund, generally must retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the servicer of its obligation to manage that Mortgaged Property in a manner consistent with the Servicing Standard.

   If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on the mortgage loan plus the aggregate amount of reimbursable expenses incurred by the servicer in connection with that

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

mortgage loan, the trust fund will realize a loss in the amount of that shortfall. The servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of those Liquidation Proceeds to certificateholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

   If any Mortgaged Property suffers damage so that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the servicer will not be required to expend its own funds to effect that restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines (1) that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and (2) that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds or Liquidation Proceeds.

Hazard Insurance Policies

   Each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. The coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or with the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, terrorism, nuclear, biological or chemical materials, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

   The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion

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

of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Due-On-Sale and Due-on-Encumbrance Provisions

   Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Generally the master servicer (or in some cases the special servicer) will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. The master servicer (or special servicer) generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in this prospectus.

Servicing Compensation and Payment of Expenses

   A portion of the master servicer's compensation with respect to a series of certificates generally will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account and certain other accounts. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

   In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

   If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

Evidence as to Compliance

   The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or the Depositor, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the related Pooling Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the related Pooling Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

   In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to

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

the Depositor and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

   o a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

   o a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

   o the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

   o a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

   Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Special Servicer and the
 Depositor

   The entity serving as master servicer or special servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Generally, the related Pooling Agreement will permit the master servicer or special servicer to resign from its obligations under the Pooling Agreement only upon (a) the appointment of, and the acceptance of that appointment by, a successor servicer and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not cause a downgrade, qualification or withdrawal of the rating assigned by that rating agency to any class of certificates of that series or (b) a determination that those obligations are no longer permissible under applicable law. This resignation will not become effective until the trustee or a successor servicer has assumed the applicable servicer's obligations and duties under the Pooling Agreement. The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's errors and omissions, subject to certain limitations and exclusions permitted by the related Pooling Agreement, provided, that if so specified in the related Prospectus Supplement the master servicer and special servicer may be permitted to self-insure or make other arrangements in lieu of providing such coverage.

   The Pooling Agreements generally will further provide that none of the master servicer, the special servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining to take any action, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, neither the master servicer, the special servicer, nor the Depositor will be protected against any breach of a representation or warranty made in the Pooling Agreement or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their obligations or duties or by reason of negligent disregard of those obligations and duties. The Pooling Agreements generally will further provide that the master servicer, the special servicer, the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. However, the indemnification will not extend to any loss, liability or expense

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   o  that such party is specifically required to bear pursuant to the terms of the Pooling Agreement;

   o incurred in connection with any breach of a representation or warranty or covenant made in the Pooling Agreement;

   o incurred by reason of misfeasance, bad faith or negligence in the performance of their obligations or duties under that the Pooling Agreement, or by reason of negligent disregard of those obligations or duties; or

   o in the case of the Depositor and its directors, offices, employees and agents, incurred in connection with any violation of any state or federal securities law.

   In addition, each Pooling Agreement will provide that neither the master servicer, the special servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of that action, and any liability resulting from that action, will be expenses, costs and liabilities of the related trust fund, and the master servicer, the special servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor from the related certificate account. Any person into which the master servicer, the special servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, special servicer or the Depositor is a party, or any person succeeding to the business of the master servicer, the special servicer or the Depositor, will be the successor of the master servicer, the special servicer or the Depositor, as the case may be, under the related Pooling Agreement; provided, however, that the related Pooling Agreement may require that such merger or consolidation or succession not result in the downgrade, qualification or withdrawal of the ratings of the related series of certificates.

   o  Events of Default

   "Events of Default" under the related Pooling Agreement will include:

   o any failure by the master servicer or special servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, or to remit into an account, any amount required to be so distributed or remitted, which failure continues unremedied by the related distribution date (or other date specified in the related prospectus supplement);

   o any failure by the master servicer or special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice has been given to the applicable servicer by the trustee or the Depositor, or to the applicable servicer, the Depositor and the trustee by certificateholders entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for the related class; and

   o certain events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer or special servicer and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations.

   Material variations to the foregoing Events of Default (other than to add to them or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement.

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Rights Upon Event of Default

   If an Event of Default occurs with respect to the master servicer or special servicer under a Pooling Agreement, then, in each and every case, so long as the Event of Default remains unremedied, the Depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement. Upon termination, the trustee (or in the case of a termination of the special servicer, the master servicer) will succeed to all of the responsibilities, duties and liabilities of the applicable servicer under the Pooling Agreement and will be entitled to similar compensation arrangements. Generally, the Pooling Agreements will provide that if the trustee (or in the case of a termination of the special servicer, the master servicer) is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, or if it fails to meet eligibility requirements under the related Pooling Agreement, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (except as may be provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the applicable servicer under the Pooling Agreement. Pending that appointment, the trustee or master servicer, as applicable, will be obligated to act in that capacity.

   No certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect to the Pooling Agreement unless that holder previously has given to the trustee written notice of default and unless certificateholders of the same series entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights of any class of that series shall have made written request upon the trustee to institute that proceeding in its own name as trustee and shall have offered to the trustee such reasonable indemnity as it may require, and the trustee for sixty days (or other period specified in the related prospectus supplement) shall have neglected or refused to institute that proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation under the Pooling Agreement or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by that action.

Amendment

   Each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates,

   1. to cure any ambiguity,

   2. to correct an error in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

   3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not materially inconsistent with its provisions,

   4. to comply with any requirements imposed by the Code, or

   5. for any other purpose specified in the related prospectus supplement;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (2) or (4) above) may not (as evidenced by an opinion of counsel satisfactory to the trustee or rating agency confirmation) adversely affect in any material respect the interests of any holder.

   Each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus

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

supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, subject to any exceptions set forth in the related prospectus supplement, generally that amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be distributed in respect of any certificate without the consent of the holder of that certificate, (2) adversely affect the voting rights of any class of, without the consent of the holders of all certificates of that class or (3) modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series. The trustee will generally be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

   If so specified in the related prospectus supplement or Pooling Agreement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

The Trustee

   The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

Duties of the Trustee

   The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

Certain Matters Regarding the Trustee

   As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

   The trustee for each series of certificates will be entitled to indemnification, from the trust fund, for any loss, liability or expense arising out of or incurred by the trustee in connection with any act or omission of the trustee relating to the exercise and performance of any of the powers and duties of the trustee or under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling

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Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

   The trustee for each series of certificates generally will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

   A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

   If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

   Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.


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                          DESCRIPTION OF CREDIT SUPPORT

General

   Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

   The credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

   If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

   o  the nature and amount of coverage under the credit support,

   o any conditions to payment under the credit support not otherwise described in this prospectus,

   o any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

   o  the material provisions relating to the credit support.

   Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

   o  a brief description of its principal business activities;

   o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

   o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

   o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support Limitations" in this prospectus.

Subordinate Certificates

   If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of

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Subordinate Certificates in a series and the circumstances under which that subordination will be available.

Cross-Support Provisions

   If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

Insurance or Guarantees with Respect to Mortgage Loans

   If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Letter of Credit

   If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

   If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Reserve Funds

   If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified

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in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

   Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, and in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

   If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services.

Credit Derivatives

   If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. The related prospectus supplement will describe when and how payments are made under the particular instrument and the specific credit risk that is being covered.

Credit Support with Respect to MBS

   If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

   The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

General

   Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the

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mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

   There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

   Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

   In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the rates. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room rates is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. See "--Bankruptcy Laws" below.

Personalty

   In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

Foreclosure

   General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment

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or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

   Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

   Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

   Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

   Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without

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regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

   Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration", which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

   The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

   Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of

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equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

   The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

   Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

   Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

   Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender

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and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

   Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

   The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

   Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

   The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

   Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under

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the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

   In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

   If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

   On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any/or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained herein or in the mortgage. A lender could lose its security unless the borrower holds a fee mortgage or the bankruptcy court, as a court of equity, allows the lender to assume the ground lessee's obligations under the ground lease and succeed to the position of a leasehold

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mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by a bankruptcy court.

   In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

   A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

   Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

   In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

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Environmental Risks

   Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response and Liability Act of 1980, as amended (also known as CERCLA) and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

   o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

   o may result in a release or threatened release of any hazardous material, or

   o  may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

   The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

   Excluded from CERCLA's definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

   Recent amendments to CERCLA list permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

   Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the Trust and occasion a loss to certificateholders if those remedial costs were incurred.

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   In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

   The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

   To reduce the likelihood of this kind of loss, and except as may be otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in this prospectus.

   Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

   If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

   In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

   Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

   Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that

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prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

   Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

   In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

   Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Servicemembers Civil Relief Act

   Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "Relief Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy,

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Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the
U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Type of Mortgaged Property

  The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

   1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

   2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

   In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

Americans with Disabilities Act

   Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture for Drug, Rico and Money Laundering Violations

   Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the

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regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

   In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

   For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

   With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (1) the making of an election, (2) compliance with the Pooling Agreement and (3) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC. In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below.

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Status of REMIC Certificates

   REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust (a "REIT") will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) for a REIT in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860G(a)(3) and "permitted assets" for a financial asset securitization investment trust (a "FASIT") for purposes of Section 860L(c). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

   In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Disqualified Organizations" below.

   A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in either case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general,
(1) the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (2) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire,

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improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or
(2) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes

   o  a mortgage in default or as to which default is reasonably foreseeable,

   o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

   o  a mortgage that was fraudulently procured by the mortgagor, and

   o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

   Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

   In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or
(2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments,

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lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

   If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

   General

   In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

   Original Issue Discount

   Accrual certificates and principal-only and interest-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

   Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond

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houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

   Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

   A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

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   1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and
(b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

   2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

   The present value of the remaining distributions referred to in the preceding sentence is calculated based on (1) the yield to maturity of the Regular Certificate at the issue date, (2) events (including actual prepayments) that have occurred prior to the end of the accrual period and (3) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

   Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

   In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

   Acquisition Premium

   A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

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   Variable Rate Regular Certificates

   Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates",
(b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than
1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

   Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

   The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. We intend to treat variable interest as qualified stated interest, except to the extent specified in the related prospectus supplement, and other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

   Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of

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the net interest rates on mortgage loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

   Deferred Interest

   Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

   Market Discount

   A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

   Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears

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that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

   Premium

   A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

   Election to Treat All Interest Under the Constant Yield Method

   A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

   Sale or Exchange of Regular Certificates

   If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

   Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term

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depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income

   1. if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

   2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

   3. to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

   In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

   Holders that recognize a loss on a sale or exchange of a Regular Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

   Treatment of Losses

   Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

   Under Code Section 166, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing

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original issue discount. This may have the effect of creating "negative"
original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

   Taxation of REMIC Income

   Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of certain classes of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of certain classes of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (2) all bad loans will be deductible as business bad debts and (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

   The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of

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principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income". The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return.

   Basis and Losses

   The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

   You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

   A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets.

   "Inducement fees" received by transferees of non-economic residual interests must be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular Certificates and Residual Certificates issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the related prepayment assumption. If the holder of a non-economic Residual Certificates sells or otherwise disposes of the non-economic Residual Certificates, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

   Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Certificateholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

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   Treatment of Certain Items of REMIC Income and Expense

   Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

   Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described under "--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates", without regard to the de minimis rule described in that section, and "--Premium" above.

   Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

   Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

   Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium", a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

   Limitations on Offset or Exemption of REMIC Income

   A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section

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1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes.

   The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on that Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of that Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

   The Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

   Tax-Related Restrictions on Transfer of Residual Certificates

   Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code
Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

   In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal

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corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

   If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

   For these purposes, (1) "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511, (2) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and (3) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

   The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

   Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions

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from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. The Pooling Agreement with respect to each series of certificates will require upon transfer of a Residual Certificate: (1) a letter from the transferor that it conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) an affidavit from the transferee that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) an affidavit from the transferee that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person. The transferor must have no actual knowledge or reason to know that those statements are false.

      In addition to the transferor's investigation of the transferee's financial condition and the transferee's two representations in the affidavit above, under the REMIC Regulations, an additional requirement must be satisfied in one of the two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer: Either

      (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of:

          (i) the present value of any consideration given to the transferee to acquire the interest;

          (ii) the present value of the expected future distributions on the interest; and

          (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

      (b) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

          (ii) the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

          (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certificate will not be paid by the transferee.

   Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the

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transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

   The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, or their political subdivisions, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

   Sale or Exchange of a Residual Certificate

   Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you have an adjusted basis in the Residual Certificates remaining when its interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

   Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

   The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

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   Mark to Market Regulations

   The IRS has issued regulations, the "Mark to Market Regulations", under Code
Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed On The REMIC Pool

   Prohibited Transactions

   Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

   1. the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation,

   2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

   3. the receipt of compensation for services or

   4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

   Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

   Contributions to the REMIC Pool After the Startup Day

   In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (1) during the three months following the Startup Day, (2) made to a qualified reserve fund by a Residual Certificateholder, (3) in the nature of a guarantee, (4) made to facilitate a qualified liquidation or clean-up call and (5) as otherwise permitted in Treasury regulations yet to be issued.

   Net Income from Foreclosure Property

   The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a

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foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

   It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

   If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

   The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

   An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory, inflation-adjusted amount or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Such limitations will be phased out beginning in 2006 and eliminated after 2009. In the case of a REMIC Pool, those deductions may include deductions under Code
Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates,

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where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

   Regular Certificates

   Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) of, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code
Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-81MY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-81MY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-81MY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-81MY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian a broker nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. If the appropriate documentation is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person. The IRS has issued final regulations which provide new procedures for satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number in certain circumstances. A look-

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through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

   Residual Certificates

   The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "--Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Taxation of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Backup Withholding

   Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 28% (which rate will be increased to 31% after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. Investors are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

Reporting Requirements

   Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

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   The IRS' Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

   Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Status of REMIC Certificates" above.

               FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                       TO WHICH NO REMIC ELECTION IS MADE

Standard Certificates

   General

   In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (certificates of that kind of series are referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of
(1) 3% of the excess, if any, of adjusted gross income over a statutory, inflation-adjusted amount, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Such limitations will be phased out beginning in 2006 and eliminated after 2009. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee

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is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--Stripped Certificates" and "--Recharacterization of Servicing Fees", below.

   Tax Status

   In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

   1. Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

   2. Standard Certificate owned by a REIT will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code
Section 856(c)(3)(B).

   3. Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

   4. Standard Certificate owned by a FASIT will be considered to represent "permitted assets" within the meaning of Code Section 860L(c).

   Premium and Discount

   Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

   Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Premium" above.

   Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

   Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to

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the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

   Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

   Recharacterization of Servicing Fees

   If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

   Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

   Sale or Exchange of Standard Certificates

   Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and

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the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

   Holders that recognize a loss on a sale or exchange of a Standard Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Stripped Certificates

   General

   Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates". Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

   The certificates will be subject to those rules if (1) we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (2) the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Certificates--Recharacterization of Servicing Fees" above) and (3) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

   In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates--General" above, subject to the limitation described there.

   Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped

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Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Possible Alternative Characterizations" below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

   Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

   Status of Stripped Certificates

   No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

   Taxation of Stripped Certificates

   Original Issue Discount. Except as described under "--General" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates"

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above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

   If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss equal to that portion of unrecoverable basis.

   As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

   Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in that Stripped Certificate, as described under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

   Holders that recognize a loss on a sale or exchange of a Stripped Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

   Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

   Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

   1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

   2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

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   3. a separate installment obligation for each mortgage loan, representing the
Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

   Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code
Section 1286.

   Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

   The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding tax at a rate of 28% (which rate will be increased to 31% after 2010) may be required in respect of any reportable payments, as described under "Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.

   On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust" under Treasury regulation Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

Taxation of Certain Foreign Investors

   To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate and attributable to such mortgage loans also will be subject to federal income tax withholding at the same rate.

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   Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" above.

                       STATE AND OTHER TAX CONSIDERATIONS

   In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

General

   The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code. Moreover, any of these plans which are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code are subject to the prohibited transaction rules set forth in Section 503 of the Code.

   ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan.

   Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA, whether any prohibited transaction class-exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of certificates.

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Plan Asset Regulations

   A Plan's investment in certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant". For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

   Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Administrative Exemptions

   Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If that exemption might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

Insurance Company General Accounts

   Sections I and III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code certain transactions in connection with the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of the Exemptions solely because they (1) are subordinated to other classes of certificates issued by the trust fund and/or (2) have not received the rating at the time of the acquisition from Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings for application of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing that class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

   The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL has issued regulations ("401(c) Regulations") to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. The 401(c) Regulations became effective on July 5, 2001. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA and the 401(c) Regulations.

Unrelated Business Taxable Income; Residual Certificates

   The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Disqualified Organizations."

   Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.

   The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                                LEGAL INVESTMENT

   If so specified in the related prospectus supplement, certain of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens on real estate and originated by certain types of originators as specified in SMMEA, will qualify as "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

   Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

   Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18,
2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

   All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

   Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

   Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

   The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

   We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

   1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

   2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

   3. through direct offerings by the Depositor.

   If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

   In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.

Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

   It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

   The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

   We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

   All or part of any class of offered certificates may be acquired by the Depositor or by an affiliate of the Depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

   As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 292 Long Ridge Road, Stamford, Connecticut 06927, Attention: President, or by telephone at (203) 357-4000. The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

   The Depositor filed a registration statement (the "Registration Statement") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

   Copies of the Registration Statement and other filed materials, including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, may be obtained from the Public Reference Room of the Securities and Exchange Commission, 450 Fifth Street N.W. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an internet web site at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site.

                                  LEGAL MATTERS

   The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

                              FINANCIAL INFORMATION

   A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

   It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

   Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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

                         INDEX OF PRINCIPAL DEFINITIONS

1998 Policy Statement.............................110
401(c) Regulations................................108
Accrual Certificates...............................43
ADA................................................78
ARM Loans..........................................25
Bankruptcy Code....................................70
Cash Flow Agreement................................28
Certificate Owner..................................48
Code...............................................46
Cooperatives.......................................22
CPR................................................32
Definitive Certificates............................41
Depositor..........................................22
Determination Date.................................29
Disqualified Organization..........................93
disqualified organizations.........................80
Distribution Date Statement........................45
DOL...............................................108
DTC................................................41
Due Dates..........................................24
EDGAR.............................................113
Equity Participation...............................25
Exemptions........................................108
FAMC...............................................26
FHLMC..............................................26
FNMA...............................................26
Garn Act...........................................76
GNMA...............................................26
Indirect Participants..............................48
Insurance and Condemnation Proceeds................54
L/C Bank...........................................66
Liquidation Proceeds...............................54
Mark to Market Regulations.........................96
MBS................................................22
MBS Agreement......................................26
MBS Issuer.........................................26
MBS Servicer.......................................26
MBS Trustee........................................26
MERS...............................................50
Mortgage Asset Seller..............................22
Mortgage Notes.....................................22
Mortgaged Properties...............................22
Mortgages..........................................22
NCUA..............................................110
Net Leases.........................................23
Nonrecoverable Advance.............................45
Non-SMMEA Certificates............................109
Non-U.S. Person....................................98
OCC...............................................110
OID Regulations....................................82
Participants.......................................48
Parties in Interest...............................107
Pass-Through Entity................................92
Permitted Investments..............................53
Plans.............................................107
Pooling Agreement..................................50
Prepayment Assumption..............................83
Prepayment Interest Shortfall......................29
Prepayment Premium.................................25
PTCE 95-60........................................108
Random Lot Certificates............................82
Record Date........................................42
Reform Act.........................................82
Registration Statement............................112
Regular Certificates...............................79
Related Proceeds...................................45
Relief Act.........................................77
REMIC..............................................11
REMIC Certificates.................................79
REMIC Pool.........................................79
REMIC Regulations..................................79
REO Property.......................................52
Residual Certificateholders........................89
Securities Act....................................112
Senior Certificates................................41
Servicing Standard.................................52
SMMEA.............................................109
SPA................................................32
Standard Certificates.............................100
Startup Day........................................80
Stripped Certificateholder........................104
Stripped Certificates.............................100
Subordinate Certificates...........................41
Sub-Servicing Agreement............................53
Title V............................................77
Treasury...........................................79
Type IV securities................................110
U.S. Person........................................94
Warranting Party...................................51

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

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

            The approximate expenses expected to be incurred in connection with the issuance and distribution of the Certificates being registered, other than underwriting compensation, are set forth below.

            SEC Registration Fee ...............   $107.00
            Printing Fees ......................      *
            Legal Fees and Expenses ............      *
            Accounting Fees and Expenses .......      *
            Trustee Fees and Expenses ..........      *
            Rating Agency Fees .................      *
            Miscellaneous ......................      *
                                                   -------
                   Total .......................     $*
                                                   =======

----------

* To be provided by amendment.

Item 15. Indemnification of Directors and Officers.

            Under Section 7 of the proposed form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of the Depositor against certain liabilities, including liabilities under the Securities Act of 1933 (the "Act").

            The By-laws of the Depositor provide, in effect, that to the full extent permitted by law, the Depositor shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Depositor, by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Depositor, or by reason of the fact that such person is or was serving at the request of the Depositor as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise of any type or kind, domestic or foreign, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred as a result of such action, suit or proceeding.

            Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

            Subsection (b) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            Section 145 of the General Corporation Law of Delaware further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

            An affiliate of the Depositor maintains liability insurance covering the directors and principal officers of the Depositor.

            The Pooling and Servicing Agreements generally will provide that, with the exceptions stated above, a director, officer, employee or agent of the Depositor is entitled to be indemnified against any loss, liability or expense incurred in connection with the Pooling and Servicing Agreements and related Certificates, except for those incurred by reason of such person's own bad faith, willful misconduct or negligence in the performance of obligations and duties under such Pooling and Servicing Agreements.

Item 16. Exhibits.

            *1.1     Form of Underwriting Agreement.

            4.1(a)   Form of Pooling and Servicing Agreement.

            4.1(b)   Form of Mortgage Loan Purchase Agreement.**

            5.1 Opinion of Cadwalader, Wickersham & Taft LLP as to legality of the Certificates.

            8.1 Opinion of Cadwalader, Wickersham & Taft LLP as to certain tax matters (included as part of Exhibit 5.1).

            23.1 Consent of Cadwalader, Wickersham & Taft LLP (included as part of Exhibit 5.1).

            24.1 Power of Attorney (included on page II-8 of this Registration Statement).

* Previously filed with Registration Statement No. 333-102644 and incorporated by reference herein.

** To be filed by amendment.

Item 17. Undertakings.

Undertaking Pursuant to Rule 415.

            The Registrant hereby undertakes:

            To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement; and that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

            That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

            That, for the purpose of determining liability under the Act to any purchaser:

            (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

            (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or
(x) for the purpose of providing the information required by section 10(a) of the Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

            That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities:

            The undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Undertaking in respect of incorporation of subsequent Exchange Act documents by reference.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Undertaking in respect of equity offerings of nonreporting registrants.

            The Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit delivery to each purchaser.

Undertaking in respect of indemnification.

            Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Undertaking in respect of incorporation of subsequent Exchange Act documents by third parties.

            The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Act, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Undertaking in respect of information provided through an Internet Web site.

            The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be part of the prospectus included in the Registration Statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, GE Commercial Mortgage Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, has reasonable grounds to believe that the security rating requirement contained in Transaction Requirement I.B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut on the 6th day of December 2005.

                                        GE COMMERCIAL MORTGAGE CORPORATION


                                        By: /s/ Daniel J. Smith
                                            ------------------------------------
                                            Daniel J. Smith
                                            President

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Lorenzo, Daniel Vinson and Michael Krull his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Capacity                                 Date
---------                    --------                                 ----


/s/ Daniel J. Smith          President and Chief Executive      December 6, 2005
-------------------          Officer; Director
Daniel J. Smith


/s/ David Martindale         Director                           December 6, 2005
--------------------
David Martindale


/s/ Robert Pfeiffer          Director                           December 6, 2005
-------------------
Robert Pfeiffer


/s/ Stewart Koenigsberg      Vice President, Chief              December 6, 2005
-----------------------      Financial Officer and Chief
Stewart Koenigsberg          Accounting Officer

                                INDEX TO EXHIBITS

Exhibit
Number                                 Description
-------                                -----------

*1.1     Form of Underwriting Agreement.

4.1(a)   Form of Pooling and Servicing Agreement.

4.1(b)   Form of Mortgage Loan Purchase Agreement **

5.1 Opinion of Cadwalader, Wickersham & Taft as to legality of the Certificates.

8.1 Opinion of Cadwalader, Wickersham & Taft as to certain tax matters (included as part of Exhibit 5.1).

23.1     Consent of Cadwalader, Wickersham & Taft (included as part of Exhibit
         5.1).

24.1     Power of Attorney (included on page II-8 of this Registration
         Statement).

----------

* Previously filed with Registration Statement No. 333-102644 and incorporated by reference herein.

** To be filed by amendment.